           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 29, 2005

                                  $562,472,200
                                (Approximate)(1)

                   Asset-Backed Certificates, Series 2005-12


                         GSAA HOME EQUITY TRUST 2005-12
                                     Issuer

                          GS MORTGAGE SECURITIES CORP.
                                   Depositor

                             WELLS FARGO BANK, N.A.
                                Master Servicer

                             WELLS FARGO BANK, N.A.
                            M&T MORTGAGE CORPORATION
                      COUNTRYWIDE HOME LOANS SERVICING LP
                                   Servicers

The following securities are being offered:

                  APPROXIMATE         PASS-
                 INITIAL CLASS       THROUGH                         RATINGS
CLASS              PRINCIPAL          RATE            TYPE        (S&P/MOODY'S)
-------------------------------------------------------------------------------
AV-1              $253,054,000     Variable(2)       Senior          AAA/Aaa
AF-2              $ 21,174,000     4.97160%(3)       Senior          AAA/Aaa
AF-3              $ 18,492,000     5.06940%(4)       Senior          AAA/Aaa
AF-3W             $ 75,000,000     4.99900%(5)       Senior          AAA/Aaa
AF-4              $ 64,211,000     5.34387%(6)       Senior          AAA/Aaa
AF-5              $ 42,067,000     5.65845%(7)       Senior          AAA/Aaa
AF-6              $ 52,666,000     5.17605%(8)       Senior          AAA/Aaa
 M-1              $  7,105,000     5.44765%(9)     Subordinate       AA+/Aa1
 M-2              $  7,105,000    5.54697%(10)     Subordinate       AA+/Aa2
 M-3              $  3,979,000    5.59657%(11)     Subordinate        AA/Aa3
 M-4              $  3,694,000    5.69603%(12)     Subordinate        AA-/A1
 M-5              $  3,694,000    5.79545%(13)     Subordinate        A+/A2
 M-6              $  2,842,000    5.94437%(14)     Subordinate         A/A3
 B-1              $  2,558,000    6.09089%(15)     Subordinate       A-/Baa1
 B-2              $  1,989,000    6.10000%(16)     Subordinate      BBB+/Baa2
 B-3              $  2,842,000    6.10000%(17)     Subordinate       BBB/Baa3
 R-1              $        100       N/A(18)     Senior/Residual     AAA/Aaa
 R-2              $        100       N/A(18)     Senior/Residual     AAA/Aaa

------------------------------------------------

Footnotes appear on the following page.

GSAA Home Equity Trust 2005-12 will issue eighteen classes of offered certificates. Each class of certificates will receive monthly distributions of interest and/or principal. The table above contains a list of the classes of offered certificates, including the initial class principal balance, pass-through rate, and special characteristics of each class.

Financial Security Assurance Inc. will issue an irrevocable and unconditional financial guaranty insurance policy that will guarantee timely distributions of interest and specified distributions of principal on the Class AF-3W certificates.

                                   [FSA Logo]

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately 99.90% of the class principal balance of the offered certificates before deducting expenses. The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              GOLDMAN, SACHS & CO.

           The date of this prospectus supplement is October 25, 2005


--------------------------------------------------------------------------------
 CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE PROSPECTUS.

 The certificates will represent interests in GSAA Home Equity Trust 2005-12 and will not represent interests in or obligations of GS Mortgage Securities Corp., the underwriter, the master servicer, the securities administrator, the servicers, the responsible parties, the trustee or any of their respective affiliates.

 This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

------------------

(1)    Subject to variance of +/- 5%.

(2) The Class AV-1 certificates will have a pass-through rate equal to the lesser of (i) one month LIBOR plus 0.13000% and (ii) the WAC Cap, as described in this prospectus supplement.

(3) The Class AF-2 certificates will have a pass-through rate equal to the lesser of (i) 4.97160% and (ii) the WAC Cap.

(4) The Class AF-3 certificates will have a pass-through rate equal to the lesser of (i) 5.06940% and (ii) the WAC Cap.

(5) The Class AF-3W certificates will have a pass-through rate equal to the lesser of (i) 4.99900% and (ii) the WAC Cap.

(6) The Class AF-4 certificates will have a pass-through rate equal to the lesser of (i) 5.34387% and (ii) the WAC Cap.

(7) The Class AF-5 certificates will have a pass-through rate equal to the lesser of (i) 5.65845% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(8) The Class AF-6 certificates will have a pass-through rate equal to the lesser of (i) 5.17605% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(9) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) 5.44765% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(10) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) 5.54697% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(11) The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) 5.59657% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(12) The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) 5.69603% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(13) The Class M-5 certificates will have a pass-through rate equal to the lesser of (i) 5.79545% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(14) The Class M-6 certificates will have a pass-through rate equal to the lesser of (i) 5.94437% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(15) The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) 6.09089% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(16) The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) 6.10000% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(17) The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) 6.10000% (plus 0.50% per annum after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(18) The Class R-1 and Class R-2 certificates are not entitled to receive any distributions of interest.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES CONTAINED IN THIS PROSPECTUS SUPPLEMENT VARIES FROM THE DESCRIPTION CONTAINED IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

     Words that appear in boldface type in this prospectus supplement and in the prospectus are either defined in the "Glossary of Terms" beginning on page S-103 of this prospectus supplement, or have the meanings given to them on the page indicated in the "Index" beginning on page 118 of the prospectus.

                 TABLE OF CONTENTS

SUMMARY INFORMATION...............................S-6
RISK FACTORS.....................................S-11
TRANSACTION OVERVIEW.............................S-27
     Parties.....................................S-27
     The Transaction.............................S-28
THE MORTGAGE LOAN POOL...........................S-28
     General.....................................S-28
     The Mortgage Loans..........................S-29
     Prepayment Premiums.........................S-30
     Wells Fargo Underwriting Guidelines.........S-30
     FNBN Underwriting Guidelines................S-32
     Goldman Sachs Mortgage Conduit Program......S-34
     Credit Scores...............................S-36
THE MASTER SERVICER..............................S-36
     General.....................................S-36
     Compensation of the Master Servicer.........S-36
     Indemnification and Third Party Claims......S-37
     Limitation on Liability of the Master
       Servicer..................................S-38
     Assignment or Delegation of Duties by the
       Master Servicer; Resignation..............S-38
     Master Servicer Events of Default; Waiver;
       Termination...............................S-39
     Assumption of Master Servicing by Trustee...S-40
THE SERVICERS....................................S-40
     General.....................................S-40
     Wells Fargo Bank, N.A.......................S-41
     M&T Mortgage Corporation....................S-42
     Countrywide Home Loans Servicing LP.........S-43
THE SECURITIES ADMINISTRATOR.....................S-45
THE TRUSTEE......................................S-45
DESCRIPTION OF THE CERTIFICATES..................S-46
     Book-Entry Registration.....................S-46
     Definitive Certificates.....................S-50
     Assignment of the Mortgage Loans............S-50
     Delivery of Mortgage Loan Documents.........S-51
     Representations and Warranties Relating to
       the Mortgage Loans........................S-52
     Payments on the Mortgage Loans..............S-55
     Distributions...............................S-57
     Priority of Distributions Among
       Certificates..............................S-57
     Distributions of Interest and Principal.....S-57
     Calculation of One-Month LIBOR..............S-63
     Excess Reserve Fund Account.................S-63
     Overcollateralization Provisions............S-64
     Reports to Certificateholders...............S-65
THE AGREEMENTS...................................S-66
     General.....................................S-66
     Servicing Standard..........................S-66
     Servicing and Trustee Fees and Other
       Compensation and Payment of Expenses......S-66
     P&I Advances and Servicing Advances.........S-66
     Prepayment Interest Shortfalls..............S-67
     Servicer Reports............................S-68
     Collection and Other Servicing Procedures...S-68
     Hazard Insurance............................S-69
     Primary Mortgage Insurance..................S-69
     Optional Repurchase of Delinquent Mortgage
       Loans.....................................S-70
     The Trustee, the Securities Administrator
       and the Custodians........................S-70
     Servicer Events of Default..................S-70
     Rights upon Servicer Event of Default.......S-71
     Termination; Optional Clean-Up Call.........S-71
     Certain Matters Regarding the Depositor and
       the Trustee...............................S-72
     Amendment...................................S-73
     Voting Rights of the Class AF-3W
       Certificate Insurer.......................S-74
     Certain Matters Regarding the Servicers.....S-74
THE CLASS AF-3W CERTIFICATE INSURANCE POLICY.....S-75
THE CLASS AF-3W CERTIFICATE INSURER..............S-77
     General.....................................S-77
     Reinsurance.................................S-77
     Ratings.....................................S-78
     Capitalization..............................S-78
     Incorporation of Certain Documents by
       Reference.................................S-78
     Insurance Regulation........................S-79
PREPAYMENT AND YIELD CONSIDERATIONS..............S-79
     Structuring Assumptions.....................S-79
     Defaults in Delinquent Payments.............S-82
     Prepayment Considerations and Risks.........S-82
     Overcollateralization Provisions............S-83
     Subordinated Certificates...................S-84

     Weighted Average Lives of the Offered
       Certificates..............................S-84
     Decrement Tables............................S-85
     Prepayment Scenarios........................S-85
     WAC Cap.....................................S-94
     Last Scheduled Distribution Date............S-95
FEDERAL INCOME TAX CONSEQUENCES..................S-95
     General.....................................S-95
     Taxation of Regular Interests...............S-96
     Status of the Principal Certificates........S-96
     The Basis Risk Contract Components..........S-96
     Other Matters...............................S-97
     Residual Certificates.......................S-97
STATE AND LOCAL TAXES............................S-98
ERISA CONSIDERATIONS.............................S-98
LEGAL INVESTMENT................................S-100
METHOD OF DISTRIBUTION..........................S-100
EXPERTS.........................................S-101
LEGAL MATTERS...................................S-101
RATINGS.........................................S-101
GLOSSARY OF TERMS...............................S-103

ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX
  DOCUMENTATION REQUIREMENTS......................I-1
SCHEDULE A - STRUCTURAL AND COLLATERAL
  TERM SHEET......................................A-1

                               SUMMARY INFORMATION

     The following summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.

     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.


THE OFFERED CERTIFICATES

     The GSAA Home Equity Trust 2005-12 will issue the Asset-Backed Certificates, Series 2005-12. Eighteen classes of the certificates - the Class AV-1, Class AF-2, Class AF-3, Class AF-3W, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class R-1 and Class R-2 certificates - are being offered to you by this prospectus supplement and are sometimes referred to as the "offered certificates" in this prospectus supplement. The Class R-1 and Class R-2 certificates are sometimes referred to as "residual certificates" in this prospectus supplement. The Class AV-1, Class AF-2, Class AF-3, Class AF-3W, Class AF-4, Class AF-5 and Class AF-6 certificates are sometimes referred to as the "Class A certificates" in this prospectus supplement. The Class AV-1 certificates are sometimes referred to as the "LIBOR certificates" in this prospectus supplement. The Class AF-2, Class AF-3, Class AF-3W, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, together with the Class B-4 certificates, are sometimes referred to as the "fixed rate certificates" in this prospectus supplement. The LIBOR certificates and the fixed rate certificates are sometimes referred to as the "principal certificates" in this prospectus supplement.

     The offered certificates represent interests in all of the mortgage loans in the trust.

THE OTHER CERTIFICATES

     The trust will also issue three other classes of certificates - the Class B-4, Class X and Class P certificates - that are not being offered by this prospectus supplement.

     The Class B-4 certificates will have an initial certificate principal balance of approximately $3,126,000. The Class B-4 certificates initially evidence an interest of approximately 0.55% of the scheduled principal balance of the mortgage loans in the trust, as of the cut-off date.

     The Class X certificates will represent the right to certain excess interest payments and any overcollateralization for the principal certificates. The Class X certificates initially evidence an interest of approximately 0.50% of the scheduled principal balance of the mortgage loans in the trust.

     The Class P certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

     On or about October 28, 2005.

CUT-OFF DATE

     October 1, 2005.

DISTRIBUTIONS

     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in November 2005, to the holders of record on the preceding record date.

     The record date for the offered certificates (other than the residual certificates) for any distribution date will be the last business day of the applicable interest accrual period, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs. The residual certificates will be offered only in definitive form and the record date for the residual certificates will be the last business day of the month preceding the month in which the related distribution date occurs.

PAYMENTS OF INTEREST

     The pass-through rate for the LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to a cap on that pass-through rate. Interest will accrue on the LIBOR certificates on the basis of a 360 day year and the actual number of days elapsed in the applicable interest accrual period.

     The interest accrual period for the LIBOR certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

     The pass-through rate for each class of fixed rate certificates will be equal to a fixed interest rate, subject to a cap on that pass-through rate. The pass-through rates on the Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will increase by 50 basis points (0.50%) per annum on the first day of the interest accrual period for the distribution date after the date on which the optional clean-up call is first exercisable. Interest will accrue on the fixed rate certificates on the basis of a 360 day year and 30 days elapsed in the applicable interest accrual period. See "Description of the Certificates--Distributions of Interest and Principal" and "The Agreements--Termination; Optional Clean-Up Call" in this prospectus supplement.

     The interest accrual period for the fixed rate certificates for any distribution date will be the calendar month preceding the month in which the distribution date occurs.

     The residual certificates will not be entitled to any distributions of interest.

PAYMENTS OF PRINCIPAL

     Principal will be paid on the principal certificates on each distribution date as described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the principal certificates consists solely of:

     o an initial overcollateralization amount of approximately 0.50% of the scheduled principal balance of the mortgage loans as of the cut-off date,

     o the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

     o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates,

     o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding, and

     o with respect to the Class AF-3W certificates only, a financial guaranty insurance policy issued by Financial Security Assurance Inc., which will guarantee certain payments of interest and principal to the Class AF-3W certificateholders.

THE CLASS AF-3W CERTIFICATE INSURANCE POLICY

     The Class AF-3W certificate insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class AF-3W certificates, which we refer to in this prospectus supplement as the "Class AF-3W certificate insurance policy". The effect of the Class AF-3W certificate insurance policy is to guarantee the timely payment of certain payments of interest on, and specified distributions of principal of, the Class AF-3W certificates, including the ultimate payment of the principal amount of the Class AF-3W certificates. No other class of certificates will benefit from the Class AF-3W certificate insurance policy.

     For information about Financial Security Assurance Inc. and for a more detailed discussion of the Class AF-3W certificate insurance policy, see "The Class AF-3W Certificate Insurer" and "The Class AF-3W Certificate Insurance Policy" in this prospectus supplement.

THE MORTGAGE LOANS

     The mortgage loans to be included in the trust will be Alt-A type, fixed-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from Wells Fargo Bank, N.A., First National Bank of Nevada and various other mortgage loan sellers through the Goldman Sachs Mortgage Conduit Program. Each of Wells Fargo Bank, N.A. and First National Bank of Nevada has made certain representations and warranties with respect to their respective mortgage loans. Goldman Sachs Mortgage Company will make certain representations and warranties with respect to the mortgage loans, including the mortgage loans in the Goldman Sachs Mortgage Conduit Program.

     On the closing date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the cut-off date was approximately $568,445,584.

     The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 348 months as of the cut-off date, and have the following approximate characteristics:

SELECTED MORTGAGE LOAN POOL DATA(1)

Scheduled Principal Balance:              $568,445,584
Number of Mortgage Loans:                        2,919
Average Scheduled Principal Balance:          $194,740
Interest-Only Loans:                            12.36%
Weighted Average Gross Interest Rate:           6.709%
Weighted Average Net Interest Rate(2):          6.284%
Non-zero Weighted Average FICO Score:              690
Weighted Average Original LTV Ratio:            79.08%
Weighted Average Stated Remaining Term
(months):                                          348
Weighted Average Seasoning (months):                 5

-----------------

(1) All weighted averages calculated in this table are percentages of scheduled principal balances as of the cut-off date.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing fee rate and any lender-paid mortgage insurance.

     For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

     The mortgage loans will be serviced or subserviced by Wells Fargo Bank, N.A., M&T Mortgage Corporation and Countrywide Home Loans Servicing LP. Wells Fargo Bank, N.A. will service approximately 73.56% of the mortgage loans, M&T Mortgage Corporation will service approximately 20.77% of the mortgage loans and Countrywide Home Loans Servicing LP will service or subservice approximately 5.67% of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the holders of the certificates and the Class AF-3W certificate insurer.

     Wells Fargo Bank, N.A. will function as the master servicer and will be required to monitor the performance of the servicers pursuant to the master servicing and trust agreement. Wells Fargo Bank, N.A., acting as the securities administrator, may perform certain functions and services of the trustee, which are described in this prospectus supplement. See "The Agreements" in this prospectus supplement.

     The depositor, or an affiliate of the depositor, will retain certain rights relating to the servicing of certain of the mortgage loans serviced by Countrywide Home Loans Servicing LP, including the right to terminate Countrywide

Home Loans Servicing LP at any time, without cause. See "The
Servicers--General".

OPTIONAL TERMINATION OF THE TRUST

     The master servicer may, at its option, purchase all of the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate stated principal balance of all of the mortgage loans as of the last day of the relevant due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. The Class AF-3W certificate insurer may, at its option, purchase the mortgage loans and terminate the trust if the master servicer does not exercise the option by the third distribution date following the distribution date on which it is first exercisable. The proceeds of such sale will be distributable to each outstanding class of the principal certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

ADVANCES

     Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. The master servicer, acting as backup servicer, will be required to advance its own funds to make advances if a servicer fails to do so (unless the master servicer deems the advances to be nonrecoverable) as required under the master servicing and trust agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee scheduled interest and principal payments or insure against losses.

ERISA CONSIDERATIONS

     Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates (other than the residual certificates) may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Sales of the residual certificates to such plans or retirement arrangements are prohibited.

FEDERAL TAX ASPECTS

     Cadwalader, Wickersham & Taft LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

     o portions of the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes;

     o the principal certificates and the Class X certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC;

     o the Class R-2 certificates will represent the beneficial ownership of the residual interest in the lower-tier REMIC that will hold the mortgage loans;

     o the Class R-1 certificates will represent the beneficial ownership of the residual interest in the upper-tier REMIC formed pursuant to the master servicing and trust agreement; and

     o the rights of the principal certificates to receive payments of basis risk carry forward amounts will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation Section 1.860G-2(i).

     As of the closing date, we expect the interests in certain basis risk carry forward amounts to have a de minimis value. See "Federal Income Tax Consequences" in this prospectus supplement.

LEGAL INVESTMENT

     The Class AV-1, Class AF-2, Class AF-3, Class AF-3W, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class R-1 and Class R-2 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended - commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or another nationally recognized statistical rating organization. The Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

RATINGS

     In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and Moody's Investors Service, Inc.:

         CLASS                 S&P           MOODY'S
         -----                 ---           -------
AV-1.................          AAA             Aaa
AF-2.................          AAA             Aaa
AF-3.................          AAA             Aaa
AF-3W................          AAA             Aaa
AF-4.................          AAA             Aaa
AF-5.................          AAA             Aaa
AF-6.................          AAA             Aaa
M-1..................          AA+             Aa1
M-2..................          AA+             Aa2
M-3..................           AA             Aa3
M-4..................          AA-              A1
M-5..................           A+              A2
M-6..................           A               A3
B-1..................           A-             Baa1
B-2..................          BBB+            Baa2
B-3..................          BBB             Baa3
R-1..................          AAA             Aaa
R-2..................          AAA             Aaa

     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

     THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

     ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE OF OCTOBER 1, 2005.

LESS STRINGENT UNDERWRITING              The mortgage loans were made, in part,
STANDARDS AND THE RESULTANT              to borrowers who, for one reason or
POTENTIAL FOR DELINQUENCIES ON           another, are not able, or do not wish,
THE MORTGAGE LOANS COULD                 to obtain financing from traditional
LEAD TO LOSSES ON YOUR                   sources. These mortgage loans may be
CERTIFICATES                             considered to be of a riskier nature
                                         than mortgage loans made by traditional
                                         sources of financing, so that the
                                         holders of the certificates may be
                                         deemed to be at greater risk of loss
                                         than if the mortgage loans were made to
                                         other types of borrowers.

                                         The underwriting standards used in the
                                         origination of the mortgage loans held
                                         by the trust are generally less
                                         stringent than those of Fannie Mae or
                                         Freddie Mac. As a result of this less
                                         stringent approach to underwriting, the
                                         mortgage loans purchased by the trust
                                         may experience higher rates of
                                         delinquencies, defaults and
                                         foreclosures than mortgage loans
                                         underwritten in a manner which is more
                                         similar to the Fannie Mae and Freddie
                                         Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE          Different geographic regions of the
MORTGAGE LOANS IN PARTICULAR             United States from time to time will
JURISDICTIONS MAY RESULT                 experience weaker regional economic
IN GREATER LOSSES IF THOSE               conditions and housing markets, and,
JURISDICTIONS EXPERIENCE ECONOMIC        consequently, may experience higher
DOWNTURNS                                rates of loss and delinquency on
                                         mortgage loans generally. Any
                                         concentration of the mortgage loans in
                                         a region may present risk
                                         considerations in addition to those
                                         generally present for similar
                                         mortgage-backed securities without that
                                         concentration. This may subject the
                                         mortgage loans held by the trust to the
                                         risk that a downturn in the economy in
                                         this region of the country would more
                                         greatly affect the pool than if the
                                         pool were more diversified.

                                         In particular, the following
                                         approximate percentages of mortgage
                                         loans were secured by mortgaged
                                         properties located in the following
                                         states:

                                             California     Florida     New York
                                             ----------     -------     --------

                                             18.85%         11.65%      7.96%

                                         Because of the relative geographic
                                         concentration of the mortgaged
                                         properties within the certain states,
                                         losses on the mortgage loans may be
                                         higher than would be the case if the
                                         mortgaged properties were more
                                         geographically diversified. For
                                         example, some of the mortgaged
                                         properties may be more susceptible to
                                         certain types of
                                         special hazards, such as earthquakes,
                                         hurricanes, wildfires, floods, and
                                         other natural disasters and major civil
                                         disturbances, than residential
                                         properties located in other parts of
                                         the country.

                                         Approximately 2.37% of the mortgage
                                         loans are secured by mortgaged
                                         properties that are located in areas in
                                         Alabama, Florida, Louisiana,
                                         Mississippi and Texas designated for
                                         individual assistance by the Federal
                                         Emergency Management Agency, or FEMA,
                                         due to Hurricane Katrina, Hurricane
                                         Rita and Hurricane Wilma. The depositor
                                         has not been able to determine whether,
                                         and the extent to which, any of the
                                         mortgaged properties securing these
                                         loans have been affected by Hurricane
                                         Katrina, Hurricane Rita and Hurricane
                                         Wilma. In selecting mortgage loans for
                                         inclusion in the trust, the depositor
                                         did not include mortgage loans secured
                                         by properties in certain of the areas
                                         designated by FEMA for individual
                                         assistance.

                                         Goldman Sachs Mortgage Company will
                                         represent and warrant, to its
                                         knowledge, as of the closing date that
                                         each mortgaged property was not damaged
                                         by waste, fire, earthquake or earth
                                         movement, windstorm, flood, tornado or
                                         other casualty so as to affect
                                         adversely the value of the mortgaged
                                         property as security for the mortgage
                                         loan or the use for which the premises
                                         were intended. In the event of a
                                         material breach of this representation
                                         and warranty, determined without regard
                                         to whether Goldman Sachs Mortgage
                                         Company had knowledge of any such
                                         damage, Goldman Sachs Mortgage Company
                                         will be required to cure, substitute
                                         for or repurchase the affected mortgage
                                         loan in the manner and to the extent
                                         described in this prospectus
                                         supplement. Any such repurchase will
                                         have the same effect as a prepayment of
                                         a mortgage loan, as further described
                                         in this prospectus supplement. Any
                                         damage to a property that secures a
                                         mortgage loan in the trust occurring
                                         after the closing date will not be a
                                         breach of this representation and
                                         warranty.

                                         Approximately 18.85% of the mortgage
                                         loans are secured by mortgaged
                                         properties that are located in
                                         California. Property in California may
                                         be more susceptible than homes located
                                         in other parts of the country to
                                         certain types of uninsurable hazards,
                                         such as earthquakes, floods, mudslides
                                         and other natural disasters.

                                         In addition, the economies of the
                                         states with high concentrations of
                                         mortgaged properties may be adversely
                                         affected to a greater degree than the
                                         economies of other areas of the country
                                         by certain regional developments. If
                                         the residential real estate markets in
                                         an area of concentration experience an
                                         overall decline in property values
                                         after the dates of origination of the
                                         respective mortgage loans, then the
                                         rates of delinquencies, foreclosures
                                         and losses on the mortgage loans may
                                         increase and the increase may be
                                         substantial.

                                         The concentration of mortgage loans
                                         with specific characteristics relating
                                         to the types of properties, property
                                         characteristics, and geographic
                                         location are likely to change over
                                         time. Principal payments may affect the
                                         concentration levels. Principal
                                         payments could include voluntary
                                         prepayments and prepayments resulting
                                         from casualty or condemnation, defaults
                                         and liquidations and from repurchases
                                         due to breaches of representations and
                                         warranties. Because principal payments
                                         on the mortgage loans are payable to
                                         the subordinated certificates at a
                                         slower rate than principal payments are
                                         made to the Class A certificates, the
                                         subordinated certificates are more
                                         likely to be exposed to any risks
                                         associated with changes in
                                         concentrations of mortgage loan or
                                         property characteristics.

EFFECT ON YIELDS CAUSED BY               Mortgagors may prepay their mortgage
PREPAYMENTS, DEFAULTS AND LOSSES         loans in whole or in part at any time.
                                         A prepayment of a mortgage loan
                                         generally will result in aprepayment on
                                         the certificates. We cannot predict the
                                         rate at which mortgagors will repay
                                         their mortgage loans. We cannot assure
                                         you that the actual prepayment rates of
                                         the mortgage loans included in the
                                         trust will conform to any historical
                                         prepayment rates or any forecasts of
                                         prepayment rates described or reflected
                                         in any reports or studies relating to
                                         pools of mortgage loans similar to the
                                         types of mortgage loans included in the
                                         trust.

                                         If you purchase your certificates at a
                                         discount and principal is repaid slower
                                         than you anticipate, then your yield
                                         may be lower than you anticipate.

                                         If you purchase your certificates at a
                                         premium and principal is repaid faster
                                         than you anticipate, then your yield
                                         may be lower than you anticipate.

                                         The rate of prepayments on the mortgage
                                         loans will be sensitive to prevailing
                                         interest rates. Generally, if
                                         prevailing interest rates decline
                                         significantly below the interest rates
                                         on the mortgage loans, the mortgage
                                         loans are more likely to prepay than if
                                         prevailing rates remain above the
                                         interest rates on the mortgage loans.
                                         Conversely, if prevailing interest
                                         rates rise significantly, prepayments
                                         on the mortgage loans may decrease.

                                         Approximately 58.29% of the mortgage
                                         loans require the mortgagor to pay a
                                         prepayment premium in certain instances
                                         if the mortgagor prepays the mortgage
                                         loan during a stated period, which may
                                         be from six months to five years after
                                         the mortgage loan was originated. A
                                         prepayment premium may or may not
                                         discourage a mortgagor from prepaying
                                         the related mortgage loan during the
                                         applicable period.

                                         The responsible parties (Wells Fargo
                                         Bank, N.A., First National Bank of
                                         Nevada and Goldman Sachs Mortgage
                                         Company) may be required to purchase
                                         mortgage loans from the trust in the
                                         event certain breaches of their
                                         respective representations and
                                         warranties occur and have not been
                                         cured. These purchases will have the
                                         same effect on the holders of the
                                         principal certificates as a prepayment
                                         of those mortgage loans.

                                         Certain persons identified in this
                                         prospectus supplement may, at their
                                         option, purchase all of the mortgage
                                         loans and terminate the trust on any
                                         distribution date when the aggregate
                                         stated principal balance of the
                                         mortgage loans as of the last day of
                                         the related due period is equal to or
                                         less than 10% of the aggregate stated
                                         principal balance of all of the
                                         mortgage loans as of the cut-off date.

                                         If the rate of default or the amount of
                                         losses on the mortgage loans is higher
                                         than you expect, then your yield may be
                                         lower than you expect.

                                         As a result of the absorption of
                                         realized losses on the mortgage loans
                                         by excess interest and
                                         overcollateralization as described in
                                         this prospectus supplement,
                                         liquidations of defaulted mortgage
                                         loans, whether or not realized losses
                                         are incurred upon the liquidations,
                                         will result in an earlier return of
                                         principal to the principal certificates
                                         and will influence the yield on the
                                         principal certificates in a manner
                                         similar to the manner in which
                                         principal prepayments on the mortgage
                                         loans will influence the yield on the
                                         principal certificates.

                                         The overcollateralization provisions
                                         are intended to result in an
                                         accelerated rate of principal
                                         distributions to holders of the
                                         principal certificates then entitled to
                                         principal distributions at any time
                                         that the overcollateralization provided
                                         by the mortgage loan pool falls below
                                         the required level. An earlier return
                                         of principal to the holders of the
                                         principal certificates as a result of
                                         the overcollateralization provisions
                                         will influence the yield on the
                                         principal certificates in a manner
                                         similar to the manner in which
                                         principal prepayments on the mortgage
                                         loans will influence the yield on the
                                         principal certificates.

                                         The multiple class structure of the
                                         principal certificates causes the yield
                                         of certain classes of the principal
                                         certificates to be particularly
                                         sensitive to changes in the rates of
                                         prepayments of mortgage loans. Because
                                         distributions of principal will be made
                                         to the classes of principal
                                         certificates according to the
                                         priorities described in this prospectus
                                         supplement, the yield to maturity on
                                         those classes of principal certificates
                                         will be sensitive to the rates of
                                         prepayment on the mortgage loans
                                         experienced both before and after the
                                         commencement of principal distributions
                                         on those classes. In particular, the
                                         subordinated certificates (the Class
                                         M-1, Class M-2, Class M-3, Class M-4,
                                         Class M-5, Class M-6, Class B-1, Class
                                         B-2, Class B-3 and Class B-4
                                         certificates) do not receive any
                                         portion of the amount of principal
                                         payable to the principal certificates
                                         prior to the distribution date in
                                         November 2008 (unless the aggregate
                                         certificate principal balance of the
                                         Class A certificates has been reduced
                                         to zero). Thereafter, subject to the
                                         loss and delinquency performance of the
                                         mortgage loan pool, the subordinated
                                         certificates may continue to receive no
                                         portion of the amount of principal then
                                         payable to the principal certificates
                                         (unless the aggregate certificate
                                         principal balance of the Class A
                                         certificates has been reduced to zero).
                                         The weighted average lives of the
                                         subordinated certificates will
                                         therefore be longer than would
                                         otherwise be the case. The effect on
                                         the market value of the subordinated
                                         certificates of changes in market
                                         interest rates or market yields for
                                         similar securities may be greater than
                                         for the Class A certificates.

                                         The value of your certificates may be
                                         reduced if the rate of default or the
                                         amount of losses is higher than
                                         expected.

                                         If the performance of the mortgage
                                         loans is substantially worse than
                                         assumed by the rating agencies, the
                                         ratings of any class of certificates
                                         may be lowered in the future. This
                                         would probably reduce the value of
                                         those certificates. No one will be
                                         required to supplement
                                         any credit enhancement or to take any
                                         other action to maintain any rating of
                                         the certificates.

                                         Newly originated mortgage loans may be
                                         more likely to default, which may cause
                                         losses on the offered certificates.

                                         Defaults on mortgage loans tend to
                                         occur at higher rates during the early
                                         years of the mortgage loans.
                                         Substantially all of the mortgage loans
                                         have been originated within eight
                                         months prior to their sale to the
                                         trust. As a result, the trust may
                                         experience higher rates of default than
                                         if the mortgage loans had been
                                         outstanding for a longer period of
                                         time.

                                         The credit enhancement features may be
                                         inadequate to provide protection for
                                         the principal certificates.

                                         The credit enhancement features
                                         described in this prospectus supplement
                                         are intended to enhance the likelihood
                                         that holders of the Class A
                                         certificates, and to a limited extent,
                                         the holders of the Class M-1, Class
                                         M-2, Class M-3, Class M-4, Class M-5
                                         and Class M-6 certificates, and, to a
                                         lesser degree, the holders of the Class
                                         B-1, Class B-2, Class B-3 and Class B-4
                                         certificates, will receive regular
                                         payments of interest and principal.
                                         However, we cannot assure you that the
                                         applicable credit enhancement will
                                         adequately cover any shortfalls in cash
                                         available to pay your certificates as a
                                         result of delinquencies or defaults on
                                         the mortgage loans. If delinquencies or
                                         defaults occur on the mortgage loans,
                                         neither servicer nor any other entity
                                         will advance scheduled monthly payments
                                         of interest and principal on delinquent
                                         or defaulted mortgage loans if the
                                         advances are not likely to be
                                         recovered.

                                         If substantial losses occur as a result
                                         of defaults and delinquent payments on
                                         the mortgage loans, you may suffer
                                         losses even if you own Class A
                                         certificates.

                                         The Class AF-3W certificates will have
                                         the benefit of the Class AF-3W
                                         certificate insurance policy under
                                         which the Class AF-3W certificate
                                         insurer will guarantee the timely
                                         payment of certain payments of interest
                                         on, and specified distributions of
                                         principal of the Class AF-3W
                                         certificates, including the ultimate
                                         payment of the principal amount of the
                                         Class AF-3W certificates. The Class
                                         AF-3W certificate insurance policy will
                                         not guarantee shortfalls in interest
                                         resulting from the timing of
                                         prepayments, the application of the
                                         Servicemembers Civil Relief Act or any
                                         comparable state law, or shortfalls in
                                         interest resulting from the application
                                         of an interest rate cap on the
                                         pass-through rate for the Class AF-3W
                                         certificates. In addition, a default by
                                         the Class AF-3W certificate insurer
                                         would likely have an adverse effect on
                                         the value of the Class AF-3W
                                         certificates or on the likelihood of
                                         receipt of distributions in full by the
                                         Class AF-3W certificateholders. The
                                         other offered certificates will not
                                         have the benefit of any insurance
                                         policy.

INTEREST GENERATED BY THE                The weighted average of the interest
MORTGAGE LOANS MAY BE                    rates on the mortgage loans is expected
INSUFFICIENT TO MAINTAIN THE             to be higher than the pass-through
REQUIRED LEVEL OF                        rates on the principal certificates.
OVERCOLLATERALIZATION                    The mortgage loans are expected to
                                         generate more interest than is needed
                                         to pay interest owed on the principal
                                         certificates and to pay certain fees
                                         and expenses of the trust. Any
                                         remaining interest generated by the
                                         mortgage loans will then be used to
                                         absorb losses that occur on the
                                         mortgage loans. After these financial
                                         obligations of the trust are covered,
                                         the available excess interest generated
                                         by the mortgage loans will be used to
                                         maintain overcollateralization at the
                                         required level determined as described
                                         in this prospectus supplement. We
                                         cannot assure you, however, that enough
                                         excess interest will be generated to
                                         absorb losses or to maintain the
                                         required level of
                                         overcollateralization. The factors
                                         described below, as well as the factors
                                         described in the next Risk Factor, will
                                         affect the amount of excess interest
                                         that is available to maintain the
                                         required level of
                                         overcollateralization.

                                         Every time a mortgage loan is prepaid
                                         in full, excess interest may be reduced
                                         because the mortgage loan will no
                                         longer be outstanding and generating
                                         interest. In the event of a partial
                                         prepayment, the mortgage loan will be
                                         generating less interest.

                                         Every time a mortgage loan is
                                         liquidated or written off, excess
                                         interest may be reduced because those
                                         mortgage loans will no longer be
                                         outstanding and generating interest.

                                         If the rates of delinquencies, defaults
                                         or losses on the mortgage loans turn
                                         out to be higher than expected, excess
                                         interest will be reduced by the amount
                                         necessary to compensate for any
                                         shortfalls in cash available to make
                                         required distributions on the principal
                                         certificates.

                                         The weighted average of the
                                         pass-through rates for the LIBOR
                                         certificates may increase as a result
                                         of changes in the one-month LIBOR index
                                         on which the pass-through rate of each
                                         of the LIBOR certificates is
                                         determined, or for the related classes
                                         of principal certificates, as a result
                                         of increases in the pass-through rates
                                         for the principal certificates after
                                         the first distribution date on which
                                         the optional clean-up call is
                                         exercisable. Any increase in the amount
                                         of interest required to be applied to
                                         pay interest on the principal
                                         certificates will reduce the amount of
                                         excess interest available to absorb
                                         losses or to maintain the required
                                         level of overcollateralization.

                                         If prepayments, defaults and
                                         liquidations occur more rapidly on the
                                         mortgage loans with relatively higher
                                         interest rates than on the mortgage
                                         loans with relatively lower interest
                                         rates, the amount of excess interest
                                         generated by the mortgage loans will be
                                         less than would otherwise be the case.

                                         Investors in the principal
                                         certificates, and particularly the
                                         Class B-1, Class B-2, Class B-3 and
                                         Class B-4 certificates, should consider
                                         the risk that the overcollateralization
                                         may not be sufficient to protect your
                                         certificates from losses.

EFFECT OF INTEREST RATES AND             The LIBOR certificates accrue interest
OTHER FACTORS ON THE                     at a pass-through rate based on the
PASS-THROUGH RATES OF THE                one-month LIBOR index plus a specified
PRINCIPAL CERTIFICATES                   margin, but that pass-through rate is
                                         subject to a cap based on the weighted
                                         average of the interest rates on the
                                         mortgage loans, net of the rate of
                                         certain fees and expenses of the trust.

                                         The fixed rate certificates accrue
                                         interest at a fixed rate, but are also
                                         subject to a cap based on the weighted
                                         average of the interest rates on the
                                         mortgage loans, net of the rate of
                                         certain fees and expenses of the trust.

                                         A variety of factors, in addition to
                                         those described in the previous Risk
                                         Factor, could limit the pass-through
                                         rates and adversely affect the yield to
                                         maturity on the principal certificates.
                                         Some of these factors are described
                                         below.

                                         The pass-through rate for the LIBOR
                                         certificates adjusts monthly and is
                                         subject to a maximum interest rate cap
                                         while the interest rates on the
                                         mortgage loans do not adjust.
                                         Consequently, the limit on the
                                         pass-through rate for the LIBOR
                                         certificates may limit increases in the
                                         pass-through rate for those
                                         certificates for extended periods in a
                                         rising interest rate environment.

                                         If prepayments, defaults and
                                         liquidations occur more rapidly on the
                                         mortgage loans with relatively higher
                                         interest rates than on the mortgage
                                         loans with relatively lower interest
                                         rates, the pass-through rates on the
                                         principal certificates are more likely
                                         to be limited.

                                         If the pass-through rates on the
                                         principal certificates are limited for
                                         any distribution date due to a cap
                                         based on the weighted average net
                                         interest rates of the mortgage loans,
                                         the resulting interest shortfalls may
                                         be recovered by the holders of these
                                         certificates on the same distribution
                                         date or on future distribution dates on
                                         a subordinated basis to the extent that
                                         on that distribution date or future
                                         distribution dates there are available
                                         funds remaining after certain other
                                         distributions on the principal
                                         certificates and the payment of certain
                                         fees and expenses of the trust.

                                         The Class AF-3W certificate insurance
                                         policy does not cover shortfalls in
                                         interest on Class AF-3W certificates
                                         that result from the foregoing factors.

PREPAYMENTS ON THE MORTGAGE              When a voluntary principal prepayment
LOANS COULD LEAD TO SHORTFALLS           is made by the mortgagor on a mortgage
IN THE DISTRIBUTION OF INTEREST          loan (excluding any payments made upon
ON YOUR CERTIFICATES                     liquidation of any mortgage loan),
                                         the mortgagor is charged interest on
                                         the amount of prepaid principal only up
                                         to the date of the prepayment, instead
                                         of for a full month. However, principal
                                         prepayments will only be passed through
                                         to the holders of the certificates once
                                         a month on the distribution date which
                                         follows the prepayment period in which
                                         the prepayment was received by the
                                         applicable servicer. In the event the
                                         timing of any voluntary prepayments in
                                         full or in part would cause there to be
                                         less than one full month's interest, at
                                         the applicable net mortgage interest
                                         rates, available to be distributed to
                                         certificateholders with respect to the
                                         prepaid mortgage loans, the applicable
                                         servicer is obligated to pay an amount,
                                         without any right of reimbursement, for
                                         those shortfalls in interest
                                         collections payable on
                                         the certificates that are attributable
                                         to the difference between the interest
                                         paid by a mortgagor in connection with
                                         those voluntary principal prepayments
                                         in full or in part and thirty days'
                                         interest on the prepaid mortgage loan,
                                         but, in the case of Countrywide Home
                                         Loans Servicing LP, only to the extent
                                         of one-half of the applicable monthly
                                         servicing fee for the related
                                         distribution date.

                                         If a servicer fails to make such
                                         compensating interest payments or in
                                         the case of Countrywide Servicing, the
                                         shortfall exceeds half of the
                                         applicable monthly servicing fee for
                                         the related distribution date, there
                                         will be fewer funds available for the
                                         distribution of interest on the
                                         certificates. Such shortfalls of
                                         interest will result in a reduction of
                                         the yield on your certificates.

                                         The Class AF-3W certificate insurance
                                         policy does not cover shortfalls in
                                         interest on the Class AF-3W
                                         certificates that result from those
                                         shortfalls.

ADDITIONAL RISKS ASSOCIATED              The weighted average lives of, and the
WITH THE SUBORDINATED                    yields to maturity on, the Class M-1,
CERTIFICATES                             Class M-2, Class M-3, Class M-4, Class
                                         M-5, Class M-6, Class B-1, Class B-2,
                                         Class B-3 and Class B-4 certificates
                                         will be progressively more sensitive,
                                         in that order, to the rate and timing
                                         of mortgagor defaults and the severity
                                         of ensuing losses on the mortgage
                                         loans. If the actual rate and severity
                                         of losses on the mortgage loans is
                                         higher than those assumed by an
                                         investor in such certificates, the
                                         actual yield to maturity of such
                                         certificates may be lower than the
                                         yield anticipated by such holder based
                                         on such assumption. The timing of
                                         losses on the mortgage loans will also
                                         affect an investor's actual yield to
                                         maturity, even if the rate of defaults
                                         and severity of losses over the life of
                                         the mortgage loans are consistent with
                                         an investor's expectations. In general,
                                         the earlier a loss occurs, the greater
                                         the effect on an investor's yield to
                                         maturity. Realized losses on the
                                         mortgage loans, to the extent they
                                         exceed the amount of excess interest
                                         and overcollateralization following
                                         distributions of principal on the
                                         related distribution date, will reduce
                                         the certificate principal balance of
                                         the Class B-4, Class B-3, Class B-2,
                                         Class B-1, Class M-6, Class M-5, Class
                                         M-4, Class M-3, Class M-2 and Class M-1
                                         certificates, in that order. As a
                                         result of such reductions, less
                                         interest will accrue on such class of
                                         certificates than would otherwise be
                                         the case.

                                         Once a realized loss on a mortgage loan
                                         is allocated to a certificate, no
                                         principal or interest will be
                                         distributable with respect to such
                                         written down amount and the holder of
                                         the certificate will not be entitled to
                                         reimbursements for such lost interest
                                         or principal even if funds are
                                         available for reimbursement, except to
                                         the extent of any subsequent recoveries
                                         on liquidated mortgage loans after they
                                         have been liquidated. Any such funds
                                         will be allocated to the Class X
                                         certificates to the extent provided in
                                         the master servicing and trust
                                         agreement.

                                         Unless the aggregate certificate
                                         principal balance of the Class A
                                         certificates has been reduced to zero,
                                         the subordinated certificates will not
                                         be entitled to any principal
                                         distributions until November 2008 or a
                                         later date as described in this
                                         prospectus supplement, or during any
                                         period in which delinquencies or
                                         cumulative losses on the mortgage loans
                                         exceed certain levels. As a result, the
                                         weighted average lives of the
                                         subordinated certificates will be
                                         longer than would otherwise be the case
                                         if distributions of principal were
                                         allocated among all of the certificates
                                         at the same time. As a result of the
                                         longer weighted average lives of the
                                         subordinated certificates, the holders
                                         of those certificates have a greater
                                         risk of suffering a loss on their
                                         investments. Further, because those
                                         certificates might not receive any
                                         principal if certain delinquency levels
                                         occur, it is possible for those
                                         certificates to receive no principal
                                         distributions even if no losses have
                                         occurred on the mortgage loan pool.

                                         In addition, the multiple class
                                         structure of the subordinated
                                         certificates causes the yield of those
                                         classes to be particularly sensitive to
                                         changes in the rates of prepayment of
                                         the mortgage loans. Because
                                         distributions of principal will be made
                                         to the holders of those certificates
                                         according to the priorities described
                                         in this prospectus supplement, the
                                         yield to maturity on the classes of
                                         subordinated certificates will be
                                         sensitive to the rates of prepayment on
                                         the mortgage loans experienced both
                                         before and after the commencement of
                                         principal distributions on those
                                         classes. The yield to maturity on those
                                         classes of certificates will also be
                                         extremely sensitive to losses due to
                                         defaults on the mortgage loans (and the
                                         timing of those losses), to the extent
                                         such losses are not covered by excess
                                         interest, the overcollateralization or
                                         a class of subordinated certificates
                                         with a lower payment priority.
                                         Furthermore, as described in this
                                         prospectus supplement, the timing of
                                         receipt of principal and interest by
                                         the subordinated certificates may be
                                         adversely affected by losses even if
                                         such classes of certificates do not
                                         ultimately bear such loss.

                                         Finally, the effect on the market value
                                         of the subordinated certificates of
                                         changes in market interest rates or
                                         market yields for similar securities
                                         may be greater than for the Class A
                                         certificates.

DELAY IN RECEIPT OF LIQUIDATION          Substantial delays could be encountered
PROCEEDS; LIQUIDATION                    in connection with the liquidation of
PROCEEDS MAY BE LESS THAN                delinquent mortgage loans. Further,
THE MORTGAGE LOAN BALANCE                reimbursement of advances made on a
                                         mortgage loan, liquidation expenses
                                         such as legal fees, real estate taxes,
                                         hazard insurance and maintenance and
                                         preservation expenses may reduce the
                                         portion of liquidation proceeds payable
                                         on the certificates. If a mortgaged
                                         property fails to provide adequate
                                         security for the mortgage loan, you
                                         will incur a loss on your investment if
                                         the credit enhancements described in
                                         this prospectus supplement are
                                         insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS                Mortgage loans with relatively higher
INCREASE RISK OF LOSS                    original loan-to-value ratios may
                                         present a greater risk of loss than
                                         mortgage loans with original
                                         loan-to-value ratios of 80% or below.
                                         Approximately 38.68% of the mortgage
                                         loans had original loan-to-value ratios
                                         in excess of 80%. Although all of the
                                         mortgage loans with loan-to-value
                                         ratios of in excess of 80% have primary
                                         mortgage insurance, we cannot assure
                                         you that the primary mortgage insurance
                                         coverage will be adequate to cover any
                                         losses that might be experienced by
                                         those mortgage loans.

                                         Additionally, the determination of the
                                         value of a mortgaged property used in
                                         the calculation of the loan-to-value
                                         ratios of the mortgage loans may differ
                                         from the appraised value of such
                                         mortgaged properties if current
                                         appraisals were obtained.

THE RECORDING OF THE                     The mortgages or assignments of
MORTGAGES IN THE NAME OF                 mortgage for some of the mortgage loans
MERS MAY AFFECT THE YIELD ON             have been recorded in the name of
THE CERTIFICATES                         Mortgage Electronic Registration
                                         Systems, Inc., or MERS, solely as
                                         nominee for the responsible parties and
                                         their respective successors and
                                         assigns, including the trust.
                                         Subsequent assignments of those
                                         mortgages are registered electronically
                                         through the MERS system. However, if
                                         MERS discontinues the MERS system and
                                         it becomes necessary to record an
                                         assignment of mortgage to the trustee,
                                         any related expenses will be paid by
                                         the trust and will reduce the amount
                                         available to make distributions on the
                                         certificates.

                                         The recording of mortgages in the name
                                         of MERS is a relatively new practice in
                                         the mortgage lending industry. Public
                                         recording officers and others may have
                                         limited, if any, experience with
                                         lenders seeking to foreclose mortgages,
                                         assignments of which are registered
                                         with MERS. Accordingly, delays and
                                         additional costs in commencing,
                                         prosecuting and completing foreclosure
                                         proceedings and conducting foreclosure
                                         sales of the mortgaged properties could
                                         result. Those delays and the additional
                                         costs could in turn delay the
                                         distribution of liquidation proceeds to
                                         certificateholders and increase the
                                         amount of losses on the mortgage loans.
                                         In that regard, a Florida court
                                         recently ruled that MERS lacked
                                         standing to pursue foreclosure
                                         proceedings on behalf of the beneficial
                                         owners of several mortgage notes who
                                         were not named parties to the
                                         proceedings.

FAILURE OF MASTER SERVICER OR            The amount and timing of distributions
SERVICERS TO PERFORM THEIR               on the certificates generally will be
OBLIGATIONS MAY ADVERSELY                dependent on the servicers performing
AFFECT DISTRIBUTIONS ON                  their respective servicing obligations
CERTIFICATES                             and the master servicer performing its
                                         master servicing obligations in an
                                         adequate and timely manner. See "The
                                         Agreements" in this prospectus
                                         supplement. A potential conflict of
                                         interest exists because Wells Fargo
                                         Bank, N.A., which acts as the master
                                         servicer and the securities
                                         administrator, will also act as
                                         servicer of approximately 73.56% of the
                                         mortgage loans by principal balance as
                                         of the cut-off date. However, the
                                         master servicer is required to act in
                                         accordance with the master servicing
                                         standard set forth in the master
                                         servicing and trust agreement, without
                                         regard to who is servicing the loans.
                                         If any servicer fails to perform its
                                         servicing obligations, or if the master
                                         servicer fails to perform its master
                                         servicing obligations, this failure may
                                         result in the termination of such
                                         servicer or the master servicer, as
                                         applicable. Such termination, with its
                                         corresponding transfer of daily
                                         collection activities, will likely
                                         increase the rates of delinquencies,
                                         defaults and losses on the loans. As a
                                         result, shortfalls in the distributions
                                         due on your certificates could occur.

YOUR YIELD WILL BE AFFECTED BY           Approximately 0.02% and 12.34% of the
THE INTEREST-ONLY FEATURE OF             mortgage loans have an original
SOME OF THE MORTGAGE LOANS               interest-only term of 60 and 120
                                         months, respectively. During this
                                         period, the payment made by the related
                                         mortgagor will be less than it would be
                                         if the principal of the mortgage loan
                                         was required to amortize. In addition,
                                         the mortgage loan principal balance
                                         will not be reduced because there will
                                         be no scheduled monthly payments of
                                         principal during this period. As a
                                         result, no principal payments will be
                                         made on the principal certificates with
                                         respect to these mortgage loans during
                                         their interest-only period unless there
                                         is a principal prepayment.

                                         After the initial interest-only period,
                                         the scheduled monthly payment on these
                                         mortgage loans will increase, which may
                                         result in increased delinquencies by
                                         the related mortgagors, particularly if
                                         interest rates have increased and the
                                         mortgagor is unable to refinance. In
                                         addition, losses may be greater on
                                         these mortgage loans as a result of
                                         there being no principal amortization
                                         during the early years of these
                                         mortgage loans. Although the amount of
                                         principal included in each scheduled
                                         monthly payment for a traditional
                                         mortgage loan is relatively small
                                         during the first few years after the
                                         origination of a mortgage loan, in the
                                         aggregate the amount can be
                                         significant. Any resulting
                                         delinquencies and losses, to the extent
                                         not covered by the applicable credit
                                         enhancement described in this
                                         prospectus supplement, will be
                                         allocated to the principal certificates
                                         in reverse order of seniority.

                                         The use of mortgage loans with an
                                         initial interest-only period has
                                         recently increased in popularity in the
                                         mortgage marketplace, but historical
                                         performance data for interest-only
                                         mortgage loans is limited as compared
                                         to performance data for mortgage loans
                                         that amortize from origination. The
                                         performance of these mortgage loans may
                                         be significantly different from
                                         mortgage loans that amortize from
                                         origination. In particular, there may
                                         be a higher expectation by these
                                         mortgagors of refinancing their
                                         mortgage loans with a new mortgage
                                         loan, in particular, one with an
                                         initial interest-only period, which may
                                         result in higher or lower prepayment
                                         speeds than would otherwise be the
                                         case. In addition, the failure by the
                                         related mortgagor to build equity in
                                         the mortgaged property may affect the
                                         delinquency, loss and prepayment
                                         experience with respect to these
                                         mortgage loans.

VIOLATION OF VARIOUS FEDERAL,            There has been an increased focus by
STATE AND LOCAL LAWS MAY                 state and federal banking regulatory
RESULT IN LOSSES ON THE                  agencies, state attorneys general
MORTGAGE LOANS                           offices, the Federal Trade Commission,
                                         the U.S. Department of Justice, the
                                         U.S. Department of Housing and Urban
                                         Development and state and local
                                         governmental authorities on certain
                                         lending practices by some companies in
                                         the subprime industry, sometimes
                                         referred to as "predatory lending"
                                         practices. Sanctions have been imposed
                                         by state, local and federal
                                         governmental agencies for practices
                                         including, but not limited to, charging
                                         borrowers excessive fees, imposing
                                         higher interest rates than the
                                         borrower's credit risk warrants and
                                         failing to adequately disclose the
                                         material terms of loans to the
                                         borrowers.

                                         Applicable state and local laws
                                         generally regulate interest rates and
                                         other charges, require certain
                                         disclosure, impact closing practices,
                                         and require licensing of originators.
                                         In addition, other state and local
                                         laws, public policy and general
                                         principles of equity relating to the
                                         protection of consumers, unfair and
                                         deceptive practices and debt collection
                                         practices may apply to the origination,
                                         servicing and collection of the
                                         mortgage loans.

                                         The mortgage loans are also subject to
                                         federal laws, including:

                                         o the Federal Truth in Lending Act and
                                           Regulation Z promulgated under that
                                           Act, which require certain
                                           disclosures to the mortgagors
                                           regarding the terms of the mortgage
                                           loans;

                                         o the Equal Credit Opportunity Act and
                                           Regulation B promulgated under that
                                           Act, which prohibit discrimination on
                                           the basis of age, race, color, sex,
                                           religion, marital status, national
                                           origin, receipt of public assistance
                                           or the exercise of any right under
                                           the Consumer Credit Protection Act,
                                           in the extension of credit; and

                                         o the Fair Credit Reporting Act, which
                                           regulates the use and reporting of
                                           information related to the
                                           mortgagor's credit experience.

                                         Violations of certain provisions of
                                         these federal, state and local laws may
                                         limit the ability of the servicers to
                                         collect all or part of the principal
                                         of, or interest on, the mortgage loans
                                         and in addition could subject the trust
                                         to damages and administrative
                                         enforcement (including disgorgement of
                                         prior interest and fees paid). In
                                         particular, an originator's failure to
                                         comply with certain requirements of
                                         federal and state laws could subject
                                         the trust (and other assignees of the
                                         mortgage loans) to monetary penalties,
                                         and result in the obligors' rescinding
                                         the mortgage loans against either the
                                         trust or subsequent holders of the
                                         mortgage loans.

                                         Each of the responsible parties has
                                         represented or will represent that each
                                         mortgage loan originated or acquired by
                                         it is in compliance with applicable
                                         federal, state and local laws and
                                         regulations. In addition, each of the
                                         responsible parties has also
                                         represented or will represent to the
                                         effect that none of the mortgage loans
                                         is considered (a) a "high cost"
                                         mortgage loan under the Home Ownership
                                         and Equity Protection Act of 1994, or
                                         (b) a "high cost home," "threshold,"
                                         "predatory" or "covered" loan
                                         (excluding "covered home loans" as
                                         defined under clause (1) of the
                                         definition of "covered home loans" in
                                         the New Jersey Home Ownership Security
                                         Act of 2002) under applicable state,
                                         federal or local laws. In the event of
                                         a breach of any of such
                                         representations, the applicable
                                         responsible party will be obligated to
                                         cure such breach or repurchase the
                                         affected mortgage loan and the trust
                                         will be reimbursed for any and all
                                         costs, losses and damages associated
                                         with any violation of applicable state,
                                         federal or local anti-predatory or
                                         anti-abusive laws and regulations in
                                         the manner and to the extent described
                                         in this prospectus supplement.

THE RESPONSIBLE PARTIES MAY              Each of the responsible parties has
NOT BE ABLE TO REPURCHASE                made or will make various
DEFECTIVE MORTGAGE LOANS                 representations and warranties related
                                         to the mortgage loans. Those
                                         representations are summarized in
                                         "Description of the Certificates--
                                         Representations and Warranties Relating
                                         to the Mortgage Loans" in this
                                         prospectus supplement.

                                         If a responsible party fails to cure a
                                         material breach of its representations
                                         and warranties with respect to any
                                         mortgage loan in a timely manner, then
                                         such responsible party would be
                                         required to repurchase the defective
                                         mortgage loan. It is possible that the
                                         responsible parties may not be capable
                                         of repurchasing any defective mortgage
                                         loans, for financial or other reasons.
                                         The inability of any responsible party
                                         to repurchase defective mortgage loans
                                         would likely cause the mortgage loans
                                         to experience higher rates of
                                         delinquencies, defaults and losses. As
                                         a result, shortfalls in the
                                         distributions due on the certificates
                                         could occur.

EXTERNAL EVENTS MAY INCREASE             In response to previously executed and
THE RISK OF LOSS ON THE                  threatened terrorist attacks in the
MORTGAGE LOANS                           United States and foreign countries,
                                         the United States has initiated
                                         military operations and has placed a
                                         substantial number of armed forces
                                         reservists and members of the National
                                         Guard on active duty status. It is
                                         possible that the number of reservists
                                         and members of the National Guard
                                         placed on active duty status in the
                                         near future may increase. To the extent
                                         that a member of the military, or a
                                         member of the armed forces reserves or
                                         National Guard who are called to active
                                         duty, is a mortgagor of a mortgage loan
                                         in the trust, the interest rate
                                         limitation of the Servicemembers Civil
                                         Relief Act and any comparable state
                                         law, will apply. Substantially all of
                                         the mortgage loans have mortgage
                                         interest rates which exceed such
                                         limitation, if applicable. This may
                                         result in interest shortfalls on the
                                         mortgage loans, which, in turn will be
                                         allocated ratably in reduction of
                                         accrued interest on all classes of
                                         principal certificates, irrespective of
                                         the availability of excess cash flow or
                                         other credit enhancement. None of the
                                         depositor, the underwriter, any
                                         responsible party, the master servicer,
                                         any servicer, the trustee, the
                                         securities administrator, the Class
                                         3F-3W certificate insurer or any other
                                         person has taken any action to
                                         determine whether any of the mortgage
                                         loans would be affected by such
                                         interest rate limitation. See "Legal
                                         Aspects of the Mortgage
                                         Loans--Servicemembers Civil Relief Act
                                         and the California Military and
                                         Veterans Code" in the prospectus.

                                         The Class AF-3W certificate insurance
                                         policy does not cover shortfalls in
                                         Class AF-3W certificate interest that
                                         may result from application of the
                                         Servicemembers Civil Relief Act or any
                                         comparable state law.

THE CERTIFICATES ARE                     The certificates will not represent
OBLIGATIONS OF THE TRUST ONLY            an interest in or obligation of the
                                         depositor, the underwriter, the
                                         servicers, the master servicer, the
                                         trustee, the responsible parties, the
                                         securities administrator, the Class
                                         AF-3W certificate insurer or any of
                                         their respective affiliates. Neither
                                         the certificates nor the underlying
                                         mortgage loans will be guaranteed or
                                         insured by any governmental agency or
                                         instrumentality or by the depositor,
                                         the underwriter, the master servicer,
                                         the securities administrator, the
                                         servicers, the trustee or any of their
                                         respective affiliates. Proceeds of the
                                         assets included in the trust

                                         (including, with respect to the Class
                                         AF-3W certificates only, the Class
                                         AF-3W certificate insurance policy)
                                         will be the sole source of payments on
                                         the certificates, and there will be no
                                         recourse to the depositor, the
                                         underwriter, the servicers, the master
                                         servicer, the trustee, the responsible
                                         parties, the securities administrator
                                         or any other entity in the event that
                                         such proceeds are insufficient or
                                         otherwise unavailable to make all
                                         payments provided for under the
                                         certificates.

YOUR INVESTMENT MAY NOT BE               The underwriter intends to make a
LIQUID                                   secondary market in the offered
                                         certificates, but it will have no
                                         obligation to do so. We cannot assure
                                         you that such a secondary market will
                                         develop or, if it develops, that it
                                         will continue. Consequently, you may
                                         not be able to sell your certificates
                                         readily or at prices that will enable
                                         you to realize your desired yield. The
                                         market values of the certificates are
                                         likely to fluctuate; these fluctuations
                                         may be significant and could result in
                                         significant losses to you.

                                         The secondary markets for asset-backed
                                         securities have experienced periods of
                                         illiquidity and can be expected to do
                                         so in the future. Illiquidity can have
                                         a severely adverse effect on the prices
                                         of securities that are especially
                                         sensitive to prepayment, credit, or
                                         interest rate risk, or that have been
                                         structured to meet the investment
                                         requirements of limited categories of
                                         investors. The Class M-5, Class M-6,
                                         Class B-1, Class B-2 and Class B-3
                                         certificates will not constitute
                                         "mortgage related securities" for
                                         purposes of the Secondary Mortgage
                                         Market Enhancement Act of 1984, as
                                         amended. Accordingly, many institutions
                                         that lack the legal authority to invest
                                         in securities that do not constitute
                                         "mortgage related securities" will not
                                         be able to invest in those
                                         certificates, thereby limiting the
                                         market for those certificates. If your
                                         investment activities are subject to
                                         legal investment laws and regulations,
                                         regulatory capital requirements, or
                                         review by regulatory authorities, then
                                         you may be subject to restrictions on
                                         investment in the Class M-5, Class M-6,
                                         Class B-1, Class B-2 and Class B-3
                                         certificates. You should consult your
                                         own legal advisors for assistance in
                                         determining the suitability of and
                                         consequences to you of the purchase,
                                         ownership, and sale of those
                                         certificates. See "Legal Investment" in
                                         this prospectus supplement and in the
                                         prospectus.

THE RATINGS ON YOUR                      Each rating agency rating the offered
CERTIFICATES COULD BE REDUCED            certificates may change or withdraw its
OR WITHDRAWN                             initial ratings at any time in the
                                         future if, in its judgment,
                                         circumstances warrant a change. No
                                         person is obligated to maintain the
                                         ratings at their initial levels. If a
                                         rating agency reduces or withdraws its
                                         rating on one or more classes of the
                                         offered certificates, the liquidity and
                                         market value of the affected
                                         certificates is likely to be reduced.

THE OFFERED CERTIFICATES MAY             The offered certificates are not
NOT BE SUITABLE INVESTMENTS              suitable investments for any investor
                                         that requires a regular or predictable
                                         schedule of monthly payments or payment
                                         on any specific date. The offered
                                         certificates are complex investments
                                         that should be considered only by
                                         investors who, either alone or with
                                         their financial, tax and legal
                                         advisors, have the expertise to analyze
                                         the prepayment, reinvestment, default
                                         and market risk, the tax consequences
                                         of an investment and the interaction of
                                         these factors.

RISKS RELATED TO THE CLASS R-1           The holders of the residual
AND CLASS R-2 CERTIFICATES               certificates must include the taxable
                                         income or loss of the related REMIC in
                                         determining their federal taxable
                                         income. Prospective investors are
                                         cautioned that the residual
                                         certificateholders' REMIC taxable
                                         income and the tax liability associated
                                         with the residual certificates may be
                                         substantial during certain periods, in
                                         which event the holders of the residual
                                         certificates must have sufficient
                                         sources of funds to pay such tax
                                         liability. Other than an initial
                                         distribution on the first distribution
                                         date, it is not anticipated that the
                                         residual certificateholders will
                                         receive distributions from the trust.

                                         Furthermore, it is anticipated that all
                                         or a substantial portion of the taxable
                                         income of the related REMIC includible
                                         by the holders of the residual
                                         certificates will be treated as "excess
                                         inclusion" income, resulting in (i) the
                                         inability of those holders to use net
                                         operating losses to offset such income,
                                         (ii) the treatment of such income as
                                         "unrelated business taxable income" to
                                         certain holders who are otherwise tax
                                         exempt and (iii) the treatment of such
                                         income as subject to 30% withholding
                                         tax to certain non-U.S. investors, with
                                         no exemption or treaty reduction.

                                         Under the provisions of the Internal
                                         Revenue Code of 1986 relating to
                                         REMICs, it is likely that the residual
                                         certificates will be considered to be
                                         "non-economic residual interests," with
                                         the result that transfers of them would
                                         be disregarded for federal income tax
                                         purposes if any significant purpose of
                                         the transferor was to impede the
                                         assessment or collection of tax.
                                         Accordingly, the transferee affidavit
                                         used for transfers of the residual
                                         certificates will require the
                                         transferee to affirm that it (i)
                                         historically has paid its debts as they
                                         come due and intends to do so in the
                                         future, (ii) understands that it may
                                         incur tax liabilities with respect to
                                         the residual certificates in excess of
                                         cash flows generated by them, (iii)
                                         intends to pay taxes associated with
                                         holding the residual certificates as
                                         such taxes become due, (iv) will not
                                         cause the income from the residual
                                         certificates to be attributable to a
                                         foreign permanent establishment or
                                         fixed base, within the meaning of an
                                         applicable income tax treaty, of the
                                         transferee or any other U.S. person and
                                         (v) will not transfer the residual
                                         certificates to any person or entity
                                         that does not provide a similar
                                         affidavit. The transferor must certify
                                         in writing to the securities
                                         administrator that, as of the date of
                                         transfer, it had no knowledge or reason
                                         to know that the affirmations made by
                                         the transferee pursuant to the
                                         preceding sentence were false. In
                                         addition, Treasury regulations provide
                                         alternatives for either paying the
                                         transferee of the residual certificates
                                         a formula specified minimum price or
                                         transferring the residual certificates
                                         to an eligible corporation under
                                         certain conditions in order to meet the
                                         safe harbor against the possible
                                         disregard of such transfer. Finally,
                                         residual certificates generally may not
                                         be transferred to a person who is not a
                                         U.S. person unless the income on those
                                         residual certificates is effectively
                                         connected with the conduct of a U.S.
                                         trade or business and the transferee
                                         furnishes the transferor and the
                                         securities administrator with an
                                         effective Internal Revenue Service Form
                                         W-8ECI. See "Federal Income Tax
                                         Consequences--Tax Treatment of REMIC
                                         Residual Interests--Non-Recognition of
                                         Certain Transfers for Federal Income
                                         Tax Purposes" in the prospectus.

                                         An individual, trust or estate that
                                         holds residual certificates (whether
                                         the residual certificates are held
                                         directly or indirectly through certain
                                         pass-through entities) also may have
                                         additional gross income with respect to
                                         such residual certificates but may be
                                         subject to limitations or disallowance
                                         of deductions for servicing fees on the
                                         loans and other administrative expenses
                                         properly allocable to such residual
                                         certificates in computing such holder's
                                         regular tax liability, and may not be
                                         able to deduct such fees or expenses to
                                         any extent in computing such holder's
                                         alternative minimum tax liability. The
                                         master servicing and trust agreement
                                         will require that any such gross income
                                         and such fees and expenses will be
                                         allocable to holders of the residual
                                         certificates in proportion to their
                                         respective ownership interests. See
                                         "Federal Income Tax Consequences--Tax
                                         Treatment of REMIC Residual Interests"
                                         and "--Special Considerations for
                                         Certain Types of Investors--Individuals
                                         and Pass-Through Entities" in the
                                         prospectus. In addition, some portion
                                         of the purchaser's basis, if any, in
                                         residual certificates may not be
                                         recovered until termination of the
                                         trust fund. Furthermore, Treasury
                                         regulations have been issued concerning
                                         the federal income tax consequences of
                                         any consideration paid to a transferee
                                         on a transfer of residual certificates.
                                         Any transferee of residual certificates
                                         receiving such consideration should
                                         consult its tax advisors regarding
                                         these regulations. See "Federal Income
                                         Tax Consequences--Special
                                         Considerations for Certain Types of
                                         Investors--Disposition of Residual
                                         Certificates" in the prospectus. Due to
                                         the special tax treatment of residual
                                         interests, the effective after-tax
                                         return of the residual certificates may
                                         be significantly lower than would be
                                         the case if the residual certificates
                                         were taxed as debt instruments and
                                         could be negative.

                              TRANSACTION OVERVIEW


PARTIES

     THE DEPOSITOR. GS Mortgage Securities Corp., a Delaware corporation. The principal executive office of the depositor is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

     THE RESPONSIBLE PARTIES. Wells Fargo Bank, N.A., a national banking association ("WELLS FARGO"), First National Bank of Nevada, a national banking association ("FNBN"), and Goldman Sachs Mortgage Company ("GSMC"). The principal executive office of Wells Fargo is located at 1 Home Campus, Des Moines, Iowa 50328-0001, and its telephone number is (515) 213-7071. The principal executive office of FNBN is located at 17600 North Perimeter Drive, Scottsdale, Arizona 85255, and its telephone number is (480) 458-2000. Pursuant to the Goldman Sachs Mortgage Conduit Program, GSMC generally purchases mortgage loans originated by various mortgage loan sellers if the mortgage loans satisfy certain underwriting guidelines. See "The Mortgage Loan Pool--Wells Fargo Underwriting Guidelines", FNBN Underwriting Guidelines" and "--Goldman Sachs Mortgage Conduit Program" in this prospectus supplement.

     MASTER SERVICER AND SECURITIES ADMINISTRATOR. Wells Fargo, a national banking association. The executive office of Wells Fargo is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and its telephone number is (612) 667-1117. The master servicing offices of Wells Fargo are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and its telephone number is (410) 884-2000.

     THE SERVICERS. Wells Fargo, M&T Mortgage Corporation, a New York state chartered corporation ("M&T MORTGAGE"), and Countrywide Home Loans Servicing LP, a Texas limited partnership ("COUNTRYWIDE SERVICING"). The principal servicing office of Wells Fargo is located at 1 Home Campus, Des Moines, Iowa 50328-0001, and its telephone number is (515) 213-7071. The principal executive office of M&T Mortgage is located at One Fountain Plaza, Buffalo, New York 14203, and its telephone number is (800) 724-2224. The principal executive office of Countrywide Servicing is located at 7105 Corporate Drive, Plano, Texas 75024, and its telephone number is (972) 526-6285. For a description of the servicers, see "The Servicers" in this prospectus supplement.

     THE TRUSTEE. HSBC Bank USA, National Association, a national banking association. The principal executive office of the trustee is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust & Loan Agency, and its telephone number is (212) 525-1501. For a description of the trustee, see "The Trustee" in this prospectus supplement.

     THE CUSTODIANS. Wells Fargo with respect to the Wells Fargo Mortgage Loans, Deutsche Bank National Trust Company, a national banking association ("DEUTSCHE BANK"), with respect to the FNBN Mortgage Loans, and J.P. Morgan Trust Company, National Association, a national banking corporation, or an affiliate of it ("JPMORGAN"), with respect to the Goldman Sachs Mortgage Conduit Program mortgage loans. The principal executive office of Wells Fargo is located at 1015 10th Avenue Southeast, Minneapolis, Minnesota 55414, and its telephone number is
(612) 667-3433. The corporate trust office of Deutsche Bank is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, and its telephone number is (714) 247-6000. The principal executive office of JPMorgan is located at 2220 Chemsearch Blvd., Suite 150, Irving, Texas 75062, and its telephone number is (972) 785-5205.

     THE CLASS AF-3W CERTIFICATE INSURER. Financial Security Assurance Inc., a New York corporation. The principal executive office of the Class AF-3W certificate insurer is located at 31 West 52nd Street, New York, New York 10019, and its telephone number is (212) 826-0100. The Class AF-3W certificate insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class AF-3W certificates. See "The Class AF-3W Certificate Insurer" and "The Class AF-3W Certificate Insurance Policy" in this prospectus supplement.

     THE RATING AGENCIES. Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and Moody's Investors Service, Inc. will issue ratings with respect to the offered certificates.

THE TRANSACTION

     GSAA Home Equity Trust 2005-12 will be formed and the certificates will be issued pursuant to the terms of a master servicing and trust agreement, dated as of October 1, 2005, by and among the depositor, the master servicer, the securities administrator, the custodians and the trustee.

                             THE MORTGAGE LOAN POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the cut-off date, which is October 1, 2005, unless otherwise specified in this prospectus supplement. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of the cut-off date. With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may not be included in the final mortgage loan pool because they may prepay in full prior to the closing date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

GENERAL

     The trust will primarily consist of approximately 2,919 conventional, Alt-A type, fixed-rate, first lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $568,445,584 as of the cut-off date.

     Approximately 73.56% of the mortgage loans in the trust were acquired by GSMC, an affiliate of the depositor, from Wells Fargo (the "WELLS FARGO MORTGAGE LOANS"), approximately 20.77% of the mortgage loans in the trust were acquired by GSMC from First National Bank of Nevada (the "FNBN MORTGAGE LOANS") and approximately 5.67% of the mortgage loans in the trust were acquired from various other mortgage loan sellers under the Goldman Sachs Mortgage Conduit Program (the "CONDUIT MORTGAGE LOANS").

     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Wells Fargo Underwriting Guidelines", "--FNBN Underwriting Guidelines" and "--Goldman Sachs Mortgage Conduit Program" below. In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

     All of the mortgage loans in the trust are fixed-rate mortgage loans. All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30 day months.

     Each mortgage loan contains a "due-on-sale" clause which the applicable servicer will exercise unless prohibited from doing so by applicable law or unless such exercise would impair or threaten to impair any recovery under the related PMI policy (as defined below), if any.

     All of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties primarily consisting of one- to four-family dwelling units, individual condominium units or individual units in planned unit developments.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 38.68% of the mortgage loans had loan-to-value ratios in excess of 80%. The "LOAN-TO-VALUE RATIO" or "LTV" of a mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines described in this prospectus supplement, the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. All of the mortgage loans with original loan-to-value ratios in excess of 80% are covered by loan-level, primary mortgage insurance. Primary mortgage insurance will provide limited protection against losses on defaulted mortgage loans as it provides effective coverage down to a loan-to-value ratio of 80%. Of the mortgage loans that have primary mortgage insurance policies (sometimes referred to as "PMI"), the mortgage insurance policies are provided by Radian Guaranty Insurance (approximately 24.60%), Republic Mortgage Insurance Co. (approximately 20.00%), United Guaranty Insurance Company (approximately 17.27%) and 4 other insurers (approximately 38.13%). Each servicer is required to maintain or cause the borrower to maintain coverage under each primary mortgage insurance policy and pay all related premiums, at its own expense, until such time as the insurance expires.

     Substantially all of the mortgage loans are fully amortizing.

     Approximately 0.02% and 12.34% of the mortgage loans have an original interest-only term of 60 and 120 months, respectively.

THE MORTGAGE LOANS

     The pool of mortgage loans had the following approximate aggregate characteristics as of the cut-off date(1):


Scheduled Principal Balance:                               $568,445,584
Number of Mortgage Loans:                                         2,919
Average Scheduled Principal Balance:                           $194,740
Percentage of Interest-Only Mortgage Loans:                      12.36%
Weighted Average Gross Interest Rate:                            6.709%
Weighted Average Net Interest Rate(2):                           6.284%
Weighted Average FICO Score:                                        690
Non-zero Weighted Average Original LTV Ratio:                    79.08%
Weighted Average Stated Remaining Term (months):                    348
Weighted Average Seasoning (months):                                  5

------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.

     The scheduled principal balances of the mortgage loans range from approximately $14,929 to approximately $999,950. The mortgage loans had an average scheduled principal balance of approximately $194,740.

     The weighted average loan-to-value ratio at origination of the mortgage loans is approximately 79.08% and approximately 38.68% of the mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

     All of the mortgage loans are secured by first liens.

     No more than approximately 0.36% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

     None of the mortgage loans imposes a Prepayment Premium for a term in excess of five years.

     As of the cut-off date, approximately 0.67% of the mortgage loans are one payment past due and approximately 0.30% of the mortgage loans are two payments past due.

     The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100%.

PREPAYMENT PREMIUMS

     Under the terms of the related mortgage notes, approximately 58.29% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years, from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of five years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the Principal Certificates.

     The servicers may waive, modify or vary any term of any applicable mortgage loan, including any Prepayment Premium, if, in the applicable servicer's determination, that waiver or modification is not materially adverse to the trust, and in certain cases, subject to the consent of the trust.

WELLS FARGO UNDERWRITING GUIDELINES

     General

     The information set forth below has been provided by Wells Fargo.

     Wells Fargo originates first lien residential mortgage loans (referred to as "MORTGAGE LOANS" for purposes of this section) through a network of retail, wholesale, and correspondent offices located throughout all 50 states.

     The underwriting functions of Wells Fargo are performed in its Arizona, California, Louisiana, Minnesota and North Carolina offices. Wells Fargo employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

     Wells Fargo has established classifications with respect to the credit profile of the applicant. Terms of Mortgage Loans made by Wells Fargo, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the classification of the applicant. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than 180 days prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. Loan applicants with less favorable credit ratings generally are restricted to consideration for loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

     Wells Fargo uses these classifications as guidelines only. On a case-by-case basis, Wells Fargo makes exceptions to these classifications for a prospective borrower based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses. Except for balloon loans, the Mortgage Loans originated or acquired by Wells Fargo have loan terms of 15, 20 or 30 years and fully amortize over such terms. Wells Fargo generally does not originate or acquire any Mortgage Loans for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The loans originated or acquired by Wells Fargo are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans. Wells Fargo, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

     Wells Fargo's mortgage loan programs include various "stated income, stated asset" and "no ratio" programs. Wells Fargo may perform a telephone verification of employment for salaried employees prior to funding. In some cases, employment histories may be obtained through V.I.E., Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party that obtains employment data from state unemployment insurance departments or other state agencies.

     Under Wells Fargo's "stated income, stated asset" program, the applicant's employment, income sources and/or assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified.

     Wells Fargo's underwriting of every mortgage loan submitted consists of not only a thorough credit review, but also a separate appraisal conducted by (i) Value Information Technology, Inc., ("VALUE I.T."), an entity jointly owned by Wells Fargo and an unaffiliated third party, (ii) an appraiser approved by Value I.T. or (iii) another third-party appraiser. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans may require a third party review in the form of either a desk review or field review. Additionally, at the discretion of Wells Fargo, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal. No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels that existed on the dates of appraisal (or, when applicable, on the dates of appraisal updates) of the related Mortgage Loans.

     In comparison to Wells Fargo's "general" underwriting standards, the underwriting standards applicable to Mortgage Loans under Wells Fargo's "alternative" mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references, and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum loan-to-value ratios, higher maximum "combined" loan-to-value ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible Mortgage Loans that may be extended to one borrower and the ability to originate Mortgage Loans with loan-to-value ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, Mortgage Loans may be originated with loan-to-value ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage.

     With respect to mortgaged property types, Mortgage Loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space) and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

     In addition, borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "NO RATIO LOANS") or under a "No Income/No Asset" program (such Mortgage Loans, "NO INCOME/NO ASSET LOANS"). In the case of No Ratio Loans, the borrower's income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower's assets may have been verified and certain minimum "cash reserves" required. In the case of No Income/No Asset Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also in the case of No Income/No Asset Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

FNBN UNDERWRITING GUIDELINES

     General

     The information set forth below has been provided by FNBN.

     FNBN is a national banking association and a wholly owned subsidiary of First National Bank Holding Company ("FNBHC"). FNBHC is a financial holding company and is also the parent of FNBN. FNBN originates and acquires residential mortgage loans secured primarily by one- to four-unit family residences through retail, wholesale and correspondent channels. The principal executive office of FNBN's mortgage division is located at 17600 North Perimeter Drive, Scottsdale, Arizona 85255.

     FNBN's underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete an application, which elicits pertinent information about the prospective borrower including, depending upon the loan program, the prospective borrower's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. FNBN employs or contracts with underwriters to scrutinize the prospective borrower's credit profile. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower's employer or through analysis of copies of federal withholding (IRS W-2) forms and/or current payroll earnings statements of the prospective borrower. With respect to every prospective borrower, a credit report summarizing the prospective borrower's credit history is obtained.

     FNBN's underwriting guidelines are applied in a standard procedure that is intended to comply with applicable federal and state laws and regulations. However, the application of FNBN's underwriting guidelines does not imply that each specific criterion was satisfied individually. FNBN will have considered a mortgage loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, such mortgage loan is in substantial compliance with such underwriting guidelines. A mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     In addition to the "full/alternate" underwriting guidelines, FNBN also originates or purchases loans that have been originated under certain limited documentation programs designed to streamline the loan underwriting process. These "stated income," "no ratio," "no income/no assets," "stated income/stated assets," "no documentation with assets," "no documentation" and "lite documentation" programs may not require income, employment or asset verifications. Generally, in order to be eligible for a limited or no documentation program, the mortgaged property must have a loan-to-value ratio that supports the amount of the mortgage loan and the prospective borrower must have a credit history that demonstrates an established ability to repay indebtedness in a timely fashion.

     Under the full/alternate documentation program, the prospective borrower's employment, income and assets are verified through written or telephonic communication. All loans may be submitted under the full/alternate documentation program. The full/alternate documentation program also provides for alternative methods of employment verification generally using copies of federal withholding forms (IRS W-2) or pay stubs.

     Under the stated income documentation and the no ratio programs, more emphasis is placed on a prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower rather than on income underwriting. The stated income documentation program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications or bank statements. Information regarding income is not verified. The no ratio program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications or bank statements. The no ratio program does not require prospective borrowers to provide information regarding their income. In both the stated income and no ratio programs, the employment history is verified through written or telephonic communication.

     Under the no income/no assets program, income and assets are not stated on the prospective borrower's application. Disclosure of employment is required and verified through written or telephonic communication.

     Under the stated income/stated assets program, income is stated on the prospective borrower's application but is not verified. Assets are also stated on the application but are not verified. Employment is verified through written or telephonic communication.

     Under the no documentation with assets and no documentation programs, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Under the no documentation with assets program, a prospective borrower's assets are stated and verified through written communication or bank statements. A prospective borrower is not required to provide information regarding income or employment. Under the no documentation program, a prospective borrower's income, assets and employment are not stated or verified.

     The lite documentation programs are loan programs for prospective borrowers to obtain mortgage loans that FNBN has determined to be of sub-prime quality. Under these programs, prospective borrowers are generally qualified based on verification of adequate cash flows by means of personal or business bank statements for the previous twelve or twenty-four months.

GOLDMAN SACHS MORTGAGE CONDUIT PROGRAM

     General

     The information set forth below has been provided by GSMC.

     GSMC acquires its mortgage loans through two primary channels: (i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

     Substantially all of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

     Goldman Sachs Mortgage Conduit Underwriting Guidelines

     The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae or Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

     Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

     Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

     In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "alt doc," "stated income," "stated income/stated assets," "no ratio" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

     The "alt doc," "stated income," "stated income/stated asset," "no ratio" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

     Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Assets and employment history must also be verified by the originating lender.

     Generally, the "alt doc" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "alt doc" documentation programs a minimum of 12 months of income documentation must be provided. Employment history must also be verified by the originating lender and assets must be verified through documentation.

     Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

     Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

     Generally, under the "no ratio" program, the borrower's income is neither stated on the credit application nor verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

     Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

     An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

CREDIT SCORES

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The tables on Schedule A to this prospectus supplement set forth certain information as to the Credit Scores of the related mortgagors for the mortgage loans obtained in connection with the origination of each mortgage loan.

                               THE MASTER SERVICER


GENERAL

     Wells Fargo Bank, N.A. will act as the master servicer for the mortgage loans pursuant to the terms of the master servicing and trust agreement.

     The servicers will directly service the mortgage loans under the supervision and oversight of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described in this prospectus supplement and as provided in the master servicing and trust agreement.

COMPENSATION OF THE MASTER SERVICER

     As compensation for its services as master servicer, the master servicer will be entitled to receive the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account. In the event the master servicer assumes the duties of a servicer under any servicing agreement, it shall be entitled to receive as compensation, the servicing fees, if any, and other compensation that would have been payable to the servicer under the related servicing agreement.

     Under the terms of the master servicing and trust agreement, the securities administrator may withdraw from the distribution account, (i) any investment income payable to the master servicer; (ii) amounts necessary to reimburse itself, the master servicer or any servicer for any previously unreimbursed advances and any advance that the master servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iii) an aggregate annual amount to indemnify the master servicer and itself for amounts due under the terms of the master servicing and trust agreement; (iv) amounts in respect of reimbursements to which the master servicer or any servicer is entitled in accordance with the terms of the master servicing and trust agreement or the servicing agreements, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims," and (v) any other amounts permitted to be withdrawn under the terms of the master servicing and trust agreement. The master servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as master servicer without reimbursement.

     The master servicer will be required to pay the costs associated with monitoring the servicers. The master servicer will also be required to pay the costs of terminating any servicer, appointing a successor servicer or the costs of transferring servicing to the master servicer and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the master servicing and trust agreement. To the extent such servicing transfer costs are not paid by the terminated servicer or the successor servicer, the master servicer shall be reimbursed by the trust for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from a servicer to the master servicer or to any other successor servicer.

INDEMNIFICATION AND THIRD PARTY CLAIMS

     The master servicer will be required to indemnify the depositor, the securities administrator and the trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the master servicer's representations and warranties set forth in the master servicing and trust agreement. The enforcement of the obligation of the master servicer to indemnify the depositor, the securities administrator and the trustee constitutes the sole remedy of the depositor, the securities administrator and the trustee in the event of a breach of the master servicer's representations and warranties. Such indemnification shall survive termination of the master servicer under the master servicing and trust agreement or the termination of the master servicing and trust agreement. Any cause of action against the master servicer relating to or arising out of the breach of any representations and warranties made by the master servicer in the master servicing and trust agreement shall accrue upon discovery of such breach by any of the depositor, the master servicer, the securities administrator or the trustee or notice of such breach by any one of such parties to the other parties.

     The master servicer will be required to indemnify the depositor, the securities administrator and the trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the master servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the master servicing and trust agreement. The depositor, the securities administrator and the trustee shall immediately notify the master servicer if a claim is made by a third party under the master servicing and trust agreement or any of the mortgage loans which entitles the depositor, the securities administrator, the trustee or the trust to indemnification by the master servicer under the master servicing and trust agreement. The master servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

     The trust will be obligated to indemnify the master servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the master servicer may incur or sustain in connection with, arising out of or related to the master servicing and trust agreement, the sale and servicing agreements assigned to the trust, any agreement assigning any of the sale and servicing agreements to the trust or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the master servicer's representations and warranties in the master servicing and trust agreement or (ii) the master servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The master servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the master servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer" above.

LIMITATION ON LIABILITY OF THE MASTER SERVICER

     Neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee, the securities administrator, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment. However, the master servicer shall remain liable for its willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under the master servicing and trust agreement. The master servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the master servicing and trust agreement and that, in the opinion of the master servicer, may involve it in any expenses or liability. However, the master servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the master servicing and trust agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the master servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the trust.

     The master servicer will not be liable for any acts or omissions of any servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the master servicer in supervising, monitoring and overseeing the obligations of such servicer.

ASSIGNMENT OR DELEGATION OF DUTIES BY THE MASTER SERVICER; RESIGNATION

     The master servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the master servicing and trust agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the master servicer. However, the master servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the master servicer with the prior written consent of the depositor (which consent shall not be unreasonably withheld) and upon delivery to the trustee, the Class AF-3W certificate insurer and the depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the master servicing and trust agreement. If the duties of the master servicer are transferred to a successor master servicer, the fees and other compensation payable to the master servicer under the master servicing and trust agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor master servicer.

     Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the master servicer shall be a party, or any entity which succeeds to the business of the master servicer, will become the successor to the master servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the master servicing and trust agreement. However, the successor to the master servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

     The master servicer will not be permitted to resign unless the master servicer's duties under the master servicing and trust agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the master servicer shall be evidenced by an opinion of counsel prepared by counsel to the master servicer and delivered to the trustee and the Class AF-3W certificate insurer. No such resignation will become effective until the trustee assumes, or a successor master servicer reasonably satisfactory to the trustee and the depositor assumes, the master servicer's responsibilities and obligations under the master servicing and trust agreement.

     If at any time, Wells Fargo, as securities administrator, resigns or is removed as securities administrator pursuant to the master servicing and trust agreement, then at such time Wells Fargo will be required to resign as master servicer under the master servicing and trust agreement.

MASTER SERVICER EVENTS OF DEFAULT; WAIVER; TERMINATION

     Under the terms of the master servicing and trust agreement, each of the following shall constitute a "MASTER SERVICER EVENT OF DEFAULT" by the master servicer:

          (a) the failure by the master servicer to cause to be deposited in the distribution account any amounts received by it from any servicer or to make any advance required to be made by it under the terms of the master servicing and trust agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer;

          (b) the failure by the master servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the master servicer set forth in the master servicing and trust agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the trustee or to the master servicer and trustee by holders of certificates evidencing at least 25% of the voting rights;

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

          (d) the master servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or relating to all or substantially all of its property;

          (e) the master servicer admits in writing of its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations for three (3) business days;

          (f) except as otherwise set forth in the master servicing and trust agreement, the master servicer attempts to assign its responsibilities under the master servicing and trust agreement or to delegate all or any portion of its duties under that agreement without the consent of the trustee, the securities administrator and the depositor; or

          (g) the indictment of the master servicer for the taking of any action by the master servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the master servicing and trust agreement, in each case, where such action materially and adversely affects the ability of the master servicer to perform its obligations under the master servicing and trust agreement (subject to the condition that such indictment is not dismissed within 90 days).

     By written notice, the trustee may, with the consent of certificateholders representing a majority of the voting rights in the certificates, waive any default by the master servicer in the performance of its obligations under the master servicing and trust agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the master servicing and trust agreement.

     So long as a Master Servicer Event of Default remains uncured, the trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the master servicer terminate the master servicer for cause. Upon the termination of the master servicer, the master servicer shall prepare, execute and deliver to any successor entity designated by the trustee any and all documents and other instruments related to the performance of its duties under the master servicing and trust agreement and any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer, in each case, at the master servicer's expense. The master servicer shall cooperate with the trustee and such successor master servicer to effectively transfer its duties under the master servicing and trust agreement.

ASSUMPTION OF MASTER SERVICING BY TRUSTEE

     In the event the master servicer can no longer function in that capacity under the master servicing and trust agreement, and no successor master servicer has accepted appointment as provided for in the master servicing and trust agreement, the trustee shall assume all of the rights and obligations of the master servicer under the master servicing and trust agreement and under each servicing agreement under which the master servicer is acting as servicer. The trustee, its designee or any successor master servicer appointed by the trustee, shall be deemed to have assumed all of the master servicer's rights, duties and obligations under the master servicing and trust agreement and each servicing agreement pursuant to which the master servicer has assumed the duties of the servicer, to the same extent as if such agreements had been assigned to the trustee, its designee or any successor master servicer, except that the master servicer shall not thereby be relieved of any liability or obligation under the master servicing and trust agreement or any servicing agreement accruing prior to its replacement as master servicer, and the master servicer will be required to indemnify and hold harmless the trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the trustee as a result of such liability or obligations of the master servicer and in connection with the trustee's assumption (but not its performance, except to the extent that costs or liability of the trustee are created or increased as a result of negligent or wrongful acts or omissions of the master servicer prior to its replacement as master servicer) of the master servicer's obligations, duties or responsibilities under any such agreement.

     If the master servicer has resigned or been terminated, upon the request of the trustee (but at the expense of the master servicer), the master servicer will be required to deliver to any successor all documents and records relating to each servicing agreement and the related mortgage loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each servicing agreement to any successor party.

                                  THE SERVICERS


GENERAL

     Wells Fargo will act as servicer for approximately 73.56% of the mortgage loans, all of which were acquired by GSMC from Wells Fargo. M&T Mortgage will act as servicer for approximately 20.77% of the mortgage loans, all of which were acquired by GSMC from FNBN. Countrywide Servicing will act as servicer for approximately 5.67% of the mortgage loans, all of which were acquired by GSMC from various other mortgage loan sellers through the Goldman Sachs Mortgage Conduit Program. The servicers will be required to service the mortgage loans in accordance with applicable servicing agreement, each of which will be assigned to the trust pursuant to an assignment, assumption and recognition agreement. See "The Agreements" in this prospectus supplement.

     Although the depositor is selling the mortgage loans to the trust on the closing date, with respect to certain of the mortgage loans serviced by Countrywide Servicing, the depositor or an affiliate of the depositor has retained the right to terminate Countrywide Servicing, without cause and transfer the servicing to a third party. The mortgage loans affected by this right will be serviced as of the closing date by Countrywide Servicing and represent approximately 5.67% of the aggregate principal balance of the mortgage loans as of the cut-off date. Should the depositor choose to do so, the transfer must meet certain conditions set forth in the master servicing and trust agreement, including that the depositor must provide 30 days' notice, the terminated servicer must be reimbursed for any unreimbursed monthly advances, servicing fees and any related expenses, and the replacement servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any such successor must be reasonably acceptable to the master servicer, and requires the receipt of confirmation from the rating agencies that the transfer of the servicing of these mortgage loans will not result in a downgrade, qualification or withdrawal of the then current ratings of the principal certificates.

     The information contained in this prospectus supplement with regard to Wells Fargo, M&T Mortgage and Countrywide Servicing has been provided by them. In the case of M&T Mortgage, M&T Mortgage has not furnished to us information as of a date more recent than December 31, 2004. If more recent information were available to us, it is possible that such information would indicate changes that you might consider important.

     We cannot assure you that the delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables below for the servicers. The statistics shown in the tables below represent the delinquency and foreclosure experience for specified mortgage loan servicing portfolios only for the periods presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans included in the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. In particular, the investors should note that newly originated loans will not be added to the mortgage loan pool, and the mortgage loan pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics in the tables below are compiled. Accordingly, the actual delinquency, foreclosure and loss percentages with respect to the mortgage loan pool may be substantially higher than those indicated in the tables below. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicers. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the statistical information set forth below.

WELLS FARGO BANK, N.A.

     General

     Wells Fargo is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office for servicing functions is located at One Home Campus, Des Moines, Iowa 50328-0001.

     The following table sets forth certain information regarding delinquency, foreclosure and REO experience of Wells Fargo with respect to all "alternative" mortgage loans serviced by its residential mortgage division. There can be no assurance that the delinquency, foreclosure and REO experience set forth in the following table, which includes mortgage loans with various terms to stated maturity and includes loans having a variety of payment characteristics, will be representative of the results that may be experienced with respect to the mortgage loans included in the trust. The "Total Alt-A Portfolio" table for 2004 and 2005 combines the delinquency, foreclosure and REO experience of mortgage loans underwritten using Wells Fargo's "alternative" underwriting guidelines with two other categories of loans for which the underwriting guidelines are different and in certain respects less stringent than the "alternative" underwriting guidelines. Such table for 2003 shows the delinquency, foreclosure and REO experience solely for mortgage loans underwritten using Wells Fargo's "alternative" underwriting standards. Because the trust will contain solely mortgage loans underwritten using the "alternative" underwriting guidelines, the delinquency, foreclosure and REO experience of the mortgage loans in the trust will likely vary from the delinquency, foreclosure and REO experience reflected in the "Total Alt-A Portfolio" table.

                 WELLS FARGO BANK, N.A. DELINQUENCY, FORECLOSURE
                 AND REO EXPERIENCE ON TOTAL ALT-A PORTFOLIO(1)


                                         AS OF DECEMBER 31, 2003      AS OF DECEMBER 31, 2004         AS OF JUNE 30, 2005
                                         -----------------------      -----------------------         -------------------
                                                       BY DOLLAR                    BY DOLLAR                    BY DOLLAR
                                          BY NO.        AMOUNT         BY NO.        AMOUNT         BY NO.         AMOUNT
                                         OF LOANS      OF LOANS       OF LOANS      OF LOANS       OF LOANS       OF LOANS
                                         --------      --------       --------      --------       --------       --------
Total Portfolio                           9,923     $1,676,306,790    160,499    $23,318,421,140   256,517    $38,529,873,501
                                          =====     ==============    =======    ===============   =======    ===============
Period of Delinquency (2)
   30 days..........................       183        $29,669,735      4,694      $606,738,066      6,633       $894,552,145
   60 days..........................        35        $4,516,093       1,296      $159,069,963      1,789       $231,794,823
   90 days or more..................        22        $3,987,398       1,266      $153,629,488      1,594       $201,733,313
                                          -----     --------------    -------    ---------------   -------    ---------------

Total Delinquent Loans..............       240        $38,173,226      7,256      $919,437,516      10,016     $1,328,080,282
                                          =====     ==============    =======    ===============   =======    ===============

Percent of Total Loans..............      2.42%          2.28%         4.52%          3.94%         3.90%          3.45%

Foreclosures (3) ...................        35        $6,958,041       1,020      $121,801,243      1,055       $138,276,789
Foreclosure Ratio (4) ..............      0.35%          0.42%         0.64%          0.52%         0.41%          0.36%

REO.................................        5          $732,611         634        $70,634,311      1,198       $136,209,136
REO Ratio (5) ......................      0.05%          0.04%         0.40%          0.30%         0.47%          0.35%

------------------

(1) The reported levels of delinquencies, foreclosures and REO do not reflect the performance of a substantial number of non-performing assets that are regularly sold on a servicing-released basis from Wells Fargo's portfolio.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(3) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted as of the dates indicated.

(4) Foreclosure as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.

(5) REO as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.



M&T MORTGAGE CORPORATION

     M&T Mortgage is a wholly owned subsidiary of Manufacturers and Traders Trust Company ("M&T BANK"). Its principal offices are located at One Fountain Plaza, Buffalo, New York 14203. M&T Bank is a New York state chartered commercial bank and a subsidiary of M&T Bank Corporation.

     As of December 31, 2004, M&T Mortgage Corporation's year-to-date managed servicing portfolio was 172,902 loans representing approximately $16.1 billion.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans serviced by M&T Mortgage. The information should not be considered as a basis for assessing the likelihood, amount of severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the mortgage loans:

                                 DECEMBER 31, 2002           DECEMBER 31, 2003          DECEMBER 31, 2004
                                 -----------------           -----------------          -----------------
TOTAL ACTIVE LOANS                      185,381                     173,695                    172,902
CURRENT UPB..............    $14,055,094,111.41          $14,180,036,422.68         $16,053,336,902.52
Period of Delinquency
   30-59 Days............    $   439,906,300.11  3.13%   $   427,074,796.72 3.01%   $   543,584,208.53 3.39%
   60-89 Days............    $   127,768,566.71  0.91%   $   129,390,194.92 0.91%   $   169,610,982.15 1.06%
   90+ Days..............    $   129,002,615.39  0.92%   $   160,647,310.81 1.13%   $   233,250,103.87 1.45%
Subtotal.................    $   696,677,482.21  4.96%   $   717,112,302.45 5.06%   $   946,445,294.55 5.90%
DELINQUENCY STATUS
Foreclosure..............    $   137,568,070.23  0.98%   $   122,168,564.81 0.86%   $   154,080,590.14 0.96%
TOTAL....................    $   834,245,552.44  5.94%   $   839,280,867.26 5.92%   $ 1,100,525,884.69 6.86%

COUNTRYWIDE HOME LOANS SERVICING LP

     General

     Countrywide Servicing is directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS"). Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service Countrywide Home Loans originated mortgage loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by certain affiliates of Countrywide Home Loans. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Servicing affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and Countrywide Home Loans (when required by the owner of the mortgage loans). As of June 30, 2005, Countrywide Servicing had a net worth of approximately $14.16 billion.

     In its capacity as servicer, Countrywide Servicing will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement. Countrywide Servicing may perform any of its obligations under the applicable servicing agreement through one or more subservicers, which may include Countrywide Home Loans. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the master servicing and trust agreement as if Countrywide Servicing alone were servicing the mortgage loans.

     Countrywide Home Loans

     Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide Home Loans' mortgage loans are principally first-lien, fixed- or adjustable-rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

     The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

     Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2005, Countrywide Home Loans provided servicing for approximately $964.444 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

     Foreclosure, Delinquency and Loss Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by certain affiliates of Countrywide Home Loans in transactions that were registered with the Securities and Exchange Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                                            AT                           AT DECEMBER 31,                             AT
                                       FEBRUARY 28,      ------------------------------------------------          JUNE 30,
                                           2001          2001          2002           2003           2004           2005
                                           ----          ----          ----           ----           ----           ----
                                             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)
Volume of Loans(1)................      $21,250,550  $25,658,250    $33,455,108    $47,663,628    $76,170,541  $108,044,780
Delinquent Mortgage
   Loans and Pending
   Foreclosures at
   Period End
   30 - 59 days...................             1.61%        1.89%          2.11%          1.80%          1.51%         1.30%
   60 - 89 days...................             0.28%        0.39%          0.53%          0.43%          0.28%         0.24%
   90 days or more                             0.14%
   (excluding pending
   foreclosures)..................                          0.23%          0.35%          0.31%          0.26%         0.19%
Total of delinquencies............             2.03%        2.50%          2.99%          2.53%          2.05%         1.73%
Foreclosure pending...............             0.27%        0.31%          0.31%          0.31%          0.20%         0.16%
Total delinquencies and
   Foreclosures pending...........             2.30%        2.82%          3.31%          2.84%          2.25%         1.90%
Losses on liquidated
   loans(2).......................      $(2,988,604) $(5,677,141)  $(10,788,657)  $(16,159,208)  $(24,758,566)  $(4,810,599)

------------------

(1) "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ended on December 31, 2001, (iii) the years ended on December 31, 2002, December 31, 2003 and December 31, 2004 and (iv) the 6-month period ended on June 30, 2005, respectively.

                          THE SECURITIES ADMINISTRATOR

     Wells Fargo will act as the securities administrator pursuant to the terms of the master servicing and trust agreement. The securities administrator will act as paying agent and, as such, make distributions on the certificates and provide reports with respect to their distributions. The securities administrator will also act as transfer agent and certificate registrar for the certificates. Certificates may be surrendered and a copy of the master servicing and trust agreement may be inspected at the corporate trust office of the securities administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services GSAA 2005-12, or at such other addresses as the securities administrator may designate from time to time by notice to the certificateholders, the depositor, the master servicer and the trustee. The fees of the securities administrator will be paid by the master servicer from compensation received in its capacity as master servicer.

     The securities administrator's duties are limited solely to its express obligations under the master servicing and trust agreement. See "Description of the Certificates" and "The Agreements" in this prospectus supplement.

     If at any time, Wells Fargo, as master servicer, resigns or is removed as master servicer pursuant to the master servicing and trust agreement, then at such time Wells Fargo will be required to resign as securities administrator under the master servicing and trust agreement.

                                   THE TRUSTEE

     HSBC Bank USA, National Association has its principal executive office at 452 Fifth Avenue, New York, New York 10018. The trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the master servicing and trust agreement. The trustee's duties are limited solely to its express obligations under the master servicing and trust agreement. See "The Agreements" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in twenty-one classes, the Class AV-1, Class AF-2, Class AF-3, Class AF-3W, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4, Class X, Class P, Class R-1 and Class R-2 certificates. Only the Class AV-1, Class AF-2, Class AF-3, Class AF-3W, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class R-1 and Class R-2 certificates (collectively, the "OFFERED CERTIFICATES") will be offered under this prospectus supplement. The Class R-1 and Class R-2 certificates are referred to as the "RESIDUAL CERTIFICATES" in this prospectus supplement. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 certificates are sometimes referred to as the "SUBORDINATED CERTIFICATES" in this prospectus supplement. The Class AV-1 certificates are sometimes referred to as the "LIBOR CERTIFICATES" in this prospectus supplement. The Class AF-2, Class AF-3, Class AF-3W, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates are sometimes referred to as the "FIXED RATE CERTIFICATES" in this prospectus supplement. The LIBOR Certificates and the Fixed Rate Certificates are sometimes referred to as the "PRINCIPAL CERTIFICATES" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the master servicing and trust agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:

     o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

     o such assets as from time to time are identified as REO property and related collections and proceeds;

     o assets that are deposited in the accounts, and invested in accordance with the master servicing and trust agreement; and

     o for the benefit of the Class AF-3W certificates only, the Class AF-3W certificate insurance policy.

     The Class R-1 and Class R-2 Certificates each will be issued as a single certificate in definitive form in a principal amount of $100.

     The Principal Certificates will be issued and available only in book-entry form, in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in a different amount.

     Voting rights will be allocated among holders of the Principal Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

BOOK-ENTRY REGISTRATION

     The Principal Certificates are sometimes referred to in this prospectus supplement as "BOOK-ENTRY CERTIFICATES." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Principal Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Principal Certificates will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the Principal Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the Principal Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Principal Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Principal Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the master servicing and trust agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Principal Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the securities administrator through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the securities administrator or any paying agent as holders of the Principal Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Principal Certificates only indirectly through DTC and its participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Principal Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Principal Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each Distribution Date by the securities administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the securities administrator to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the securities administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Principal Certificates under the master servicing and trust agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the master servicer, the servicers, the securities administrator, the Class AF-3W certificate insurer or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration" in the prospectus.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

DEFINITIVE CERTIFICATES

     The Principal Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the securities administrator or the depositor is unable to locate a qualified successor or (b) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC or the securities administrator, as applicable, will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the securities administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the securities administrator directly to holders of definitive certificates in accordance with the procedures set forth in the master servicing and trust agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the securities administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the securities administrator designates its office located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the securities administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to certain agreements described below, each of Wells Fargo and FNBN sold their respective mortgage loans, without recourse, to GSMC. In addition, GSMC acquired certain of the mortgage loans from various other mortgage loan sellers through the Goldman Sachs Mortgage Conduit Program. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the master servicing and trust agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, GSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

     GSMC will also convey to the depositor:

     o certain rights of GSMC with respect to the Wells Fargo Mortgage Loans under a master seller's warranties and servicing agreement, as amended, between Wells Fargo and GSMC, pursuant to an assignment, assumption and recognition agreement; and

     o certain rights of GSMC with respect to the FNBN Mortgage Loans under a master mortgage loan purchase and interim servicing agreement between FNBN and GSMC, pursuant to an assignment, assumption and recognition agreement.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

     In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the custodians, on or before the closing date, certain documents listed below with respect to each mortgage loan. Such documents will constitute the mortgage file with respect to each mortgage loan and will include, but are not limited to:

          (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

          (b) except with respect to any Conduit Mortgage Loan, the original of any guaranty executed in connection with the mortgage note (if any);

          (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage;

          (d) except with respect to each MERS Designated Mortgage Loan, the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee;

          (e) except with respect to each MERS Designated Mortgage Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank; and

          (f) originals or certified copies of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed.

     Pursuant to the master servicing and trust agreement, each custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the applicable mortgage loans, with any exceptions noted. Each custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each applicable mortgage file within ninety days after the closing date and to deliver a certification generally to the effect that, as to each mortgage loan listed in the applicable schedule of mortgage loans,

     o all documents required to be reviewed by it pursuant to the master servicing and trust agreement are in its possession;

     o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

     o each mortgage note has been endorsed as provided in the master servicing and trust agreement.

     If a custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the applicable schedule of mortgage loans, such custodian is required to promptly notify the applicable servicer, the Class AF-3W certificate insurer and the depositor in writing. The depositor will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the applicable custodian. If, however, within the time period specified in the related agreement between GSMC and the applicable responsible party after the earlier of either discovery by or notice to the depositor of such defect, the applicable responsible party has not caused the defect to be remedied, the applicable responsible party will be required to repurchase such mortgage loan at a price equal to (i) with respect to any Wells Fargo Mortgage Loan or Conduit Mortgage Loan, the unpaid principal balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any unreimbursed servicing advances and plus any costs or damages incurred by the trust in connection with any violation of any predatory or abusive lending law or (ii) with respect to any FNBN Mortgage Loan, the purchase price percentage at which FNBN sold the mortgage loan to GSMC multiplied by the outstanding principal balance of the mortgage loan as of the date of repurchase, plus (x) up to ninety days of accrued and unpaid interest at the applicable mortgage rate, minus (y) any amounts received in respect of such repurchased mortgage loan and being held in the distribution account for future distribution in connection with that mortgage loan, and plus (z) any costs and damages incurred by the trust in connection with any violation by the related mortgage loan of any predatory or abusive lending law up to the time of such repurchase actually incurred and paid out of or on behalf of the trust, and that directly resulted from such violation. See "--Representations and Warranties Relating to the Mortgage Loans" below as to GSMC's obligation with respect to FNBN's repurchase obligations. In lieu of this repurchase obligation, if GSMC is the responsible party for such a defective mortgage loan, it will have the right to substitute a qualified mortgage loan for the defective mortgage loan in certain circumstances. The obligations of the responsible party to cure such breach or repurchase, or in the case of GSMC, substitute for, any mortgage loan for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty available to the holders of the certificates, the depositor, the servicers, the master servicer, the securities administrator, the Class AF-3W certificate insurer and the trustee.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

     Pursuant to the relevant master mortgage loan purchase and interim servicing agreement or master seller's warranties and servicing agreement, each of Wells Fargo and FNBN made certain representations and warranties to GSMC as of the Original Sale Date regarding the mortgage loans transferred by it, which are summarized below. Pursuant to the applicable assignment agreement, GSMC will make the representation and warranty set forth in the second sentence of paragraph (15) below as of the closing date, and represent and warrant that nothing has occurred or failed to occur between the Original Sale Date and the closing date that would cause those representations and warranties to be incorrect in any material respect as of the closing date. In addition, GSMC will make certain representations and warranties regarding the Conduit Mortgage Loans directly to the trust as of the closing date. The representations and warranties relating to the mortgage loans include, but are not limited to:

          (1) No mortgage loan is 30 days or more delinquent as of the cut-off date related to the date the mortgage loan was sold to GSMC;

          (2) To the best of the responsible party's knowledge, there are no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges affecting the mortgaged property;

          (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been or will be recorded, if necessary to protect the interests of the purchaser;

          (4) The mortgage loan is not subject to any right of rescission, counterclaim or defense, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage loan;

          (5) Pursuant to the terms of the mortgage, all buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

          (6) Any requirements of any federal, state or local law applicable to the mortgage loan have been complied with;

          (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

          (8) The mortgage is a valid, subsisting and enforceable first lien on the mortgaged property, including all buildings on the mortgaged property and all improvements on the mortgaged property and replacements made at any time with respect to the mortgaged property. The lien of the mortgage is subject only to:

               (A) the lien of current real property taxes and assessments not yet due and payable;

               (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in documents delivered to the originator of the mortgage loan; and

               (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

          (9) The mortgage note and the mortgage executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms;

          (10) Except where such policies are not generally available in the jurisdiction where the mortgaged property is located, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, as to the first priority lien with respect to mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (A), (B) or (C) of paragraph (8) above;

          (11) Except as identified, there is no default, breach or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and the applicable responsible party has not waived any default, breach or event which would permit acceleration;

          (12) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property or the right to foreclose the mortgage;

          (13) To the best of the responsible party's knowledge, the mortgaged property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy have been made or obtained from the appropriate authorities;

          (14) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

          (15) As of the date of origination, to the best of the responsible party's knowledge, there is no proceeding pending for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

          (16) The mortgage file contains an appraisal of the related mortgaged property by an appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan (unless, with respect to the Countrywide Mortgage Loans, the mortgage loan was underwritten pursuant to one of Countrywide's streamline documentation programs);

          (17) None of the mortgage loans is considered (a) a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws;

          (18) Either no mortgagor was required to purchase any credit insurance product as a condition of obtaining the extension of credit or no proceeds from the mortgage loan were used to purchase any such credit insurance; and

          (19) The collection practices used by the applicable responsible party with respect to the mortgage loans have been in all respects in accordance with accepted servicing practices.

     Upon the discovery by a servicer, the depositor or the trustee that any of the representations and warranties contained in the applicable master mortgage loan purchase and interim servicing agreement, master seller's warranties and servicing agreement or any representation and warranties contained in the representations and warranties agreement, have been breached in any material respect as of the date made, with the result that value of, or the interests of the trust or the Class AF-3W certificate insurer in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of those agreements, within no more than ninety days or sixty days (as specified in the applicable mortgage loan purchase agreement) of the earlier to occur of the applicable responsible party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

     o use its best efforts promptly to cure such breach in all material respects; or

     o purchase such mortgage loan at a repurchase price at least equal to (a) the unpaid principal balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any unreimbursed servicing advances and plus any costs or damages incurred by the trust in connection with any violation of any predatory or abusive lending law or
       (b) with respect to the FNBN Mortgage Loans, the purchase price percentage at which FNBN sold the mortgage loan to GSMC multiplied by the outstanding principal balance of the mortgage loan as of the date of repurchase, plus (x) up to ninety days of accrued and unpaid interest at the applicable mortgage rate, minus (y) any amounts received in respect of such repurchased mortgage loan and being held in the distribution account for future distribution in connection with that mortgage loan, and plus (z) any costs and damages incurred by the trust in connection with any violation by the related mortgage loan of any predatory or abusive lending law up to the time of such repurchase actually incurred and paid out of or on behalf of the trust, and that directly resulted from such violation.

     In the event the repurchase price paid by FNBN in connection with a defective mortgage loan or a breach of a representation and warranty is less than the sum of the outstanding principal balance of the mortgage loan as of the date of repurchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the repurchase, GSMC will be obligated to remit to the securities administrator the amount of the shortfall. In the event the repurchase price paid by FNBN exceeds that amount, the securities administrator will be obligated to remit to GSMC the amount of the excess from the trust fund.

     Pursuant to the master mortgage loan purchase and interim servicing agreement, FNBN's representations and warranties only survive until July 27, 2015. In the event that FNBN's obligations with respect to its representations and warranties relating to the FNBN Mortgage Loans terminate as a result of that time limitation, GSMC will then become obligated under the applicable assignment agreement to thereafter assume the foregoing obligations of FNBN for breaches of representations and warranties relating to the FNBN Mortgage Loans.

     With respect to a breach of a representation and warranty by GSMC, GSMC has the option to, but is not obligated to, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred so long as the substitution occurs prior to the second anniversary of the closing date.

     The repurchase price with respect to such mortgage loan will be required to be deposited into the collection account after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the collection account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     The obligations of Wells Fargo and FNBN to cure such breach or repurchase any mortgage loan constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty to the holders of the certificates, the depositor, the applicable servicer, the master servicer, the securities administrator, the Class AF-3W certificate insurer and the trustee.

     In the event of a material breach of any of the representations and warranties of GSMC, GSMC will be required to cure or repurchase the affected mortgage loan in the same manner described above. The obligations of GSMC to cure such breach or repurchase or substitute for any mortgage loan constitute the sole remedies against GSMC respecting a material breach of any such representations or warranties to the holders of the certificates, the servicers, the master servicer, the securities administrator, the Class AF-3W certificate insurer and the trustee.

PAYMENTS ON THE MORTGAGE LOANS

     Each servicing agreement provides that the servicer is required to establish and maintain a separate collection account. The servicing agreements may permit the related servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

     Each servicer is obligated to deposit or cause to be deposited in the applicable collection account within no more than two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans serviced by it after the cut-off date, other than in respect of monthly payments on such mortgage loans due and accrued on each such mortgage loan up to and including any due date occurring prior to the cut-off date:

     o all payments on account of principal, including prepayments of principal on the related mortgage loans;

     o all payments on account of interest, net of the servicing fee, on the related mortgage loans;

     o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds; and

     o all other amounts required to be deposited in the collection account pursuant to the applicable servicing agreement.

     Pursuant to the master servicing and trust agreement, the master servicer will be obligated to establish a distribution account in the name of the securities administrator as paying agent for the benefit of the certificateholders. The master servicer will be required to deposit or cause to be deposited the funds required to be remitted by each servicer on the Servicer Remittance Date upon receipt of such funds.

     The funds required to be remitted by each servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

     o all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

     o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

     o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

     o any other amounts required to be placed in the collection account by the servicer pursuant to the applicable servicing agreement,

     but excluding the following:

          (1) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

          (2) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

          (3) for such Servicer Remittance Date, the aggregate servicing fee;

          (4) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

          (5) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

          (6) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

          (7) certain other amounts which are reimbursable to the servicers, as provided in the servicing agreements; and

          (8) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

     The amounts described in clauses (1) through (8) above may be withdrawn by the applicable servicer from the collection accounts on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

     Distributions on the certificates will be required to be made by the securities administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in November 2005 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the securities administrator or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the securities administrator designated from time to time for those purposes. Initially, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for these purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

          (1) to interest on each class of Principal Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

          (2) to principal on the classes of Principal Certificates and Residual Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

          (3) to unpaid interest on the classes of Principal Certificates in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

          (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount; and (5) to be released to the Class X certificates,

in each case, subject to certain limitations set forth below under "--Distributions of Interest and Principal."

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

     For any Distribution Date, the "PASS-THROUGH RATE" for each class of Principal Certificates will be a per annum rate as set forth below:

          (a) for the Class AV-1 certificates equal to the lesser of (i) one-month LIBOR plus 0.13000% and (ii) the WAC Cap; and

          (b) for each of the Fixed Rate Certificates equal to the lesser of (1) the fixed rate specified below for that class and that Distribution Date and (2) the WAC Cap.

     The "WAC CAP" for any Distribution Date and for any class of Principal Certificates will be a per annum rate equal to the weighted average of the interest rates on the mortgage loans in effect at the beginning of the related Due Period (less the Expense Fee Rate and, solely for the purpose of determining the Pass-Through Rate on the Class AF-3W certificates, the premium payable to the Class AF-3W certificate insurer) (with respect to the LIBOR Certificates, calculated on the basis of a 360 day year and the actual number of days elapsed in the applicable Interest Accrual Period and with respect to the Fixed Rate Certificates, calculated on the basis of a 360 day year and 30 days elapsed in the applicable Interest Accrual Period).

     The per annum fixed rate for each class of Fixed Rate Certificates is as follows: Class AF-2, 4.97160%; Class AF-3, 5.06940%; Class AF-3W, 4.99900%;
Class AF-4, 5.34387%; Class AF-5, 5.65845%; Class AF-6, 5.17605%; Class M-1,
5.44765%; Class M-2, 5.54697%; Class M-3, 5.59657%; Class M-4, 5.69603%; Class
M-5, 5.79545%; Class M-6, 5.94437%; Class B-1, 6.09089%; Class B-2, 6.10000%;
Class B-3, 6.10000%; and Class B-4, 6.10000%. On the Distribution Date immediately following the initial Distribution Date on which the master servicer has the option to purchase all of the mortgage loans as described under "The Agreements --Termination; Optional Clean-up Call" and each Distribution Date thereafter, the fixed rate for each of the Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will increase by 50 basis points (0.50%) per annum.

     On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

     On each Distribution Date, the securities administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

          (i) to the holders of each class of Principal Certificates and to the Class AF-3W certificate insurer in the following order of priority:

               (A) from the Interest Remittance Amount, to the Class AF-3W certificate insurer, any accrued and unpaid premium payable to the Class AF-3W certificate insurer for that Distribution Date;

               (B) from any remaining Interest Remittance Amount, to the Class A certificates, the related Accrued Certificate Interest and any Unpaid Interest Amounts for those classes, allocated pro rata based on their respective entitlements to those amounts;

               (C) from any remaining Interest Remittance Amount, to the Class AF-3W certificate insurer, reimbursements for any prior unreimbursed claims (or to the Class AF-3W certificates in lieu of any claims under the Class AF-3W certificate insurance policy for such Distribution
          Date) under the Class AF-3W certificate insurance policy for either interest or principal payments on the Class AF-3W certificates, as well as all other amounts owed to the Class AF-3W certificate insurer;

               (D) from any remaining Interest Remittance Amount, to the Class M-1 certificates, the Accrued Certificate Interest for that class;

               (E) from any remaining Interest Remittance Amount, to the Class M-2 certificates, the Accrued Certificate Interest for that class;

               (F) from any remaining Interest Remittance Amount, to the Class M-3 certificates, the Accrued Certificate Interest for that class;

               (G) from any remaining Interest Remittance Amount, to the Class M-4 certificates, the Accrued Certificate Interest for that class;

               (H) from any remaining Interest Remittance Amount, to the Class M-5 certificates, the Accrued Certificate Interest for that class;

               (I) from any remaining Interest Remittance Amount, to the Class M-6 certificates, the Accrued Certificate Interest for that class;

               (J) from any remaining Interest Remittance Amount, to the Class B-1 certificates, the Accrued Certificate Interest for that class;

               (K) from any remaining Interest Remittance Amount, to the Class B-2 certificates, the Accrued Certificate Interest for that class;

               (L) from any remaining Interest Remittance Amount, to the Class B-3 certificates, the Accrued Certificate Interest for that class; and

               (M) from any remaining Interest Remittance Amount, to the Class B-4 certificates, the Accrued Certificate Interest for that class.

     (ii) (A) on each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Principal Certificates and Residual Certificates then entitled to distributions of principal and to the Class AF-3W certificate insurer as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                    (a) concurrently, to the Class R-1 and Class R-2
               certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Certificate Balances have been reduced to zero;

                    (b) to the Class A certificates, allocated sequentially as follows:

                         (x) to the Class AF-6 certificates, an amount equal to
                    the Class AF-6 Lockout Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (y) to the Class AV-1 certificates, until their Class
                    Certificate Balance has been reduced to zero;

                         (z) to the Class AF-2 certificates, until their Class
                    Certificate Balance has been reduced to zero;

                         (aa) to the Class AF-3 and Class AF-3W certificates,
                    pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero; and

                         (bb) sequentially, to the Class AF-4, Class AF-5 and
                    Class AF-6 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

                    (c) to the Class AF-3W certificate insurer, reimbursements for unreimbursed claims under the Class AF-3W certificate insurance policy for principal payments to the Class AF-3W certificates; and

                    (d) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

          (B) on each Distribution Date (x) on and after the Stepdown Date and
     (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of Principal Certificates then entitled to distributions of principal and to the Class AF-3W certificate insurer as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                    (a) to the Class A certificates, the lesser of (x) the
               Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated sequentially as follows:

                         (i) to the Class AF-6 certificates, an amount equal to
                    the Class AF-6 Lockout Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (ii) to the Class AV-1 certificates, until their Class
                    Certificate Balance has been reduced to zero;

                         (iii) to the Class AF-2 certificates, until their Class
                    Certificate Balance has been reduced to zero;

                         (iv) to the Class AF-3 and Class AF-3W certificates,
                    pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero; and

                         (v) sequentially, to the Class AF-4, Class AF-5 and
                    Class AF-6 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

                    (b) to the Class AF-3W certificate insurer, reimbursements for unreimbursed claims under the Class AF-3W certificate insurance policy for principal payments to the Class AF-3W certificates;

                    (c) to the Class M-1 certificates, the lesser of (x) the
               excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
               (ii)(B)(a) above and to the Class AF-3W certificate insurer in clause (ii)(B)(b) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                    (d) to the Class M-2 certificates, the lesser of (x) the
               excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
               (ii)(B)(a) above, to the Class AF-3W certificate insurer in clause (ii)(B)(b) above and to the Class M-1 certificates in clause (ii)(B)(c) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                    (e) to the Class M-3 certificates, the lesser of (x) the
               excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
               (ii)(B)(a) above, to the Class AF-3W certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
               (ii)(B)(c) above and to the Class M-2 certificates in clause
               (ii)(B)(d) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                    (f) to the Class M-4 certificates, the lesser of (x) the
               excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
               (ii)(B)(a) above, to the Class AF-3W certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
               (ii)(B)(c) above, to the Class M-2 certificates in clause
               (ii)(B)(d) above and to the Class M-3 certificates in clause
               (ii)(B)(e) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                    (g) to the Class M-5 certificates, the lesser of (x) the
               excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
               (ii)(B)(a) above, to the Class AF-3W certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
               (ii)(B)(c) above, to the Class M-2 certificates in clause
               (ii)(B)(d) above, to the Class M-3 certificates in clause
               (ii)(B)(e) above and to the Class M-4 certificates in clause
               (ii)(B)(f) above and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                    (h) to the Class M-6 certificates, the lesser of (x) the
               excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
               (ii)(B)(a) above, to the Class AF-3W certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
               (ii)(B)(c) above, to the Class M-2 certificates in clause
               (ii)(B)(d) above, to the Class M-3 certificates in clause
               (ii)(B)(e) above, to the Class M-4 certificates in clause
               (ii)(B)(f) above and to the Class M-5 certificates in clause
               (ii)(B)(g) above and (y) the Class M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                    (i) to the Class B-1 certificates, the lesser of (x) the
               excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
               (ii)(B)(a) above, to the Class AF-3W certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
               (ii)(B)(c) above, to the Class M-2 certificates in clause
               (ii)(B)(d) above, to the Class M-3 certificates in clause
               (ii)(B)(e) above, to the Class M-4 certificates in clause
               (ii)(B)(f) above, to the Class M-5 certificates in clause
               (ii)(B)(g) above and to the Class M-6 certificates in clause
               (ii)(B)(h) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                    (j) to the Class B-2 certificates, the lesser of (x) the
               excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
               (ii)(B)(a) above, to the Class AF-3W certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
               (ii)(B)(c) above, to the Class M-2 certificates in clause
               (ii)(B)(d) above, to the Class M-3 certificates in clause
               (ii)(B)(e) above, to the Class M-4 certificates in clause
               (ii)(B)(f) above, to the Class M-5 certificates in clause
               (ii)(B)(g) above, to the Class M-6 certificates in clause
               (ii)(B)(h) above and to the Class B-1 certificates in clause
               (ii)(B)(i) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                    (k) to the Class B-3 certificates, the lesser of (x) the
               excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
               (ii)(B)(a) above, to the Class AF-3W certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
               (ii)(B)(c) above, to the Class M-2 certificates in clause
               (ii)(B)(d) above, to the Class M-3 certificates in clause
               (ii)(B)(e) above, to the Class M-4 certificates in clause
               (ii)(B)(f) above, to the Class M-5 certificates in clause
               (ii)(B)(g) above, to the Class M-6 certificates in clause
               (ii)(B)(h) above, to the Class B-1 certificates in clause
               (ii)(B)(i) above and to the Class B-2 certificates in clause
               (ii)(B)(j) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                    (l) to the Class B-4 certificates, the lesser of (x) the
               excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
               (ii)(B)(a) above, to the Class AF-3W certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
               (ii)(B)(c) above, to the Class M-2 certificates in clause
               (ii)(B)(d) above, to the Class M-3 certificates in clause
               (ii)(B)(e) above, to the Class M-4 certificates in clause
               (ii)(B)(f) above, to the Class M-5 certificates in clause
               (ii)(B)(g) above, to the Class M-6 certificates in clause
               (ii)(B)(h) above, to the Class B-1 certificates in clause
               (ii)(B)(i) above, to the Class B-2 certificates in clause
               (ii)(B)(j) above and to the

               Class B-3 certificates in clause (ii)(B)(k) above and (y) the Class B-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

          (iii) any amount remaining after the distributions in clauses (i) and
     (ii) above is required to be distributed in the following order of priority with respect to the certificates:

               (A) to the Class AF-3W certificate insurer, reimbursements for any remaining prior unreimbursed claims under the Class AF-3W certificate insurance policy for either interest or principal payments to the Class AF-3W certificates, as well as other amounts owed to the Class AF-3W certificate insurer;

               (B) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

               (C) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

               (D) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

               (E) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

               (F) to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

               (G) to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;

               (H) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

               (I) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

               (J) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

               (K) to the holders of the Class B-4 certificates, any Unpaid Interest Amount for that class;

               (L) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

               (M) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Principal Certificates for that Distribution Date, first, concurrently to the Class A certificates, pro rata, based on their respective Class Certificate Balances immediately prior to that Distribution Date, up to their respective unpaid Basis Risk Carry Forward Amounts (provided that, if for any Distribution Date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A certificates, the remaining unpaid Basis Risk Carry Forward Amounts for any of the Class A certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amounts that would have been allocated to that Class A certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A certificates to the extent the other Class A certificates have any remaining unpaid Basis Risk Carry Forward Amounts), and, second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts;

               (N) to the Class X certificates, those amounts as set forth in the master servicing and trust agreement; and

               (O) to the holders of the Class R-1 and Class R-2 certificates, any remaining amount as set forth in the master servicing and trust agreement.

     Notwithstanding the foregoing allocation of principal to the Class A certificates, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M-1, Class M-2, Class

M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates and the Overcollateralized Amount have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata to the Class A certificates based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero.

     On each Distribution Date, the securities administrator will be required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received by the servicers during the related Prepayment Period and remitted to the securities administrator.

     The Class R-2 certificates will be entitled to the right to receive payment of the Fair Market Value Excess, if any, after the exercise of the Optional Clean-up Call.

     If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balance of the Principal Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "APPLIED REALIZED LOSS AMOUNT." In the event Applied Realized Loss Amounts are allocated to any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 or Class B-4 certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "SUBSEQUENT RECOVERY"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

     On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "The Agreements --Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated as a reduction to the Accrued Certificate Interest for the Principal Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. THE HOLDERS OF THE PRINCIPAL CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY OF THOSE SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE AND THE CLASS AF-3W CERTIFICATE INSURANCE POLICY DOES NOT COVER THESE AMOUNTS.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date, the securities administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates. The establishment of One-Month LIBOR on each such date by the securities administrator and its calculation of the interest rate applicable to each class of LIBOR Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

EXCESS RESERVE FUND ACCOUNT

     The "BASIS RISK PAYMENT" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount of Available Funds otherwise distributable on the Class X certificates.

     If, on any Distribution Date, the Pass-Through Rate for any class of Principal Certificates is based upon the WAC Cap, the sum of (x) the excess of
(i) the amount of Accrued Certificate Interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of Accrued Certificate Interest that class of certificates received on that Distribution Date based on the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the WAC Cap) is the "BASIS RISK CARRY FORWARD AMOUNT" for those classes of certificates.

     Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as and to the extent described in this prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

     In the event the Class Certificate Balance of any class of Principal Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount. The Basis Risk Carry Forward Amount for the Class AF-3W certificates will not be covered by the Class AF-3W certificate insurance policy.

     Pursuant to the master servicing and trust agreement, an account (referred to as the "EXCESS RESERVE FUND ACCOUNT") will be established, to be held in trust as part of the trust fund, by the securities administrator. The Excess Reserve Fund Account will not be an asset of any REMIC. Funds in the Excess Reserve Fund Account will be held in trust for the regular certificateholders for the uses and purposes set forth in the master servicing and trust agreement. Holders of the Principal Certificates will be entitled to receive, to the extent described in this prospectus supplement, payments from the Excess Reserve Fund Account in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. See "--Distributions of Interest and Principal" above. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates. Any distribution by the securities administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

OVERCOLLATERALIZATION PROVISIONS

     The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Principal Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Principal Certificates as described above on any Distribution Date will be paid as set forth in the master servicing and trust agreement and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Basis Risk Carry Forward Amounts or Applied Realized Loss Amounts.

     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Principal Certificates and the Residual Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "OVERCOLLATERALIZED AMOUNT" as of that Distribution Date. The master servicing and trust agreement will require that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "OVERCOLLATERALIZATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "SPECIFIED OVERCOLLATERALIZED AMOUNT" and is set forth in the definition of Specified Overcollateralized Amount in the "Glossary of Terms" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect (to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount).

     In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the master servicing and trust agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Principal Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "EXCESS OVERCOLLATERALIZED AMOUNT" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay any amounts owing to the Class AF-3W certificate insurer, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "OVERCOLLATERALIZATION REDUCTION AMOUNT" for that Distribution Date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining on a Distribution Date after the amount necessary to make all payments of interest and principal to the Principal Certificates and after the payment of all amounts then owed to the Class AF-3W certificate insurer.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date the securities administrator will be required to make available to the depositor, the Class AF-3W certificate insurer and each holder of a Principal Certificate a distribution report, based solely on information provided to the securities administrator by the master servicer and servicers, containing such information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each class as of such Distribution Date and such other information as required by the master servicing and trust agreement.

     The securities administrator will provide the monthly distribution report via the securities administrator's internet website. The securities administrator's website will initially be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the securities administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the securities administrator will be required to provide timely and adequate notification to all above parties regarding any such changes. As a condition to accessing the securities administrator's internet website, the securities administrator may require registration and the acceptance of a disclaimer. The securities administrator will not be liable for the dissemination of information in accordance with the master servicing and trust agreement.

     The securities administrator will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                                 THE AGREEMENTS


GENERAL

     This section summarizes certain provisions of the servicing agreements and the master servicing and trust agreement. In addition, a description of the responsibilities and rights of the master servicer can be found under the heading "The Master Servicer" in this prospectus supplement.

SERVICING STANDARD

     Wells Fargo, M&T Mortgage and Countrywide Servicing will act as the primary servicers of the mortgage loans under the servicing agreements. See "The Servicers" in this prospectus supplement.

     In servicing the mortgage loans, the servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account, in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its activities as a servicer under the related servicing agreement, each servicer is entitled to receive a servicing fee with respect to each mortgage loan serviced by it, which fee will be retained by such servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee is required to be an amount equal to interest at one twelfth of the servicing fee rate for the applicable mortgage loan on the outstanding principal balance of such mortgage loan. The servicing fee will be equal to 0.375% per annum with respect to approximately 73.56% of the mortgage loans and 0.500% per annum with respect to 26.44% of the mortgage loans. In addition, each servicer may be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees or similar items (other than Prepayment Premiums). Each servicer may also be entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account as the case may be. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in that agreement.

     As compensation for its activities as trustee under the master servicing and trust agreement, the trustee will be entitled to the trustee fee which will be remitted to the trustee by Wells Fargo from compensation received in its capacity as securities administrator.

P&I ADVANCES AND SERVICING ADVANCES

     Each servicer is required to make P&I Advances on each business day preceding the related Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer's determination in its sole reasonable opinion that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of principal and interest to the holders of the certificates.

Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account. The master servicer (including the trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if any of the servicers fails to do so, subject to its own recoverability determination and as required under the master servicing and trust agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

     Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to such servicer's determination that such advance would be recoverable and constitutes reasonable "out-of-pocket" costs and expenses relating to:

     o the preservation, restoration and protection of the mortgaged property,

     o enforcement or judicial proceedings, excluding foreclosures, and

     o certain other customary amounts described in the master servicing and trust agreement.

     These servicing advances by the servicers (and the master servicer and any successor master servicer (including the trustee), if applicable) are reimbursable to the applicable party subject to certain conditions and restrictions set forth in the servicing agreements or the master servicing and trust agreement. In the event that, notwithstanding the applicable advancing party's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the advancing party will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

     Each servicer (and the master servicer and any successor master servicer (including the trustee), if applicable) may recover P&I Advances and servicing advances to the extent permitted by the master servicing and trust agreement or the servicing agreements. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicers from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, each servicer (and the master servicer and any successor master servicer (including the trustee), if applicable) may be reimbursed for such advance from any amounts in the applicable collection account.

     The servicers (and the master servicer and any successor master servicer (including the trustee), if applicable) would not be required to make any P&I Advance or servicing advance which would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "NONRECOVERABLE" if, in the reasonable good faith business judgment of the servicer (or the master servicer or any successor master servicer (including the trustee), if applicable) (as stated in an officer's certificate delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

PREPAYMENT INTEREST SHORTFALLS

     In the event of any voluntary principal prepayment in full or in part on any mortgage loan (excluding any payments made upon liquidation of any mortgage loan) during any Prepayment Period, the related servicer will be obligated to remit from its own funds, to the master servicer, who will deposit in the distribution account, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary principal prepayments. The amount of compensating interest payable by each servicer ("COMPENSATING INTEREST") will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty days' interest on the related mortgage loans, but, in the case of Countrywide Servicing, only to the extent of one-half of its servicing fee for the related Distribution Date.

SERVICER REPORTS

     Each servicer, at its expense, is required to deliver to the trustee, the master servicer, the Class AF-3W certificate insurer and the depositor each year starting in 2006, on or prior to the date specified in the applicable servicing agreement, an officer's certificate stating to the effect that:

     o a review of the activities of such servicer during the preceding calendar year and of performance under the applicable servicing agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, such servicer has fulfilled all its obligations under the applicable servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by such servicer to remedy such default.

     Each year, on or prior to the date specified in the applicable servicing agreement, starting in 2006, each servicer, at its expense, is required to cause to be prepared (and furnished to GSMC, the master servicer, the Class AF-3W certificate insurer and the depositor, as applicable) from a firm of independent certified public accountants, who may also render other services to such servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding year and that, on the basis of such examination conducted substantially in compliance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

     Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the applicable servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Each servicer will be required to proceed diligently to collect payments due on any mortgage loan serviced by it in the event any payment is delinquent beyond the applicable grace period.

     Each servicer will be required to act with respect to mortgage loans serviced by it that are in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the applicable servicing agreement. These procedures may, among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

     Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan unless it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable requirements. If a servicer reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, such servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by a servicer for entering into an assumption or modification agreement will be retained by that servicer as additional servicing compensation.

HAZARD INSURANCE

     Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in a minimum amount as set forth in the applicable servicing agreement. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

PRIMARY MORTGAGE INSURANCE

     With respect to the mortgage loans that are covered by a primary mortgage insurance policy on the closing date, each servicer is required to maintain in full force and effect a primary mortgage insurance policy. Each servicer is required to pay or cause the mortgagor to pay the premium on such policy on a timely basis. No servicer is permitted to take any action which would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such servicer would have been covered by the policy. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to the servicing agreements, the applicable servicer is required to promptly notify the insurer under the related primary mortgage insurance policy, if any, of such assumption or substitution of liability in accordance with the terms of such primary mortgage insurance policy and will take all actions which may be required by the insurer as a condition to the continuation of coverage under the primary mortgage insurance policy. If a primary mortgage insurance policy is terminated as a result of such assumption or substitution of liability, the applicable servicer is required to obtain a replacement primary mortgage insurance policy.

     In connection with its activities as servicer, each servicer is required to prepare and present claims to the insurer under any primary mortgage insurance policy in a timely fashion in accordance with the terms of that primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under any primary mortgage insurance policy respecting a defaulted mortgage loan. Any amounts collected by a servicer under any primary mortgage insurance policy are required to be deposited in the applicable collection account, subject to withdrawal pursuant to the related servicing agreement.

     With respect to the Conduit Mortgage Loans, Countrywide shall cause to be maintained on each mortgaged property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with accepted servicing practices.

OPTIONAL REPURCHASE OF DELINQUENT MORTGAGE LOANS

     The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent subject to certain terms and conditions set forth in the master servicing and trust agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable servicer related to the mortgage loan.

THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE CUSTODIANS

     The securities administrator will act as certificate registrar of the certificates. The depositor, the servicers and their respective affiliates may maintain other banking relationships in the ordinary course of business with the trustee. Certificates may be surrendered and a copy of the master servicing and trust agreement may be inspected at the corporate trust office of the securities administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, or at such other addresses as the securities administrator may designate from time to time by notice to the certificateholders, the depositor, the master servicer and the servicers. The master servicing and trust agreement provides that the trustee, the securities administrator and the custodians and any officer, employee or agent of the trustee, the securities administrator and the custodians will be indemnified by the trust and will be held harmless against any loss, liability or expense incurred by the trustee, the securities administrator and the custodians arising out of their obligations under the master servicing and trust agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the master servicing and trust agreement.

     The trustee is eligible to serve as such under the master servicing and trust agreement only so long as it is a corporation, banking association or other association organized and doing business under the laws of the United States or any state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, has a combined capital and surplus of at least $50,000,000 and has a credit rating which would not cause any of the Ratings Agencies to reduce or withdraw their respective then current ratings of the certificates.

     The trustee may, upon written notice to each servicer, the master servicer, the securities administrator, the depositor, the Class AF-3W certificate insurer and each Rating Agency, resign at any time, in which event the depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after the resignation of the trustee, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor. The trustee may also be removed at any time (i) by the depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

SERVICER EVENTS OF DEFAULT

     An event of default ("SERVICER EVENT OF DEFAULT") under a servicing agreement will occur if:

          (1) the related servicer fails to remit any required payments under the applicable servicing agreement, which failure continues unremedied for the period of time specified in the applicable servicing agreement after the trustee, the securities administrator, the Class AF-3W certificate insurer or the master servicer notifies such servicer of such failure;

          (2) the related servicer fails to observe or perform in any material respect any covenant or agreement in the applicable servicing agreement, which failure continues unremedied for a period of 30 days after the trustee, the master servicer or the securities administrator notifies the servicer of such failure;

          (3) the related servicer fails to maintain its license to do business in any jurisdiction where any mortgaged property is located and such license is required (and in the case of the Countrywide Mortgage Loans, such failure continues unremedied for a period of thirty days);

          (4) certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the related servicer which are not discharged or stayed within 60 days or the related servicer takes certain actions indicating its insolvency;

          (5) the related servicer admits in writing its inability to pay its obligations as they become due;

          (6) the related servicer attempts to assign the applicable servicing agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such servicing agreement; or

          (7) with respect to certain servicers under the applicable servicing agreements, such servicer ceases to have a minimum net worth of $25,000,000 as determined in accordance with the Financial Accounting Standards Board's generally accepted accounting principles.

RIGHTS UPON SERVICER EVENT OF DEFAULT

     So long as a Servicer Event of Default under the a servicing agreement remains unremedied, the master servicer may, and, at the direction of holders of certificates evidencing not less than a majority of the voting rights of the certificates shall, terminate all of the rights and obligations of the applicable servicer, in its capacity as servicer, under the applicable servicing agreement. In the event a servicer is terminated and the master servicer has not appointed a successor servicer, the master servicer will become the successor servicer and succeed to all the authority, power, responsibilities, duties and liabilities of such servicer under such servicing agreement (other than any obligation to repurchase any mortgage loan) and will be entitled to similar compensation arrangements. In the event the master servicer is unable to appoint a successor servicer, the master servicer may petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the rating agencies, having a net worth of at least $25 million and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such servicer under the related servicing agreement. Any successor servicer will be entitled to the same servicing compensation as the predecessor servicer. In addition, certificateholders evidencing at least 66% of the voting rights of the certificates affected by a Servicer Event of Default may waive such Servicer Event of Default. However, a Servicer Event of Default with respect to a servicer's obligation to make P&I Advances or any other Servicer Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Servicer Event of Default.

TERMINATION; OPTIONAL CLEAN-UP CALL

     The master servicer may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of all of the mortgage loans and REO properties as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of all of the mortgage loans and REO properties as of the cut-off date. The Class AF-3W certificate insurer may, at its option, purchase the mortgage loans and terminate the trust if the master servicer does not exercise its option by the third Distribution Date following the Distribution Date on which it is first exercisable. At any time the master servicer or the Class AF-3W certificate insurer have the right to purchase the mortgage loans, the first person to provide notice to exercise the right will have the right to purchase the mortgage loans. The purchase price for the mortgage loans will be an amount equal to the greater of (a) the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the exercising party, at its expense, plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rates and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate and (b) the aggregate fair market value of each mortgage loan and any REO property, as determined by the highest bid received by the trustee from closed bids solicited by the depositor or its designee from at least three recognized broker/dealers (one of which may be an affiliate of the depositor) that deal in similar assets as of the close of business on the third business day preceding the date upon which a notice of final distribution is furnished to certificateholders pursuant to the master servicing and trust agreement, plus accrued and unpaid interest on the mortgage loans at the applicable mortgage rate. The proceeds of the sale of such assets of the trust (other than, with respect to any mortgage loan and the related property, an amount equal to the excess, if any, of the amount in clause
(b) over the sum of the amount in clause (a), in each case as set forth in the immediately preceding sentence (such excess, the "FAIR MARKET VALUE EXCESS")) will be distributed to the holders of the Principal certificates in accordance with the order of priorities set forth under "Distribution of the Certificates--Distributions" and "--Allocation of Principal Payments to Class A Certificates" in this prospectus supplement. Any Fair Market Value Excess received in connection with the purchase of the mortgage loans and REO properties will be distributed to the holders of the Class R-2 certificates.

     Except to the extent provided above with regard to allocating any Fair Market Value Excess to the holders of the Class R-2 certificates, the proceeds of such a purchase will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, the exercise by the master servicer of its option to purchase the mortgage loans and REO properties will result in the final distribution on the certificates on that Distribution Date. IN ADDITION, THE CLASS AF-3W CERTIFICATE INSURER'S CONSENT IS REQUIRED PRIOR TO THE PURCHASE OF THE MORTGAGE LOANS IF THE RESULTING AMOUNT AVAILABLE FOR PAYMENT ON THE CLASS AF-3W CERTIFICATES WOULD RESULT IN A CLAIM UNDER THE CLASS AF-3W CERTIFICATE INSURANCE POLICY OR A PREVIOUS CLAIM OR ANY OTHER AMOUNTS OWING TO THE CLASS AF-3W CERTIFICATE INSURER WOULD REMAIN UNPAID.

     The trust also is required to terminate upon either the later of (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the master servicing and trust agreement; provided, however, that in no event will the trust established by the master servicing and trust agreement terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the master servicing and trust agreement.

CERTAIN MATTERS REGARDING THE DEPOSITOR AND THE TRUSTEE

     The master servicing and trust agreement will provide that none of the depositor, the trustee or any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the master servicing and trust agreement, or for errors in judgment, except that neither the depositor nor the trustee will be protected against liability arising from any breach of representations or warranties made by it, or from any liability which may be imposed by reason of the depositor's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the master servicing and trust agreement.

     The depositor, the trustee and any director, officer, employee or agent of the depositor or the trustee will be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the master servicing and trust agreement or the certificates, or any other unanticipated or extraordinary expenses, other than any loss, liability or expense incurred by reason of the depositor's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the master servicing and trust agreement.

     Neither the depositor nor the trustee is obligated under the master servicing and trust agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability. However, in accordance with the provisions of the master servicing and trust agreement, each of the depositor and the trustee, may undertake any action it deems necessary or desirable in respect of (i) the rights and duties of the parties to the master servicing and trust agreement and
(ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust, and the depositor and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust.

AMENDMENT

     The master servicing and trust agreement may be amended from time to time by the parties to the agreement by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the master servicing and trust agreement or in any servicing agreement, which may be inconsistent with any other provision, or to add to the duties of the parties to the master servicing and trust agreement. The master servicing and trust agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the master servicing and trust agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the master servicing and trust agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

     The master servicing and trust agreement may be amended from time to time by the parties to the agreement and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master servicing and trust agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any class of certificates without the consent of the holders of that class, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

     Notwithstanding the foregoing, any amendment to the pooling and servicing agreement will require the prior written consent of the Class AF-3W certificate insurer until the later of (a) the date the Class Certificate Balance of the Class AF-3W certificates is reduced to zero and (b) the date all amounts owing to the Class AF-3W certificate insurer under the Class AF-3W certificate insurance policy and the insurance and indemnity agreement have been paid in full.

VOTING RIGHTS OF THE CLASS AF-3W CERTIFICATE INSURER

     Unless it is in default under the Class AF-3W certificate insurance policy or certain events of bankruptcy or insolvency have occurred with respect to the Class AF-3W certificate insurer, the Class AF-3W certificate insurer will have the right to exercise all rights, including voting rights, which the holders of the Class AF-3W certificates are entitled to exercise under the pooling and servicing agreement and the other transaction documents. The Class AF-3W certificate insurer will be entitled to reimbursement for all costs and expenses incurred in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting the Class AF-3W certificate insurer or the Class AF-3W certificate insurer's interests. The securities administrator will not have any liability for any action taken by the Class AF-3W certificate insurer as a result of the exercise by the Class AF-3W certificate insurer of any of these rights.

     Once the Class AF-3W certificates have been paid in full, and all amounts owing to the Class AF-3W certificate insurer have been paid in full, the control rights of the Class AF-3W certificate insurer will terminate.

CERTAIN MATTERS REGARDING THE SERVICERS

     Except as provided in the servicing agreements, no servicer may assign its servicing agreement or the servicing under such servicing agreement, or delegate all or any portion of its rights or duties under such servicing agreement, or sell or otherwise dispose of all of its property or assets.

     No servicer may resign from its obligations and duties under any servicing agreement except by mutual consent of such servicer and the master servicer (as provided in the master servicing and trust agreement) or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such servicer. Any such determination permitting the resignation of a servicer must be evidenced by an opinion of counsel delivered to the trustee, the securities administrator and the master servicer and in form and substance acceptable to the trustee, the securities administrator and the master servicer. No such resignation shall become effective until a successor has assumed such servicer's responsibilities and obligations in the manner provided in the related servicing agreement.

     With respect to Wells Fargo and M&T Mortgage, the related servicing agreements provide that any company into which a servicer is merged or consolidated will succeed automatically to the duties of that servicer, so long as that such entity is a Fannie Mae/Freddie Mac approved servicer.

     Without in any way limiting the generality of the foregoing and, except in the case of certain mergers, if a servicer either assigns its rights under the applicable servicing agreement or the servicing responsibilities under that servicing agreement or delegates all or any portion of its duties under that servicing agreement or sells or otherwise disposes of all or substantially all of its property or assets, then the master servicer will have the right to terminate that servicing agreement upon notice to the related servicer.

     The master servicer is prohibited from terminating a servicer without cause. The depositor will have the right to terminate Countrywide Servicing without cause. Any termination fee will be payable by the depositor, and will not be borne by the trust.

     Each servicing agreement provides that neither the applicable servicer nor any of its directors, officers, employees or agents will have any liability to the trust for any action taken or for refraining from taking any action in good faith pursuant to such servicing agreement, or for errors in judgment. However, this provision will not protect a servicer or any such person against any breach of warranties or representations made in the related servicing agreement, or failure to perform its obligations in compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. No servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the mortgage loans in accordance with the related servicing agreement and which in its opinion may involve it in any expense or liability. However, a servicer may, with the consent of the master servicer, undertake any such action which it may deem necessary or desirable in respect of the applicable servicing agreement and the rights and duties of the parties to it. In such event, that servicer will be entitled to reimbursement from the trust of the reasonable legal expenses and costs of such action. Additionally, the trust will be required to indemnify each servicer for certain liabilities, costs and expenses incurred by such servicer as set forth in the applicable servicing agreement.

                  THE CLASS AF-3W CERTIFICATE INSURANCE POLICY

     The following summary of the terms of the Class AF-3W certificate insurance policy does not purport to be complete and is qualified in its entirety by reference to the Class AF-3W certificate insurance policy. A copy of the Class AF-3W certificate insurance policy may be obtained, upon written request of a certificateholder, from the securities administrator.

     Simultaneously with the issuance of the Class AF-3W certificates, the Class AF-3W certificate insurer will deliver the Class AF-3W certificate insurance policy to the securities administrator for the benefit of the holders of the Class AF-3W certificates. Under the Class AF-3W certificate insurance policy, the Class AF-3W certificate insurer unconditionally and irrevocably guarantees to the securities administrator for the benefit of each holder of a Class AF-3W certificate the full and complete payment of (i) the Accrued Certificate Interest on the Class AF-3W certificates on each Distribution Date, (ii) any Class AF-3W Principal Parity Amount, (iii) if such Distribution Date is the final Distribution Date or the date of earlier termination of the trust pursuant to the terms of the master servicing and trust agreement, the Class Certificate Balance of the Class AF-3W certificates, to the extent unpaid on such date (without duplication of amounts included in clause (ii) above), after giving effect to all payments of principal of the Class AF-3W certificates and all Prior Principal Parity Payments (clauses (i), (ii) and (iii) collectively, the "GUARANTEED DISTRIBUTIONS") and (iv) the amount of any distribution of principal or interest to any holder of a Class AF-3W certificate, which distribution is subsequently avoided in whole or in part as a preference payment under applicable law. Guaranteed Distributions will not include, nor shall coverage be provided under the Class AF-3W certificate insurance policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distribution to a holder, any interest shortfalls resulting from the application of the Servicemembers Civil Relief Act or any comparable state law, any prepayment interest shortfalls to the extent not covered by the servicers or any Basis Risk Carry Forward Amounts that may be incurred or that may be distributable to the Class AF-3W certificates.

     Payment of claims on the Class AF-3W certificate insurance policy made in respect of Guaranteed Distributions will be made by the Class AF-3W certificate insurer following receipt by the Class AF-3W certificate insurer of the appropriate notice for payment in the form attached to the Class AF-3W certificate insurance policy on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following receipt of the notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Class AF-3W certificates.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Class AF-3W certificate insurance policy, the Class AF-3W certificate insurer shall cause the payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of:

          (1) the fourth Business Day following receipt by the Class AF-3W certificate insurer from the securities administrator of:

               (A) a certified copy of the order (an "ORDER") of the court or other governmental body which exercised jurisdiction to the effect that the holder of the Class AF-3W certificate is required to return principal or interest paid on such Class AF-3W certificates during the term of the Class AF-3W certificate insurance policy because those payments were avoidable as preference payments under applicable bankruptcy law,

               (B) a certificate of the holder of the Class AF-3W certificate that the Order has been entered and is not subject to any stay, and

               (C) an assignment duly executed and delivered by the holder of the Class AF-3W certificate, in a form as is reasonably required by the Class AF-3W certificate insurer and provided to the holder of the Class AF-3W certificate by the Class AF-3W certificate insurer, irrevocably assigning the Class AF-3W certificate insurer all rights and claims of the holder of the Class AF-3W certificate relating to or arising under the Class AF-3W certificate against the trust or otherwise with respect to the applicable preference payment, and

          (2) the date of receipt by the Class AF-3W certificate insurer from the securities administrator of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of receipt, the Class AF-3W certificate insurer shall have received written notice from the securities administrator that the items were to be delivered on that date and that date was specified in the applicable notice. The payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the securities administrator or any holder of a Class AF-3W certificate directly, unless a holder of a Class AF-3W certificate has previously paid the applicable amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the applicable payment will be disbursed to the securities administrator, for distribution to that certificateholder upon proof of payment reasonably satisfactory to the Class AF-3W certificate insurer. In connection with the foregoing, the Class AF-3W certificate insurer shall have the rights provided pursuant to the master servicing and trust agreement to the holders of the Class AF-3W certificates including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee, the securities administrator and each holder of a Class AF-3W certificate in the conduct of any proceeding with respect to a preference claim.

     The terms "RECEIPT" and "RECEIVED," with respect to the Class AF-3W certificate insurance policy, mean actual delivery to the Class AF-3W certificate insurer and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, will be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given under the Class AF-3W certificate insurance policy by the securities administrator is not in proper form or is not properly completed, executed or delivered, or contains any misstatement that the Class AF-3W certificate insurer, in its sole discretion, deems to be material, it will be deemed not to have been received, and the Class AF-3W certificate insurer or the fiscal agent will promptly so advise the securities administrator and the securities administrator may submit an amended notice.

     Under the Class AF-3W certificate insurance policy, "BUSINESS DAY" means any day other than (x) a Saturday or Sunday or (y) a day on which the banking institutions in New York City or the state in which the corporate trust office of the trustee or the securities administrator is located are authorized or obligated by law or executive order to be closed.

     The Class AF-3W certificate insurer's obligations under the Class AF-3W certificate insurance policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the securities administrator as provided in the Class AF-3W certificate insurance policy whether or not those funds are properly applied by the trustee or the securities administrator.

     The Class AF-3W certificate insurer will be subrogated to the rights of each holder of a Class AF-3W certificate to receive payments of principal and interest under the Class AF-3W certificates to the extent of any payment by the certificate insurer under the Class AF-3W certificate insurance policy. To the fullest extent permitted by applicable law, the Class AF-3W certificate insurer agrees under the Class AF-3W certificate insurance policy not to assert, and waives, for the benefit of each holder of a Class AF-3W certificate, all the rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that those rights and defenses may be available to the Class AF-3W certificate insurer to avoid payment of its obligations under the Class AF-3W certificate insurance policy in accordance with the express provisions of the Class AF-3W certificate insurance policy.

     The terms of the Class AF-3W certificate insurance policy cannot be modified or altered by any other agreement or instrument. The Class AF-3W certificate insurance policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Class AF-3W Certificates.

     The Class AF-3W certificate insurance policy provides that it is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Class AF-3W certificate insurance policy is governed by the laws of the State of New York.

                       THE CLASS AF-3W CERTIFICATE INSURER

     The following information has been provided by Class AF-3W certificate insurer for inclusion in this prospectus supplement. None of the depositor, the responsible parties, the master servicer, the servicers, the securities administrator, the trustee, the underwriter or any of their respective affiliates has made or will make any representations as to the accuracy or completeness of this information.

GENERAL

     Financial Security Assurance Inc., which is referred to in this prospectus supplement as the "CLASS AF-3W CERTIFICATE INSURER" or "FSA", is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

     FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations--thereby enhancing the credit rating of those obligations--in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

     FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as "HOLDINGS". Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

     The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York 10019, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition,

FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.

RATINGS

     FSA's financial strength is rated "triple-A" by Fitch, Inc., Moody's, S&P and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Ratings" in this prospectus supplement.

CAPITALIZATION

     The following table sets forth the capitalization of FSA and its subsidiaries as of June 30, 2005 (unaudited) on the basis of accounting principles generally accepted in the United States of America:

                                                                                                  JUNE 30, 2005
                                                                                                  (IN THOUSANDS)
                                                                                             ------------------------
                                                                                                   (UNAUDITED)
Deferred Premium Revenue (net of prepaid reinsurance premiums)..........................          $1,404,195
                                                                                                  ----------
Surplus Notes...........................................................................             108,850
                                                                                                  ----------
Minority Interest.......................................................................              50,235
                                                                                                  ----------

Shareholder's Equity:
Common Stock............................................................................              15,000
Additional Paid-In Capital..............................................................             844,371
Accumulated Other Comprehensive Income
   (net of deferred income taxes).......................................................             163,892
Accumulated Earnings....................................................................           1,795,840
                                                                                                  ----------
Total Shareholder's Equity..............................................................           2,819,103
                                                                                                  ----------

Total Deferred Premium Revenue (net), Surplus Notes
   Minority Interest and Shareholder's Equity...........................................          $4,382,383
                                                                                                  ==========

     For further information concerning FSA, see the Consolidated Financial Statements of FSA and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The consolidated financial statements of FSA included in, or as exhibits to, the following documents filed by Financial Security Assurance Holdings Ltd. with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

          (a) Annual Report on Form 10-K for the year ended December 31, 2004;
     and

          (b) Quarterly Report on Form 10-Q for the period ended March 31, 2005 (unaudited); and

          (c) Quarterly Report on Form 10-Q for the period ended June 30, 2005 (unaudited) .

     All financial statements of FSA included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of

1934, after the filing of this prospectus supplement and before the termination of the offering of the insured certificates, shall be deemed incorporated by reference into this prospectus supplement.

     You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing to the depositor at 85 Broad Street, New York 10004, Attention: Principal Finance Group and Asset Management Group.

     The depositor, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of FSA included in or as an exhibit to the Annual Report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the Class AF-3W certificates, and the offering of the Class AF-3W certificates at that time shall be deemed to be the initial bona fide offering of those certificates.

INSURANCE REGULATION

     FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                       PREPAYMENT AND YIELD CONSIDERATIONS


STRUCTURING ASSUMPTIONS

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("PREPAYMENT ASSUMPTION") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the mortgage loans, the 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of approximately 10% per annum of the then outstanding principal balance of each mortgage loan in the first month each mortgage loan is outstanding and an additional approximately 1.364% per annum in each month thereafter until the 12th month such mortgage loan is outstanding. In each month thereafter, 100% Prepayment Assumption with respect to each mortgage loan assumes a CPR of 25.00% per annum each month.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions ("STRUCTURING ASSUMPTIONS"):

     o the closing date for the certificates occurs on October 28, 2005;

     o distributions on the certificates are made on the 25th day of each month, commencing in November 2005, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

     o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

     o prepayments include 30 days' interest on the related mortgage loan;

     o the optional termination is not exercised (except with respect to the weighted average life to call where a 10% optional clean-up call is assumed to be exercised);

     o the Specified Overcollateralized Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

     o One-Month LIBOR remains constant at 3.8300%;

     o the Expense Fee Rate on the mortgage loans (not including the fee rate payable with respect to the premium due to the Class AF-3W certificate insurer) is as specified in this prospectus supplement;

     o the premium due to the Class AF-3W certificate insurer is assumed not to exceed 0.1%;

     o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

     o the initial Class Certificate Balance of each class of certificates is as set forth in this prospectus supplement;

     o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

     o the assumed mortgage loans have the approximate characteristics described below:

                                                                                                                         ORIGINAL
                                                                                  REMAINING      ORIGINAL                PREPAYMENT
                                   CUT-OFF DATE    CUT-OFF DATE  REMAINING TERM  AMORTIZATION    INTEREST-                 PENALTY
                   PRINCIPAL      GROSS MORTGAGE   NET MORTGAGE   TO MATURITY    TERM (MONTHS)  ONLY PERIOD    LOAN AGE      TERM
PRODUCT TYPE(1)    BALANCE ($)     RATE (%)(2)     RATE (%)(2)     (MONTHS)(2)     (1)(2)       (MONTHS)(2)  (MONTHS)(2) (MONTHS)(2)
---------------    -----------     -----------     -----------     -----------     ------       -----------  -----------------------
15 YEAR FIXED   $  7,053,509.99     6.63761         6.24658           173           173            N/A             6          N/A
15 YEAR FIXED   $  1,082,271.28     6.54159         6.13110           175           175            N/A             5           12
15 YEAR FIXED   $ 11,172,403.55     6.09479         5.71921           174           174            N/A             6           24
15 YEAR FIXED   $  1,488,362.17     6.47144         5.98220           175           175            N/A             5           36
15 YEAR FIXED   $    295,439.05     6.73223         6.23223           176           176            N/A             4           60
30 YEAR FIXED   $190,929,810.32     6.93167         6.51329           354           354            N/A             6          N/A
30 YEAR FIXED   $    287,673.71     6.50000         6.00000           351           351            N/A             2            6
30 YEAR FIXED   $ 11,035,607.98     6.91472         6.44504           354           354            N/A             5           12
30 YEAR FIXED   $239,481,941.93     6.42579         6.04790           353           353            N/A             6           24
30 YEAR FIXED   $ 30,983,296.93     6.86638         6.42097           354           354            N/A             5           36
30 YEAR FIXED   $     73,632.65     8.87500         7.37500           176           356            N/A             4           36
30 YEAR FIXED   $  4,306,724.54     6.67103         6.17103           355           355            N/A             5           60
30 YEAR FIXED   $     96,000.00     7.38000         6.88000           357           300             60             3           36
30 YEAR FIXED   $ 39,120,228.01     7.03446         6.42724           356           240            120             4          N/A
30 YEAR FIXED   $    172,000.00     6.50000         6.00000           358           240            120             2            6
30 YEAR FIXED   $ 10,394,482.75     7.49980         6.96084           356           240            120             4           12
30 YEAR FIXED   $  2,769,153.02     6.89689         6.39689           356           240            120             4           24
30 YEAR FIXED   $ 10,648,205.49     7.01608         6.38026           356           240            120             4           36
30 YEAR FIXED   $  7,054,840.42     6.91483         6.34484           356           240            120             4           60

-------------------------------
(1) With respect to the assumed mortgage loans with an interest-only period the remaining amortization period will not commence until the interest-only period has ended.

(2)    Weighted average.

DEFAULTS IN DELINQUENT PAYMENTS

     The yield to maturity of the Principal Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a Principal Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the Principal Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Principal Certificates, the aggregate amount of distributions on the Principal Certificates and the yields to maturity of the Principal Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the Optional Clean-Up Call, as described in this prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Principal Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Principal Certificates may vary from the anticipated yield will depend upon the degree to which that Principal Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Principal Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Principal Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Principal Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full or in part), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

     To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Principal Certificates, pro rata, according to the amount of interest to which each class of Principal Certificates would otherwise be entitled, in reduction of that amount.

     The Pass-Through Rate for each class of Principal Certificates may be calculated by reference to the WAC Cap. If the mortgage loans bearing higher interest rates were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. This may limit the amount of interest payable on the Principal Certificates. In addition, the Pass-Through Rates for the LIBOR Certificates are based on One-Month LIBOR. Changes in One-Month LIBOR will likely not correlate with changes in the weighted average of the interest rate on the mortgage loans. It is possible that a decrease in weighted average interest rates on the mortgage loans could occur simultaneously with an increased level of One-Month LIBOR. If the Pass-Through Rate on any class of Principal Certificates, calculated without reference to the WAC Cap were to be higher than the WAC Cap, the Pass-Through Rate on those Principal Certificates would be lower than otherwise would be the case.

     Although holders of the Principal Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the master servicing and trust agreement will affect the weighted average lives of the Principal Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal to the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would reduce the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Principal Certificates, certain amounts due to the Class AF-3W certificate insurer as described in this prospectus supplement, expenses at the Expense Fee Rate and premiums for the Class AF-3W certificate insurer. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Principal Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Principal Certificates may vary significantly over time and from class to class.

SUBORDINATED CERTIFICATES

     The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates provide credit enhancement for the certificates that have a higher payment priority, and Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the Principal Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Principal Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

     For all purposes, the Class B-4 certificates will have the lowest payment priority of any class of Subordinated Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and

(c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see "--Decrement Tables" below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates (other than the Residual Certificates) that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed,
(ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the Structuring Assumptions.

PREPAYMENT SCENARIOS

                                        SCENARIO I     SCENARIO II     SCENARIO III     SCENARIO IV      SCENARIO V
                                        ----------     -----------     ------------     -----------      ----------
Percentage of Prepayment
Assumption........................             0%             75%            100%             125%            150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                      CLASS AV-1                             CLASS AF-2
                                                 PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                         ----------------------------------       --------------------------------
          DISTRIBUTION DATE               I       II     III      IV      V       I      II     III      IV      V
          -----------------               -       --     ---      --      -       -      --     ---      --      -
Initial Percentage.................     100     100     100     100     100     100     100    100     100     100
October 2006 ......................      98      59      46      33      20     100     100    100     100     100
October 2007.......................      95      23       2       0       0     100     100    100       0       0
October 2008.......................      92       0       0       0       0     100      24      0       0       0
October 2009.......................      89       0       0       0       0     100       0      0       0       0
October 2010.......................      86       0       0       0       0     100       0      0       0       0
October 2011.......................      83       0       0       0       0     100       0      0       0       0
October 2012.......................      80       0       0       0       0     100       0      0       0       0
October 2013.......................      77       0       0       0       0     100       0      0       0       0
October 2014.......................      74       0       0       0       0     100       0      0       0       0
October 2015.......................      70       0       0       0       0     100       0      0       0       0
October 2016.......................      66       0       0       0       0     100       0      0       0       0
October 2017.......................      62       0       0       0       0     100       0      0       0       0
October 2018.......................      57       0       0       0       0     100       0      0       0       0
October 2019.......................      52       0       0       0       0     100       0      0       0       0
October 2020.......................      47       0       0       0       0     100       0      0       0       0
October 2021.......................      41       0       0       0       0     100       0      0       0       0
October 2022.......................      35       0       0       0       0     100       0      0       0       0
October 2023.......................      28       0       0       0       0     100       0      0       0       0
October 2024.......................      21       0       0       0       0     100       0      0       0       0
October 2025.......................      13       0       0       0       0     100       0      0       0       0
October 2026.......................       5       0       0       0       0     100       0      0       0       0
October 2027.......................       0       0       0       0       0      65       0      0       0       0
October 2028.......................       0       0       0       0       0       0       0      0       0       0
October 2029.......................       0       0       0       0       0       0       0      0       0       0
October 2030.......................       0       0       0       0       0       0       0      0       0       0
October 2031.......................       0       0       0       0       0       0       0      0       0       0
October 2032.......................       0       0       0       0       0       0       0      0       0       0
October 2033.......................       0       0       0       0       0       0       0      0       0       0
October 2034.......................       0       0       0       0       0       0       0      0       0       0
October 2035.......................       0       0       0       0       0       0       0      0       0       0
Weighted Average Life to
   Maturity (years)(2).............      13.24    1.32    1.00    0.80    0.67   22.18    2.95   2.20    1.74    1.42
Weighted Average Life to Call
   (years)(2)(3)...................      13.24    1.32    1.00    0.80    0.67   22.18    2.95   2.20    1.74    1.42

------------------
(1)    Rounded to the nearest whole percentage.
(2)    The weighted average life of any class of certificates is determined by
       (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the Optional Clean-up Call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                      CLASS AF-3                             CLASS AF-3W
                                                 PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                          ---------------------------------       --------------------------------
          DISTRIBUTION DATE               I       II     III      IV      V       I      II     III      IV      V
          -----------------               -       --     ---      --      -       -      --     ---      --      -
Initial Percentage.................     100     100     100     100     100     100     100    100     100     100
October 2006 ......................     100     100     100     100     100     100     100    100     100     100
October 2007.......................     100     100     100      76      28     100     100    100      76      28
October 2008.......................     100     100      39       0       0     100     100     39       0       0
October 2009.......................     100      54       0       0       0     100      54      0       0       0
October 2010.......................     100      15       0       0       0     100      15      0       0       0
October 2011.......................     100       0       0       0       0     100       0      0       0       0
October 2012.......................     100       0       0       0       0     100       0      0       0       0
October 2013.......................     100       0       0       0       0     100       0      0       0       0
October 2014.......................     100       0       0       0       0     100       0      0       0       0
October 2015.......................     100       0       0       0       0     100       0      0       0       0
October 2016.......................     100       0       0       0       0     100       0      0       0       0
October 2017.......................     100       0       0       0       0     100       0      0       0       0
October 2018.......................     100       0       0       0       0     100       0      0       0       0
October 2019.......................     100       0       0       0       0     100       0      0       0       0
October 2020.......................     100       0       0       0       0     100       0      0       0       0
October 2021.......................     100       0       0       0       0     100       0      0       0       0
October 2022.......................     100       0       0       0       0     100       0      0       0       0
October 2023.......................     100       0       0       0       0     100       0      0       0       0
October 2024.......................     100       0       0       0       0     100       0      0       0       0
October 2025.......................     100       0       0       0       0     100       0      0       0       0
October 2026.......................     100       0       0       0       0     100       0      0       0       0
October 2027.......................     100       0       0       0       0     100       0      0       0       0
October 2028.......................      91       0       0       0       0      91       0      0       0       0
October 2029.......................      66       0       0       0       0      66       0      0       0       0
October 2030.......................      39       0       0       0       0      39       0      0       0       0
October 2031.......................       9       0       0       0       0       9       0      0       0       0
October 2032.......................       0       0       0       0       0       0       0      0       0       0
October 2033.......................       0       0       0       0       0       0       0      0       0       0
October 2034.......................       0       0       0       0       0       0       0      0       0       0
October 2035.......................       0       0       0       0       0       0       0      0       0       0
Weighted Average Life to
   Maturity (years)(2).............      24.59    4.19    3.00    2.29    1.86   24.59    4.19   3.00    2.29    1.86
Weighted Average Life to Call
   (years)(2)(3)...................      24.59    4.19    3.00    2.29    1.86   24.59    4.19   3.00    2.29    1.86

------------------

(1)    Rounded to the nearest whole percentage.
(2)    The weighted average life of any class of certificates is determined by
       (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the Optional Clean-up Call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                      CLASS AF-4                             CLASS AF-5
                                                 PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                          ---------------------------------       --------------------------------
          DISTRIBUTION DATE               I       II     III      IV      V       I      II     III      IV      V
          -----------------               -       --     ---      --      -       -      --     ---      --      -
Initial Percentage.................     100     100     100     100     100     100     100    100     100     100
October 2006 ......................     100     100     100     100     100     100     100    100     100     100
October 2007.......................     100     100     100     100     100     100     100    100     100     100
October 2008.......................     100     100     100      74       5     100     100    100     100     100
October 2009.......................     100     100      95      28       0     100     100    100     100      65
October 2010.......................     100     100      43       0       0     100     100    100      79      19
October 2011.......................     100      82      12       0       0     100     100    100      48       6
October 2012.......................     100      52       0       0       0     100     100     87      33       4
October 2013.......................     100      42       0       0       0     100     100     83      33       4
October 2014.......................     100      26       0       0       0     100     100     68      29       4
October 2015.......................     100      11       0       0       0     100     100     53      20       3
October 2016.......................     100       0       0       0       0     100      94     40      12       0
October 2017.......................     100       0       0       0       0     100      75     28       6       0
October 2018.......................     100       0       0       0       0     100      60     18       1       0
October 2019.......................     100       0       0       0       0     100      47     11       0       0
October 2020.......................     100       0       0       0       0     100      36      6       0       0
October 2021.......................     100       0       0       0       0     100      27      3       0       0
October 2022.......................     100       0       0       0       0     100      19      0       0       0
October 2023.......................     100       0       0       0       0     100      13      0       0       0
October 2024.......................     100       0       0       0       0     100       9      0       0       0
October 2025.......................     100       0       0       0       0     100       5      0       0       0
October 2026.......................     100       0       0       0       0     100       2      0       0       0
October 2027.......................     100       0       0       0       0     100       0      0       0       0
October 2028.......................     100       0       0       0       0     100       0      0       0       0
October 2029.......................     100       0       0       0       0     100       0      0       0       0
October 2030.......................     100       0       0       0       0     100       0      0       0       0
October 2031.......................     100       0       0       0       0     100       0      0       0       0
October 2032.......................      67       0       0       0       0     100       0      0       0       0
October 2033.......................      16       0       0       0       0     100       0      0       0       0
October 2034.......................       0       0       0       0       0      43       0      0       0       0
October 2035.......................       0       0       0       0       0       0       0      0       0       0
Weighted Average Life to
   Maturity (years)(2).............      27.36    7.70    5.00    3.65    2.68   28.93   14.41  10.54    7.19    4.63
Weighted Average Life to Call
   (years)(2)(3)...................      27.35    7.69    5.00    3.65    2.68   28.16   10.33   7.61    5.64    4.31

------------------

(1)    Rounded to the nearest whole percentage.
(2)    The weighted average life of any class of certificates is determined by
       (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the Optional Clean-up Call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                      CLASS AF-6                              CLASS M-1
                                                 PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                          ---------------------------------       --------------------------------
          DISTRIBUTION DATE               I       II     III      IV      V       I      II     III      IV      V
          -----------------               -       --     ---      --      -       -      --     ---      --      -
Initial Percentage.................     100     100     100     100     100     100     100    100     100     100
October 2006 ......................     100     100     100     100     100     100     100    100     100     100
October 2007.......................     100     100     100     100     100     100     100    100     100     100
October 2008.......................     100     100     100     100     100     100     100    100     100     100
October 2009.......................      99      90      89      88      88     100      84     62      44      30
October 2010.......................      99      82      78      74      71     100      68     46      30      19
October 2011.......................      97      68      61      54      48     100      54     34      20      11
October 2012.......................      95      54      45      36      30     100      43     25      14       1
October 2013.......................      89      27      18      16      15     100      34     18       9       0
October 2014.......................      83      13       7       5       6     100      27     13       0       0
October 2015.......................      77       7       3       1       1     100      22     10       0       0
October 2016.......................      70       3       1       *       0     100      17      2       0       0
October 2017.......................      63       2       *       *       0     100      13      0       0       0
October 2018.......................      56       1       *       *       0     100      11      0       0       0
October 2019.......................      49       *       *       0       0     100       8      0       0       0
October 2020.......................      42       *       *       0       0     100       0      0       0       0
October 2021.......................      37       *       *       0       0     100       0      0       0       0
October 2022.......................      31       *       0       0       0     100       0      0       0       0
October 2023.......................      26       *       0       0       0     100       0      0       0       0
October 2024.......................      21       *       0       0       0     100       0      0       0       0
October 2025.......................      16       *       0       0       0     100       0      0       0       0
October 2026.......................      12       *       0       0       0      99       0      0       0       0
October 2027.......................       9       0       0       0       0      90       0      0       0       0
October 2028.......................       7       0       0       0       0      81       0      0       0       0
October 2029.......................       4       0       0       0       0      70       0      0       0       0
October 2030.......................       3       0       0       0       0      59       0      0       0       0
October 2031.......................       1       0       0       0       0      48       0      0       0       0
October 2032.......................       1       0       0       0       0      35       0      0       0       0
October 2033.......................       *       0       0       0       0      22       0      0       0       0
October 2034.......................       *       0       0       0       0       3       0      0       0       0
October 2035.......................       0       0       0       0       0       0       0      0       0       0
Weighted Average Life to
   Maturity (years)(2).............      14.40    6.97    6.51    6.25    6.11   25.62    7.34   5.55    4.58    4.09
Weighted Average Life to Call
   (years)(2)(3)...................      14.40    6.90    6.26    5.45    4.70   25.50    6.81   5.15    4.27    3.84

------------------

(1)    Rounded to the nearest whole percentage.
(2)    The weighted average life of any class of certificates is determined by
       (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the Optional Clean-up Call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                      CLASS M-2                               CLASS M-3
                                                 PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                          ---------------------------------       --------------------------------
          DISTRIBUTION DATE               I       II     III      IV      V       I      II     III      IV      V
          -----------------               -       --     ---      --      -       -      --     ---      --      -
Initial Percentage.................     100     100     100     100     100     100     100    100     100     100
October 2006 ......................     100     100     100     100     100     100     100    100     100     100
October 2007.......................     100     100     100     100     100     100     100    100     100     100
October 2008.......................     100     100     100     100     100     100     100    100     100     100
October 2009.......................     100      84      62      44      30     100      84     62      44      30
October 2010.......................     100      68      46      30      19     100      68     46      30      19
October 2011.......................     100      54      34      20      11     100      54     34      20       8
October 2012.......................     100      43      25      14       0     100      43     25      14       0
October 2013.......................     100      34      18       5       0     100      34     18       0       0
October 2014.......................     100      27      13       0       0     100      27     13       0       0
October 2015.......................     100      22       8       0       0     100      22      0       0       0
October 2016.......................     100      17       0       0       0     100      17      0       0       0
October 2017.......................     100      13       0       0       0     100      13      0       0       0
October 2018.......................     100      11       0       0       0     100       1      0       0       0
October 2019.......................     100       *       0       0       0     100       0      0       0       0
October 2020.......................     100       0       0       0       0     100       0      0       0       0
October 2021.......................     100       0       0       0       0     100       0      0       0       0
October 2022.......................     100       0       0       0       0     100       0      0       0       0
October 2023.......................     100       0       0       0       0     100       0      0       0       0
October 2024.......................     100       0       0       0       0     100       0      0       0       0
October 2025.......................     100       0       0       0       0     100       0      0       0       0
October 2026.......................      99       0       0       0       0      99       0      0       0       0
October 2027.......................      90       0       0       0       0      90       0      0       0       0
October 2028.......................      81       0       0       0       0      81       0      0       0       0
October 2029.......................      70       0       0       0       0      70       0      0       0       0
October 2030.......................      59       0       0       0       0      59       0      0       0       0
October 2031.......................      48       0       0       0       0      48       0      0       0       0
October 2032.......................      35       0       0       0       0      35       0      0       0       0
October 2033.......................      22       0       0       0       0      22       0      0       0       0
October 2034.......................       0       0       0       0       0       0       0      0       0       0
October 2035.......................       0       0       0       0       0       0       0      0       0       0
Weighted Average Life to
   Maturity (years)(2).............      25.61    7.27    5.49    4.53    4.01   25.59    7.19   5.42    4.46    3.93
Weighted Average Life to Call
   (years)(2)(3)...................      25.50    6.81    5.14    4.26    3.79   25.50    6.81   5.13    4.24    3.75

------------------

(1)    Rounded to the nearest whole percentage.
(2)    The weighted average life of any class of certificates is determined by
       (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the Optional Clean-up Call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                      CLASS M-4                               CLASS M-5
                                                 PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                          ---------------------------------       --------------------------------
          DISTRIBUTION DATE               I       II     III      IV      V       I      II     III      IV      V
          -----------------               -       --     ---      --      -       -      --     ---      --      -
Initial Percentage.................     100     100     100     100     100     100     100    100     100     100
October 2006 ......................     100     100     100     100     100     100     100    100     100     100
October 2007.......................     100     100     100     100     100     100     100    100     100     100
October 2008.......................     100     100     100     100     100     100     100    100     100     100
October 2009.......................     100      84      62      44      30     100      84     62      44      30
October 2010.......................     100      68      46      30      19     100      68     46      30      19
October 2011.......................     100      54      34      20       0     100      54     34      20       0
October 2012.......................     100      43      25      10       0     100      43     25       0       0
October 2013.......................     100      34      18       0       0     100      34     18       0       0
October 2014.......................     100      27       8       0       0     100      27      0       0       0
October 2015.......................     100      22       0       0       0     100      22      0       0       0
October 2016.......................     100      17       0       0       0     100      15      0       0       0
October 2017.......................     100       9       0       0       0     100       0      0       0       0
October 2018.......................     100       0       0       0       0     100       0      0       0       0
October 2019.......................     100       0       0       0       0     100       0      0       0       0
October 2020.......................     100       0       0       0       0     100       0      0       0       0
October 2021.......................     100       0       0       0       0     100       0      0       0       0
October 2022.......................     100       0       0       0       0     100       0      0       0       0
October 2023.......................     100       0       0       0       0     100       0      0       0       0
October 2024.......................     100       0       0       0       0     100       0      0       0       0
October 2025.......................     100       0       0       0       0     100       0      0       0       0
October 2026.......................      99       0       0       0       0      99       0      0       0       0
October 2027.......................      90       0       0       0       0      90       0      0       0       0
October 2028.......................      81       0       0       0       0      81       0      0       0       0
October 2029.......................      70       0       0       0       0      70       0      0       0       0
October 2030.......................      59       0       0       0       0      59       0      0       0       0
October 2031.......................      48       0       0       0       0      48       0      0       0       0
October 2032.......................      35       0       0       0       0      35       0      0       0       0
October 2033.......................      22       0       0       0       0      22       0      0       0       0
October 2034.......................       0       0       0       0       0       0       0      0       0       0
October 2035.......................       0       0       0       0       0       0       0      0       0       0
Weighted Average Life to
   Maturity (years)(2).............      25.58    7.11    5.36    4.41    3.89   25.55    7.00   5.27    4.34    3.79
Weighted Average Life to Call
   (years)(2)(3)...................      25.50    6.81    5.13    4.24    3.75   25.50    6.81   5.13    4.24    3.71

------------------

(1)    Rounded to the nearest whole percentage.
(2)    The weighted average life of any class of certificates is determined by
       (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the Optional Clean-up Call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                      CLASS M-6                               CLASS B-1
                                                 PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                          ---------------------------------       --------------------------------
          DISTRIBUTION DATE               I       II     III      IV      V       I      II     III      IV      V
          -----------------               -       --     ---      --      -       -      --     ---      --      -
Initial Percentage.................     100     100     100     100     100     100     100    100     100     100
October 2006 ......................     100     100     100     100     100     100     100    100     100     100
October 2007.......................     100     100     100     100     100     100     100    100     100     100
October 2008.......................     100     100     100     100     100     100     100    100     100     100
October 2009.......................     100      84      62      44      30     100      84     62      44      30
October 2010.......................     100      68      46      30       6     100      67     46      30       0
October 2011.......................     100      54      34      15       0     100      54     34       0       0
October 2012.......................     100      43      25       0       0     100      43     18       0       0
October 2013.......................     100      34       4       0       0     100      34      0       0       0
October 2014.......................     100      27       0       0       0     100      27      0       0       0
October 2015.......................     100      22       0       0       0     100       2      0       0       0
October 2016.......................     100       0       0       0       0     100       0      0       0       0
October 2017.......................     100       0       0       0       0     100       0      0       0       0
October 2018.......................     100       0       0       0       0     100       0      0       0       0
October 2019.......................     100       0       0       0       0     100       0      0       0       0
October 2020.......................     100       0       0       0       0     100       0      0       0       0
October 2021.......................     100       0       0       0       0     100       0      0       0       0
October 2022.......................     100       0       0       0       0     100       0      0       0       0
October 2023.......................     100       0       0       0       0     100       0      0       0       0
October 2024.......................     100       0       0       0       0     100       0      0       0       0
October 2025.......................     100       0       0       0       0     100       0      0       0       0
October 2026.......................      99       0       0       0       0      99       0      0       0       0
October 2027.......................      90       0       0       0       0      90       0      0       0       0
October 2028.......................      81       0       0       0       0      81       0      0       0       0
October 2029.......................      70       0       0       0       0      70       0      0       0       0
October 2030.......................      59       0       0       0       0      59       0      0       0       0
October 2031.......................      48       0       0       0       0      48       0      0       0       0
October 2032.......................      35       0       0       0       0      35       0      0       0       0
October 2033.......................      22       0       0       0       0       2       0      0       0       0
October 2034.......................       0       0       0       0       0       0       0      0       0       0
October 2035.......................       0       0       0       0       0       0       0      0       0       0
Weighted Average Life to
   Maturity (years)(2).............      25.51    6.85    5.15    4.22    3.72   25.44    6.67   5.01    4.11    3.63
Weighted Average Life to Call
   (years)(2)(3)...................      25.49    6.81    5.13    4.20    3.70   25.44    6.67   5.01    4.11    3.63

------------------

(1)    Rounded to the nearest whole percentage.
(2)    The weighted average life of any class of certificates is determined by
       (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the Optional Clean-up Call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                      CLASS B-2                               CLASS B-3
                                                 PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                          ---------------------------------       --------------------------------
          DISTRIBUTION DATE               I       II     III      IV      V       I      II     III      IV      V
          -----------------               -       --     ---      --      -       -      --     ---      --      -
Initial Percentage.................     100     100     100     100     100     100     100    100     100     100
October 2006 ......................     100     100     100     100     100     100     100    100     100     100
October 2007.......................     100     100     100     100     100     100     100    100     100     100
October 2008.......................     100     100     100     100     100     100     100    100     100     100
October 2009.......................     100      84      62      44      22     100      84     62      36       0
October 2010.......................     100      68      46      19       0     100      68     41       0       0
October 2011.......................     100      54      34       0       0     100      54      4       0       0
October 2012.......................     100      43       0       0       0     100      33      0       0       0
October 2013.......................     100      34       0       0       0     100       6      0       0       0
October 2014.......................     100       5       0       0       0     100       0      0       0       0
October 2015.......................     100       0       0       0       0     100       0      0       0       0
October 2016.......................     100       0       0       0       0     100       0      0       0       0
October 2017.......................     100       0       0       0       0     100       0      0       0       0
October 2018.......................     100       0       0       0       0     100       0      0       0       0
October 2019.......................     100       0       0       0       0     100       0      0       0       0
October 2020.......................     100       0       0       0       0     100       0      0       0       0
October 2021.......................     100       0       0       0       0     100       0      0       0       0
October 2022.......................     100       0       0       0       0     100       0      0       0       0
October 2023.......................     100       0       0       0       0     100       0      0       0       0
October 2024.......................     100       0       0       0       0     100       0      0       0       0
October 2025.......................     100       0       0       0       0     100       0      0       0       0
October 2026.......................      99       0       0       0       0      99       0      0       0       0
October 2027.......................      90       0       0       0       0      90       0      0       0       0
October 2028.......................      81       0       0       0       0      81       0      0       0       0
October 2029.......................      70       0       0       0       0      70       0      0       0       0
October 2030.......................      59       0       0       0       0      59       0      0       0       0
October 2031.......................      48       0       0       0       0      48       0      0       0       0
October 2032.......................      35       0       0       0       0       9       0      0       0       0
October 2033.......................       0       0       0       0       0       0       0      0       0       0
October 2034.......................       0       0       0       0       0       0       0      0       0       0
October 2035.......................       0       0       0       0       0       0       0      0       0       0
Weighted Average Life to
   Maturity (years)(2).............      25.33    6.43    4.84    3.97    3.48   25.06    6.00   4.51    3.71    3.27
Weighted Average Life to Call
   (years)(2)(3)...................      25.33    6.43    4.84    3.97    3.48   25.06    6.00   4.51    3.71    3.27

------------------

(1)    Rounded to the nearest whole percentage.
(2)    The weighted average life of any class of certificates is determined by
       (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the Optional Clean-up Call on the earliest possible date.

WAC CAP

     The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following: o prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III).

     It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans or the WAC Cap on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table:


                      WAC CAP
 DISTRIBUTION DATE       (%)
 -----------------       ---
November 2005          6.28396
December 2005          6.28411
January 2006           6.28426
February 2006          6.28441
March 2006             6.28456
April 2006             6.28472
May 2006               6.28487
June 2006              6.28498
July 2006              6.28505
August 2006            6.28512
September 2006         6.28519
October 2006           6.28526
November 2006          6.28533
December 2006          6.28540
January 2007           6.28547
February 2007          6.28554
March 2007             6.28562
April 2007             6.28569
May 2007               6.28576
June 2007              6.28584
July 2007              6.28591
August 2007            6.28599
September 2007         6.28606
October 2007           6.28614
November 2007          6.28622
December 2007          6.28629
January 2008           6.28637
February 2008          6.28645
March 2008             6.28653
April 2008             6.28661
May 2008               6.28669
June 2008              6.28677
July 2008              6.28685
August 2008            6.28693
September 2008         6.28701
October 2008           6.28710
November 2008          6.28718
December 2008          6.28726
January 2009           6.28735
February 2009          6.28743
March 2009             6.28752
April 2009             6.28761
May 2009               6.28769
June 2009              6.28778
July 2009              6.28787
August 2009            6.28796
September 2009         6.28805
October 2009           6.28814
November 2009          6.28823
December 2009          6.28832
January 2010           6.28841
February 2010          6.28850
March 2010             6.28860
April 2010             6.28869
May 2010               6.28879
June 2010              6.28888
July 2010              6.28898
August 2010            6.28907
September 2010         6.28917
October 2010           6.28927
November 2010          6.28937
December 2010          6.28947
January 2011           6.28957
February 2011          6.28967
March 2011             6.28977
April 2011             6.28987
May 2011               6.28998
June 2011              6.29008
July 2011              6.29019
August 2011            6.29029
September 2011         6.29040
October 2011           6.29051
November 2011          6.29061
December 2011          6.29072
January 2012           6.29083
February 2012          6.29094
March 2012             6.29106
April 2012             6.29117
May 2012               6.29128
June 2012              6.29140
July 2012              6.29151
August 2012            6.29163
September 2012         6.29174
October 2012           6.29186
November 2012          6.29198
December 2012          6.29210
January 2013           6.29222
February 2013          6.29234
March 2013             6.29246
April 2013             6.29259
May 2013               6.29271
June 2013              6.29284
July 2013              6.29296
August 2013            6.29309
September 2013         6.29322
October 2013           6.29335
November 2013          6.29348
December 2013          6.29361
January 2014           6.29374
February 2014          6.29388
March 2014             6.29401
April 2014             6.29415
May 2014               6.29429
June 2014              6.29442
July 2014              6.29456
August 2014            6.29470
September 2014         6.29485
October 2014           6.29499
November 2014          6.29513
December 2014          6.29528
January 2015           6.29543
February 2015          6.29557
March 2015             6.29572
April 2015             6.29587
May 2015               6.29603
June 2015              6.29618
July 2015              6.29633
August 2015            6.29644
September 2015         6.29654
October 2015           6.29665

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled Distribution Date is the Distribution Date in September 2035.

     The last scheduled Distribution Date for each class of Principal Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the month in which the latest maturity date of any mortgage loan occurs.

     Since the rate of distributions in reduction of the Class Certificate Balance of each class of Principal Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above and "Yield and Prepayment Considerations" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

     The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Principal Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue Code of 1986, as amended.

GENERAL

     The master servicing and trust agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the master servicing and trust agreement and each servicing agreement and the right of each class of Principal Certificates to receive Basis Risk Carry Forward Amounts) will comprise one or more REMICs (the "TRUST REMICS") organized in a tiered REMIC structure. Each class of Principal Certificates and the Class X certificates represent (exclusive of the rights of the Principal Certificates to receive Basis Risk Carry Forward Amounts) a regular interest (a "REGULAR INTEREST") in a Trust REMIC. The Class R-1 certificates will represent ownership of the sole class of residual interest in the Upper-Tier REMIC and the Class R-2 certificates will represent ownership of the sole class of residual interest in the Lower-Tier REMIC. In addition, each class of the Principal Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes. For federal income tax purposes, it is intended that the rights of the Class P certificates to receive Prepayment Premiums will be treated as beneficial ownership interests in a grantor trust and not as an obligation of any REMIC created hereunder.

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the master servicing and trust agreement and each servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

     A holder of a class of Principal Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the master servicing and trust agreement provides that each holder of a Principal Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "BASIS RISK CONTRACTS") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. A holder of a Principal Certificate must allocate its purchase price for the Principal Certificate between its components--the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could, in the case of the Principal Certificates, cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus.

     Upon the sale, exchange, or other disposition of a Principal Certificate, the holder must allocate the amount realized between the components of the Principal Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Principal Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition".

     Interest on the Regular Interest component of a Principal Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Principal Certificates could, be considered to have been issued with OID. See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE PRINCIPAL CERTIFICATES

     The Regular Interest components of the Principal Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of a Principal Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Principal Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENTS

     The following discussion assumes that the rights of the holders of the Principal Certificates under the Basis Risk Contract will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Basis Risk Carry Forward Amounts to holders of the Principal Certificates who are non-U.S. Persons. Prospective investors in the Principal Certificates should consult their tax advisors regarding their appropriate tax treatment.

     As indicated above, a portion of the purchase price paid by a holder to acquire a Principal Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract components are expected to have an insubstantial value relative to the Regular Interest components. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under the level yield or constant interest method discussed below, the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a Principal Certificate.

     Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the related Basis Risk Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. In the case of an individual, such deduction will be (i) an "item of preference" for purposes of the "alternative minimum tax" imposed by section 55 of the Code, (ii) subject to the 2% floor imposed on miscellaneous itemized deductions under section 67 of the Code and (iii) may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

OTHER MATTERS

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax
Consequences--Backup Withholding" and "--Taxation of Certain Foreign Holders of Debt Instruments" in the prospectus.

RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC,
(ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Residual Certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer. See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," and "--Tax Treatment of REMIC Residual Interests" in the prospectus.

     An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may be not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class R-2 certificates in respect of the residual interest in the Lower-Tier REMIC. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in the prospectus. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes," and "--Tax Treatment of REMIC Residual Interests" in the prospectus. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

     Prospective purchasers of the residual interests should consider the effective after tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests" in the prospectus.

                              STATE AND LOCAL TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Principal Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Principal Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (other than the Residual Certificates) by a Plan, provided that specific conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates (other than the Residual Certificates) are the following:

          (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Moody's, Fitch, Inc. or S&P;

          (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

          (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the master servicing and trust agreement, and reimbursement of the servicer's reasonable expenses in connection with its services; and

          (5) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of certificates in connection with the initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in certificates does not exceed 25% of each class of certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, the underwriter, the trustee, any of the servicers, the Class AF-3W certificate insurer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Residual Certificates) sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least "BBB-" or its equivalent from at least one rating agency, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan

(although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or Section 4975 of the Code.

     Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates (other than the Residual Certificates, which may not be held by a Plan) should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

     The Residual Certificates may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan. Each person that acquires an interest in a Residual Certificate will be required to represent that it is not investing on behalf of or with plan assets of a Plan.

     The sale of certificates to a Plan is in no respect a representation by the Issuer or any Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class R-1 and Class R-2 Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as those certificates are rated in one of the two highest rating categories by Moody's, S&P or another nationally recognized statistical rating organization. The Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

     Except as to the status of certain classes of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above and (any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the depositor and the underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $975,000 will be approximately 99.90% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the Offered Certificates. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

     The Offered Certificates are a new issue of securities with no established trading market. The depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     The depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     The underwriter is an affiliate of GSMC and the depositor.

                                     EXPERTS

     The consolidated balance sheets of FSA and its subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("MOODY'S"):

          CLASS                  S&P             MOODY'S
          -----                  ---             -------
AV-1.................            AAA               Aaa
AF-2.................            AAA               Aaa
AF-3.................            AAA               Aaa
AF-3W................            AAA               Aaa
AF-4.................            AAA               Aaa
AF-5.................            AAA               Aaa
AF-6.................            AAA               Aaa
M-1..................            AA+               Aa1
M-2..................            AA+               Aa2
M-3..................             AA               Aa3
M-4..................            AA-               A1
M-5..................             A+               A2
M-6..................             A                A3
B-1..................             A-              Baa1
B-2..................            BBB+             Baa2
B-3..................            BBB              Baa3
R-1..................            AAA               Aaa
R-2..................            AAA               Aaa

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

     The following terms have the meanings given below when used in this prospectus supplement.

         "ACCRUED CERTIFICATE INTEREST" means, for each class of Principal Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

         "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

         "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the master servicer, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the master servicer, the servicers, the securities administrator, the custodians and the trustee, if any, payable with respect to that Distribution
Date: (i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicers on or prior to the related Determination Date, after deduction of the related servicing fees in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date, together with any related P&I Advances for that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (iv) the proceeds from repurchases of mortgage loans received and any Substitution Adjustment Amounts received in connection with the substitution of a mortgage loan with respect to that Distribution Date, and (v) all proceeds received with respect to any Optional Clean-Up Call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received by the trust in respect of the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Principal Certificates.

         "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

         "BASIS RISK CARRY FORWARD AMOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

         "BASIS RISK CONTRACTS" has the meaning set forth in "Federal Income Tax Consequences--Taxation of Regular Interests" in this prospectus supplement.

         "BASIS RISK PAYMENT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

         "BUSINESS DAY" for purposes of the Class AF-3W certificate insurance policy has the meaning set forth in "The Class AF-3W Certificate Insurance Policy" in this prospectus supplement.

         "CLASS A" means the Class AV-1, Class AF-2, Class AF-3, Class AF-3W, Class AF-4, Class AF-5 and Class AF-6 certificates, collectively.

         "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that Distribution Date over (B) the lesser of (x) 85.30% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

         "CLASS AF-3W PRINCIPAL PARITY AMOUNT" means, with respect to any Distribution Date, the product of (i) the Principal Parity Deficit and (ii) a fraction, the numerator of which is the Class Certificate Balance of the Class A-3W certificates and the denominator of which is the aggregate Class Certificate Balances of all Class A Certificates, in each case on such Distribution Date after giving effect to all distributions to be made on such date.

     "CLASS AF-6 CALCULATION PERCENTAGE" means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the Class AF-6 certificates and the denominator of which is the aggregate Class Certificate Balance of the Class A certificates, in each case before giving effect to distribution of principal on that Distribution Date.

         "CLASS AF-6 LOCKOUT DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the product of (i) the applicable Class AF-6 Calculation Percentage for that Distribution Date, (ii) the Class AF-6 Lockout Percentage for that Distribution Date and (iii) the aggregate amount of principal distributable to the Class A certificates on that Distribution Date. In no event will the Class AF-6 Lockout Distribution Amount exceed the lesser of the outstanding Class Certificate Balance for the Class AF-6 certificates or the Class A Principal Distribution Amount for the applicable Distribution Date.

         "CLASS AF-6 LOCKOUT PERCENTAGE" means, for any Distribution Date, the following:

                                                         CLASS AF-6
                          DISTRIBUTION DATE                LOCKOUT
                              (MONTHS)                   PERCENTAGE
                              --------                   ----------
                               1 to 36                       0%
                              37 to 60                      45%
                              61 to 72                      80%
                              73 to 84                     100%
                          85 and thereafter                300%

     "CLASS B" means the Class B-1, Class B-2, Class B-3 and Class B-4 certificates, collectively.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (g) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date) and (h) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date, over the lesser of (a) 96.20% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the

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Class M-2 certificates (after taking into account the distribution of the Class
M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (g) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date), (h) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date) and (i) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date, over the lesser of (a) 96.90% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (g) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date), (h) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date), (i) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that Distribution Date) and (j) the Class Certificate Balance of the Class B-3 certificates immediately prior to that Distribution Date, over the lesser of (a) 97.90% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (g) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date), (h) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date), (i) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that Distribution Date), (j) the Class Certificate Balance of the Class B-3 certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount for that Distribution Date) and (k) the Class Certificate Balance of the Class B-4 certificates immediately prior to that Distribution Date, over the lesser of (a) 99.00% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS CERTIFICATE BALANCE" means, with respect to any class of Principal Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

     o all amounts previously distributed to holders of certificates of that class as payments of principal; and

     o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

     "CLASS M" means the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates, collectively.

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date) and (b) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) 87.80% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date) and (c) the Class Certificate Balance of the Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) 90.30% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), and (d) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date, over the lesser of (a) 91.70% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the

Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), and (e) the Class Certificate Balance of the Class M-4 certificates immediately prior to that Distribution Date, over the lesser of (a) 93.00% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), and (f) the Class Certificate Balance of the Class M-5 certificates immediately prior to that Distribution Date, over the lesser of (a) 94.30% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), and (g) the Class Certificate Balance of the Class M-6 certificates immediately prior to that Distribution Date, over the lesser of (a) 95.30% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CODE" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

     "COMPENSATING INTEREST" has the meaning set forth in "The Agreements --Prepayment Interest Shortfalls" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

     "CONDUIT MORTGAGE LOANS" means the mortgage loans in the trust that were acquired by GSMC through the GSMC mortgage conduit program.

     "COUNTRYWIDE SERVICING" has the meaning set forth in "Transaction Overview--Parties" in this prospectus supplement.

     "CREDIT SCORES" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

     "DETERMINATION DATE" means, for each Distribution Date, the business day immediately preceding the related Servicer Remittance Date.

     "DISTRIBUTION DATE" means the 25th of each month or, if that day is not a business day, the immediately succeeding business day.

     "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

     "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "EXCESS OVERCOLLATERALIZED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "EXEMPTION" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and a rate per annum ranging from 0.375% to 2.250% with respect to certain mortgage loans with PMI policy premiums payable by the trust. See "The Agreements--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

     "FAIR MARKET VALUE EXCESS" has the meaning set forth in "The
Agreements--Termination; Optional Clean-Up Call" in this prospectus supplement.

     "FIXED RATE CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

     "FNBN" means First National Bank of Nevada, a national banking association.

     "FNBN MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from FNBN.

     "FSA" has the meaning set forth "The Class AF-3W Certificate Insurance Policy" in this prospectus supplement.

     "GUARANTEED DISTRIBUTIONS" has the meaning set forth in "The Class AF-3W Certificate Insurance Policy" in this prospectus supplement.

     "HOLDINGS" has the meaning set forth in "The Class AF-3W Certificate Insurance Policy" in this prospectus supplement.

     "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership.

     "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

     "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to the LIBOR Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date and, with respect to the Fixed Rate Certificates, the calendar month preceding the month in which that Distribution Date occurs.

     "INTEREST REMITTANCE AMOUNT" means, with respect to any Distribution Date, that portion of Available Funds attributable to interest.

     "LIBOR CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

     "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

     "M&T MORTGAGE" means M&T Mortgage Corporation, a New York state chartered corporation.

     "MERS DESIGNATED MORTGAGE LOAN" means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

     "MOODY'S" has the meaning set forth in "Ratings" in this prospectus supplement.

     "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "OFFERED CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

     "ONE-MONTH LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The securities administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollar deposits of European banks.

     "OPTIONAL CLEAN-UP CALL" has the meaning set forth in "The
Agreements--Termination; Optional Clean-Up Call" in this prospectus supplement.

     "ORDER" has the meaning set forth in "The Class AF-3W Certificate Insurance Policy" in this prospectus supplement.

     "ORIGINAL SALE DATE" means May 27, 2005 with respect to the Wells Fargo Mortgage Loans and July 27, 2005 with respect to the FNBN Mortgage Loans.

     "OVERCOLLATERALIZED AMOUNT" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "OVERCOLLATERALIZATION DEFICIENCY" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "OVERCOLLATERALIZATION FLOOR" means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

     "OVERCOLLATERALIZATION REDUCTION AMOUNT" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "P&I ADVANCES" means advances made by a servicer or the master servicer (including the trustee as successor master servicer and any other successor master servicer) acting as back-up servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

     "PASS-THROUGH RATE" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "PLANS" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "PMI" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

     "PREPAYMENT ASSUMPTION" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

     "PREPAYMENT PREMIUM" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

     "PRINCIPAL CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

     "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "PRINCIPAL PARITY DEFICIT" means, with respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A certificates on that Distribution Date, after taking into account any reduction (and, with respect to the Class AF-3W certificates, as reduced by the Prior Principal Parity Payments) of those Class Certificate Balances on that Distribution Date, less the excess of (a) all Principal Parity Deficits for all prior Distribution Dates over (b) the sum of all Class AF-3W Principal Parity Amounts for all prior Distribution Dates over (ii) the aggregate of the Stated Principal Balances of the mortgage loans for that Distribution Date. For the first Distribution Date, the Principal Parity Deficit will equal zero.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased as of that Distribution Date, (v) the portion of Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the portion of the proceeds received with respect to the Optional Clean-up Call (to the extent they relate to principal).

     "PRIOR PRINCIPAL PARITY PAYMENTS" means, with respect to any Distribution Date, the sum of all Class AF-3W Principal Parity Amounts paid by the Class AF-3W certificate insurer prior to such Distribution Date.

     "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "RECORD DATE" means with respect to any Distribution Date, the last business day of the applicable Interest Accrual Period, unless the certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

     "REFERENCE BANKS" means leading banks selected by the securities administrator (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "REIT" has the meaning set forth in "Federal Income Tax
Consequences--Status of the Principal Certificates" in this prospectus supplement.

     "RESIDUAL CERTIFICATES" means the Class R-1 and Class R-2 certificates.

     "RESTRICTED GROUP" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "S&P" has the meaning set forth in "Ratings" in this prospectus supplement.

     "SENIOR ENHANCEMENT PERCENTAGE" means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution
Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 14.70%.

     "SERVICER REMITTANCE DATE" means, with respect to any Distribution Date, the 18th day of the month or if the 18th is not a business day the immediately preceding business day or, in the case of Countrywide Servicing, the following business day.

     "SPECIFIED OVERCOLLATERALIZED AMOUNT" means, prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 1.00% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

     "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the securities administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

     "STEPDOWN DATE" means the earlier to occur of (a) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date in November 2008 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     "STRUCTURING ASSUMPTIONS" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

     "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 or Class B-4 certificates.

     "SUBSEQUENT RECOVERY" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "SUBSTITUTION ADJUSTMENT AMOUNT" means with respect to any mortgage loan, the amount remitted by a servicer on the applicable Distribution Date which is the difference between the outstanding principal balance of a substituted mortgage loan as of the date of the substitution and the outstanding principal balance of the replaced mortgage loan as of the date of the substitution.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TOTAL MONTHLY EXCESS SPREAD" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by a servicer on or prior to the related Determination Date or advanced by such servicer for the related Servicer Remittance Date, net of expenses used to determine the Expense Fee Rate and premiums for the Class AF-3W certificate insurer, over (y) the amounts paid to the classes of certificates and the Class AF-3W certificate insurer pursuant to clause (i) of the fifth full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "TRIGGER EVENT" means with respect to any Distribution Date, the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are 60 days delinquent or more, including mortgage loans in foreclosure, all REO properties and mortgage loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 40.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or
(ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution
Date:

     DISTRIBUTION DATE OCCURRING IN                           CUMULATING REALIZED LOSS PERCENTAGE
     ------------------------------                           -----------------------------------
November 2007 - October 2008              0.300% for the first month, plus an additional 1/12th of 0.450% for each month thereafter
November 2008 - October 2009              0.750% for the first month, plus an additional 1/12th of 0.400% for each month thereafter
November 2009 - October 2010              1.150% for the first month, plus an additional 1/12th of 0.300% for each month thereafter
November 2010 - October 2011              1.450% for the first month, plus an additional 1/12th of 0.150% for each month thereafter
November 2010 and thereafter              1.600%

     "TRUST REMIC" has the meaning set forth in "Federal Income Tax Consequences--General" in this prospectus supplement.

     "UNDERWRITING GUIDELINES" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines" in this prospectus supplement.

     "UNPAID INTEREST AMOUNT" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     "WAC CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "WELLS FARGO" means Wells Fargo Bank, N.A., a national banking association.

     "WELLS FARGO MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from Wells Fargo.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Code (a "NON-U.S. HOLDER") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the LIBOR Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

                  (a) if the intermediary is a "QUALIFIED INTERMEDIARY" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                             (i)    stating the name, permanent residence
                                    address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                             (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                             (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                             (iv)   providing any other information,
                                    certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

                  (b) if the intermediary is not a qualified intermediary (a "NONQUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                             (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                             (ii)   certifying that the nonqualified
                                    intermediary is not acting for its own
                                    account,

                             (iii)  certifying that the nonqualified
                                    intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                             (iv)   providing any other information,
                                    certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S.
                                    Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W 8BEN or W 8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

                             (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

                             (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                             (iii) can be treated as a "exempt recipient" within the meaning of section
                                    1.6049-4(c)(1)(ii) of the U.S. Treasury
                                    Regulations (e.g., a corporation or a
                                    financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                   SCHEDULE A

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                  $562,472,000
                                  (APPROXIMATE)
                         GSAA HOME EQUITY TRUST 2005-12
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                            ASSET-BACKED CERTIFICATES


OVERVIEW OF THE OFFERED CERTIFICATES

-------------------------------------------------------------------------------------------------------------------------
                 APPROXIMATE
                   INITIAL                                   INITIAL         AVERAGE                          EXPECTED
                  PRINCIPAL    CERTIFICATE    CREDIT       PASS-THROUGH       LIFE       PRINCIPAL PAYMENT     RATINGS
CERTIFICATES   BALANCE (1)(2)      TYPE      SUPPORT(3)      RATE (4)       (YRS)(5)      WINDOW (5) (6)     MOODY'S/S&P
-------------------------------------------------------------------------------------------------------------------------
    AV-1        $253,054,000       Sr         7.35%    LIBOR + 0.13000%     1.00         11/05 - 11/07        Aaa/AAA
    AF-2         $21,174,000       Sr         7.35%        4.97160%         2.20         11/07 - 02/08        Aaa/AAA
    AF-3         $75,000,000       Sr         7.35%        5.06940%         3.00         02/08 - 09/09        Aaa/AAA
  AF-3W(7)       $18,492,000       Sr         7.35%        4.99900%         3.00         02/08 - 09/09        Aaa/AAA
    AF-4         $64,211,000       Sr         7.35%        5.34387%         5.00         09/09 - 05/12        Aaa/AAA
    AF-5         $42,067,000       Sr         7.35%        5.65845%         7.61         05/12 - 07/13        Aaa/AAA
    AF-6         $52,666,000       Sr         7.35%        5.17605%         6.26         12/08 - 07/13        Aaa/AAA
     M-1          $7,105,000      Sub         6.10%        5.44765%         5.15         12/08 - 07/13        Aa1/AA+
     M-2          $7,105,000      Sub         4.85%        5.54697%         5.14         11/08 - 07/13        Aa2/AA+
     M-3          $3,979,000      Sub         4.15%        5.59657%         5.13         11/08 - 07/13        Aa3/AA
     M-4          $3,694,000      Sub         3.50%        5.69603%         5.13         11/08 - 07/13        A1/AA-
     M-5          $3,694,000      Sub         2.85%        5.79545%         5.13         11/08 - 07/13         A2/A+
     M-6          $2,842,000      Sub         2.35%        5.94437%         5.13         11/08 - 07/13         A3/A
     B-1          $2,558,000      Sub         1.90%        6.09089%         5.01         11/08 - 04/13        Baa1/A-
     B-2          $1,989,000      Sub         1.55%        6.10000%         4.84         11/08 - 08/12       Baa2/BBB+
     B-3          $2,842,000      Sub         1.05%        6.10000%         4.51         11/08 - 12/11       Baa3/BBB
-------------------------------------------------------------------------------------------------------------------------
     TOTAL     $562,472,000
-------------------------------------------------------------------------------------------------------------------------

         OVERVIEW OF THE NON-OFFERED CERTIFICATES

-----------------------------------------------------------------------------------------------------------------------
     B-4         $3,198,000       Sub       0.50%        6.100%           3.62         11/08 - 09/10        BB+/Ba2
-----------------------------------------------------------------------------------------------------------------------

(1) The initial aggregate principal balance of the Offered Certificates will be subject to an upward or downward variance of no more than approximately 5%.

(2) The principal balance of the Certificates is calculated using the scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

(3) Fully funded Overcollateralization of approximately 0.50%. (4) See the "Structure of the Certificates" section of this term sheet for more information on the Pass-Through Rates of the Certificates.

(5) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Optional Clean-up Call on the Certificates.

(6) The Final Scheduled Distribution Date for the Certificates is the Distribution Date in September 2035.

(7) The Class AF-3W Certificates will receive the benefit of the Class AF-3W Certificate Insurance Policy issued by the Class AF-3W Certificate Insurer.

SELECTED MORTGAGE POOL DATA ((8))

--------------------------------------------------------------------------------
                                                                 AGGREGATE
--------------------------------------------------------------------------------
Scheduled Principal Balance:                                    $568,445,584
Number of Mortgage Loans:                                              2,919
Average Scheduled Principal Balance:                                $194,740
Weighted Average Gross Coupon:                                        6.709%
Weighted Average Net Coupon(9):                                       6.284%
Non-Zero Weighted Average FICO Score:                                    690
Weighted Average Original LTV Ratio:                                  79.08%
Weighted Average Std. Remaining Term (Months):                           348
Weighted Average Seasoning (Months):                                       5
--------------------------------------------------------------------------------

(8) All percentages calculated herein are percentages of scheduled principal balances as of the Cut-off Date.

(9) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

FEATURES OF THE TRANSACTION

o The mortgage loans in the transaction consist of Alt-A type, fixed rate, first lien residential mortgage loans (the "Mortgage Loans") originated by Wells Fargo Bank, N.A. ("Wells Fargo") (73.56%), First National Bank of Arizona ("FNBA") (20.77%), and the Goldman Sachs Mortgage Conduit (the "Conduit") (5.67%).

o Credit support for the certificates will be provided through a senior/subordinate structure, fully funded overcollaterization of approximately 0.50%, excess spread, mortgage insurance and the Class AF-3W Certificate Insurance Policy for the Class AF-3W Certificates

o None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.

o None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

o The transaction will be modeled on INTEX as GSAA0512 and on Bloomberg as GSAA 2005-12.

o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

TIME TABLE

EXPECTED CLOSING DATE:         On or before October 28, 2005

CUT-OFF DATE:                  October 1, 2005

EXPECTED PRICING DATE:         On or before September 30, 2005

FIRST DISTRIBUTION DATE:       November 25, 2005

KEY TERMS

OFFERED CERTIFICATES:          Class AV-1, AF-2, AF-3, AF-3W, AF-4, AF-5, AF-6,
                               M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                               Certificates

NON-OFFERED CERTIFICATES:      Class B-4 Certificates

CLASS A CERTIFICATES:          Class AV-1, AF-2, AF-3, AF-3W, AF-4, AF-5
                               and AF-6 Certificates

CLASS R CERTIFICATES:          Class R-1 and Class R-2 Certificates. The
                               Class R Certificates are not being offered hereby.

FIXED RATE CERTIFICATES:       Class AF-2, AF-3, AF-3W, AF-4, AF-5, AF-6, M-1,
                               M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4
                               Certificates

VARIABLE RATE CERTIFICATES:    Class AV-1 Certificates

SUBORDINATE CERTIFICATES:      Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2,
                               B-3 and B-4 Certificates

CLASS AF-6 CERTIFICATES:       The Class AF-6 Certificates will be "lock-out"
                               certificates. The Class AF-6 Certificates generally will not receive any portion of principal payments until the November 2008
                               Distribution Date. Thereafter, they will receive an increasing percentage of their pro-rata share of principal payable to the Certificates based on a schedule.

DEPOSITOR:                     GS Mortgage Securities Corp.

MANAGER:                       Goldman, Sachs & Co.

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SERVICERS:                     Wells Fargo, M&T Mortgage Corporation and
                               Countrywide Home Loans Servicing LP
                               ("Countrywide")

TRUSTEE:                       HSBC Bank USA, National Association

SECURITIES ADMINISTRATOR:      Wells Fargo

MASTER SERVICER:               Wells Fargo

CUSTODIANS:                    Deutsche Bank National Trust Company, JP Morgan
                               Trust Company, National Association and
                               Wells Fargo

SERVICING FEES:                37.5 bps (73.56%)
                               50.0 bps (26.44%)

DISTRIBUTION DATE:             25th day of the month or the following
                               business day

RECORD DATE:                   For any Distribution Date, the last business
                               day of the related Interest Accrual Period.

DELAY DAYS:                    24 days for the Fixed Rate Certificates
                               0 day delay on the Variable Rate Certificates

DAY COUNT:                     Actual/360 basis for the Variable Certificates
                               and 30/360 basis for the Fixed Rate Certificates

INTEREST ACCRUAL PERIOD:       For the Variable Certificates, from the prior
                               Distribution Date to the day prior to the current
                               Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date. For the Fixed Rate Certificates, the calendar month immediately preceding the then current Distribution Date.

CLASS AF-3W
CERTIFICATE INSURER            The Class AF-3W Certificate Insurer will issue a
                               financial guarantee policy for the benefit of the Class AF-3W Certificates only (the "Class AF-3W
                               Certificate Insurance Policy"). The Class AF-3W
                               Certificate Insurer will have certain rights with respect to the transaction as specified in the master servicing and trust agreement.

PRICING PREPAYMENT
ASSUMPTION:                    CPR starting at 10% CPR in the loan's first
                               month, increasing to 25% CPR in month 12
                               (a 1.364% increase per month), and remaining at 25% CPR thereafter.

DUE PERIOD:                    For the Mortgage Loans, the period commencing on
                               the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs.

MORTGAGE LOANS:                The trust will consist of Alt-A type, fixed rate,
                               first lien residential mortgage loans with an approximate, scheduled principal balance of
                               $568,445,584 as of the Cut-off Date.

SERVICER ADVANCING:            Yes as to principal and interest, subject to
                               recoverability

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

EXCESS SPREAD:                   The initial weighted average net coupon of the
                                 mortgage pool will be greater than the interest payments on the Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-off Date.

                                 Initial Gross WAC (1):                6.7092%
                                    Less Fees & Expenses (2):          0.4344%
                                                                       -------
                                 Net WAC (1):                          6.2748%
                                    Less Initial Certificate
                                     Coupon (Approx.)(1)(3):           4.6683%
                                                                       =======
                                 Initial Excess Spread (1):            1.6065%

                                 (1)      This amount will vary on each
                                          Distribution Date based on changes to
                                          the weighted average interest rate on
                                          the Mortgage Loans as well as any
                                          changes in day count.

                                 (2)      Includes the Servicing Fee and any
                                          lender-paid mortgage insurance and the
                                          Class AF-3W Certificate Insurance
                                          premium.

                                 (3) Assumes 1-month LIBOR equal to 3.83%, initial marketing spreads and a 30-day month. This amount will vary on each Distribution Date based on changes to the weighted average Pass-Through Rates on the Certificates as well as any changes in day count.

COMPENSATING INTEREST:         Countrywide shall provide Compensating Interest
                               equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage
                               Loans for the related Distribution Date resulting from voluntary principal prepayments on the Mortgage Loans during the related Prepayment
                               Period and (B) half of its aggregate Servicing
                               Fee received for the related Distribution Date.
                               Wells Fargo and M&T shall provide compensating interest equal to the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from voluntary principal prepayments on the Mortgage
                               Loans during the related Prepayment Period.

OPTIONAL CLEAN-UP CALL:        The transaction has a 10% optional clean-up call.

RATING AGENCIES:               Moody's Investors Service, Inc. and Standard &
                               Poor's Ratings Services

MINIMUM DENOMINATION:          $50,000 with regard to each of the Offered
                               Certificates.

LEGAL INVESTMENT:              It is anticipated that Class A, Class M-1,
                               Class M-2, Class M-3, Class M-4 and the Class R
                               Certificates will be SMMEA eligible.

ERISA ELIGIBLE:                Underwriter's exemption is expected to apply to
                               all Offered Certificates. However, prospective purchasers should consult their own counsel.

TAX TREATMENT:                 The Offered and Non-offered Certificates
                               represent REMIC regular interests and, to a limited extent, interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction, which interest in certain basis risk interest carryover payments will be treated for tax purposes as an interest rate cap contract. The Class R-1 and Class R-2 Certificates each represent the residual interest in a REMIC.

PROSPECTUS:                    The Offered Certificates will be offered pursuant
                               to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered
                               Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus.
                               To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

                               PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

STRUCTURE OF THE CERTIFICATES

DESCRIPTION OF PRINCIPAL AND INTEREST DISTRIBUTIONS

Principal will be paid as described under "Distributions - Principal Distributions on the Offered Certificates" below. Prior to the Step-Down Date, or so long as a Trigger Event is in effect, principal will be paid to the Offered Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to maintain the overcollateralization (which is one component of the credit support available to the Certificateholders).

Interest on the Variable Rate Certificates will be paid monthly at a rate of one-month LIBOR plus a margin, subject to the WAC Cap as described below. Interest on the Fixed Rate Certificates will be paid monthly at a specified rate, subject to the WAC Cap as described below. Interest on the Class AF-5 Certificates, the Class AF-6 Certificates and the Subordinate Certificates will be paid monthly at a specified rate that will step up after the Optional Clean-up Call is first exercisable, subject to the WAC Cap as described below. The interest paid to each class of Offered and Non-offered Certificates will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of Servicemembers Civil Relief Act (or any similar state statute) allocated to such class. Any reductions in the Pass-Through Rate on the Offered and Non-offered Certificates attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates. Such carry forward will not be paid back after the certificate principal balance of the applicable class has been reduced to zero.

DEFINITIONS

CREDIT ENHANCEMENT. The Offered Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) approximately 0.50% overcollateralization (funded upfront), (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates and (4) the Class AF-3W Certificate Insurance Policy for the Class AF-3W Certificates.

MORTGAGE INSURANCE. As of the Cut-off Date substantially all of the Mortgage Loans with LTVs greater than 80% are covered by borrower or lender-paid mortgage insurance.

CREDIT ENHANCEMENT PERCENTAGE BEFORE STEP-DOWN. For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

STEP-DOWN DATE. The earlier of (A) the date on which the principal balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x)  the Distribution Date occurring in November 2008; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 14.70%.

-------------------------------------------------------------------------------
                        INITIAL CREDIT         STEP-DOWN CREDIT ENHANCEMENT
    CLASS           ENHANCEMENT PERCENTAGE              PERCENTAGE
-------------------------------------------------------------------------------
      A                     7.35%                         14.70%
-------------------------------------------------------------------------------
     M-1                    6.10%                         12.20%
-------------------------------------------------------------------------------
     M-2                    4.85%                         9.70%
-------------------------------------------------------------------------------
     M-3                    4.15%                         8.30%
-------------------------------------------------------------------------------
     M-4                    3.50%                         7.00%
-------------------------------------------------------------------------------
     M-5                    2.85%                         5.70%
-------------------------------------------------------------------------------
     M-6                    2.35%                         4.70%
-------------------------------------------------------------------------------
     B-1                    1.90%                         3.80%
-------------------------------------------------------------------------------
     B-2                    1.55%                         3.10%
-------------------------------------------------------------------------------
     B-3                    1.05%                         2.10%
-------------------------------------------------------------------------------
     B-4                    0.50%                         1.00%
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

TRIGGER EVENT. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 40% of the prior period's Credit Enhancement Percentage for the Class A Certificates to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

-----------------------------------------------------------------------------------------------------------------
          DISTRIBUTION DATE                              CUMULATIVE REALIZED LOSS PERCENTAGE:
-----------------------------------------------------------------------------------------------------------------
    November 2007 - October 2008        0.30% for the first month, plus an additional 1/12th of 0.450% for each month thereafter
-----------------------------------------------------------------------------------------------------------------
    November 2008 - October 2009        0.75% for the first month, plus an additional 1/12th of 0.400% for each month thereafter
-----------------------------------------------------------------------------------------------------------------
    November 2009 - October 2010        1.15% for the first month, plus an additional 1/12th of 0.300% for each month thereafter
-----------------------------------------------------------------------------------------------------------------
    November 2010 - October 2011        1.45% for the first month, plus an additional 1/12th of 0.150% for each month thereafter
-----------------------------------------------------------------------------------------------------------------
    November 2011 and thereafter                                         1.60%
-----------------------------------------------------------------------------------------------------------------

STEP-UP COUPONS. If the Optional Clean-up Call is not exercised on the date it is first exercisable, the Pass-Through Rate on the Class AF-5, Class AF-6 and each class of Subordinate Certificates will increase by 0.50% per annum.

CLASS AV-1 PASS-THROUGH RATE. The Class AV-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.13000% and
(ii) the WAC Cap.

CLASS AF-2 PASS-THROUGH RATE. The Class AF-2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 4.97160% and (ii) the WAC Cap.

CLASS AF-3 PASS-THROUGH RATE. The Class AF-3 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.06940% and (ii) the WAC Cap.

CLASS AF-3W PASS-THROUGH RATE. The Class AF-3W Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 4.99900% and (ii) the WAC Cap.

CLASS AF-4 PASS-THROUGH RATE. The Class AF-4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.34387% and (ii) the WAC Cap.

CLASS AF-5 PASS-THROUGH RATE. The Class AF-5 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.65845% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS AF-6 PASS-THROUGH RATE. The Class AF-6 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.17605% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-1 PASS-THROUGH RATE. The Class M-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.44765% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-2 PASS-THROUGH RATE. The Class M-2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.54697% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-3 PASS-THROUGH RATE. The Class M-3 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.59657% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS M-4 PASS-THROUGH RATE. The Class M-4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.69603% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-5 PASS-THROUGH RATE. The Class M-5 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.79545% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-6 PASS-THROUGH RATE. The Class M-6 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.94437% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-1 PASS-THROUGH RATE. The Class B-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.09089% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-2 PASS-THROUGH RATE. The Class B-2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.10000% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-3 PASS-THROUGH RATE. The Class B-3 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.10000% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-4 PASS-THROUGH RATE. The Class B-4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.10000% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC CAP. As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less the Servicing Fee, any lender-paid mortgage insurance and solely for the purpose of determining the Pass-Through Rate on the Class AF-3W Certificates, the premium payable to the Class AF-3W Certificate Insurer (calculated on an actual/360 day basis with respect to the Variable Rate Certificates and on a 30/360 day basis with respect to the Fixed Rate Certificates).

CLASS A BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A Certificates will equal the sum of:
(i) the excess, if any, that the related class of Class A Certificates, as applicable, would otherwise be due at the related Pass-Through Rate (without regard to the WAC Cap) over interest due on such class of Class A Certificates at a rate equal to the WAC Cap (in the case of the Class AV-1 Certificates, calculated on an actual/360 basis), (ii) any Basis Risk Carry Forward Amount for such class of Class A Certificates, as applicable, remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the related Pass-Through Rate for such class of Class A Certificates (without regard to the WAC Cap).

SUBORDINATE CERTIFICATES BASIS RISK CARRY FORWARD. As to any Distribution Date, the supplemental interest amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap,
(ii) any Basis Risk Carry Forward Amount for such class remaining unpaid for such certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

ACCRUED CERTIFICATE INTEREST. For each class of Certificate on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date at the related Pass-Through Rate as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

INTEREST REMITTANCE AMOUNT ON THE OFFERED CERTIFICATES. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fee and lender-paid mortgage insurance.

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

PRINCIPAL REMITTANCE AMOUNT. On any Distribution Date, the sum of:

         (i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer on the related Servicer remittance date,

         (ii) the principal portion of all partial and full prepayments received during the month prior to the month during which such Distribution Date occurs,

         (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

         (iv) the principal portion of the repurchase price for any repurchased Mortgage Loans, the repurchase obligation for which arose during the month prior to the month during which such Distribution Date occurs and that were repurchased during the period from the prior Distribution Date through the Servicer remittance date prior to such Distribution Date,

         (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

         (vi) the principal portion of the termination price if the Optional Clean-Up Call is exercised.

PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

BASIC PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Servicing Fee and any lender-paid mortgage insurance) and available for distribution during the related due period, over
(y) the sum of interest payable on the Offered and Non-offered Certificates and payments to the Class AF-3W Certificate Insurer on such Distribution Date and
(ii) the overcollateralization deficiency amount for such Distribution Date.

NET MONTHLY EXCESS CASHFLOW. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making payments to the Class AF-3W Certificate Insurer and payments of interest and principal to the certificates from the Interest Remittance Amount and Principal Remittance Amount, respectively.

EXCESS SUBORDINATED AMOUNT. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 85.30% and (2) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date and (B) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date minus 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS AF-6 CALCULATION PERCENTAGE. For any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the certificate principal balance of the Class AF-6 Certificates and the denominator of which is the aggregate certificate principal balance of the Class A Certificates, in each case before giving effect to distributions of principal on that Distribution Date.

CLASS AF-6 LOCKOUT DISTRIBUTION AMOUNT: For any Distribution Date will be an amount equal to the product of (i) the Class AF-6 Calculation Percentage for that Distribution Date, (ii) the Class AF-6 Lockout Percentage for that Distribution Date and (iii) the principal allocable to the Class A Certificates for that Distribution Date. In no event shall the Class AF-6 Lockout Distribution Amount exceed the outstanding certificate principal balance for the Class AF-6 Certificates or the Class A Principal Distribution Amount for the applicable Distribution Date.

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS AF-6 LOCKOUT PERCENTAGE: For each Distribution Date will be as follows:

            ------------------------------------------------------

                  DISTRIBUTION DATE
                       (MONTHS)              LOCKOUT PERCENTAGE
            ------------------------------------------------------
                       1 to 36                       0%
            ------------------------------------------------------
                       37 to 60                     45%
            ------------------------------------------------------
                       61 to 72                     80%
            ------------------------------------------------------
                       73 to 84                     100%
            ------------------------------------------------------
                  85 and thereafter                 300%
            ------------------------------------------------------

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 87.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 90.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 91.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 93.00% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 94.30% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 95.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), and (H) the certificate principal balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 96.20% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (I) the certificate principal balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 96.90% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the certificate principal balance of the Class B-2 Certificates (after taking into account any payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and (J) the certificate principal balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 97.90% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the certificate principal balance of the Class B-2 Certificates (after taking into account any payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (J) the certificate principal balance of the Class B-3 Certificates (after taking into account any payment of the Class B-3 Principal Distribution Amount on such Distribution Date), and (K) the certificate principal balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 99.00% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

REALIZED LOSSES. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.

DISTRIBUTIONS

INTEREST DISTRIBUTIONS ON THE CERTIFICATES. On each Distribution Date, interest distributions from the Interest Remittance Amount will be distributed sequentially as follows:

(a) to the Class AF-3W Certificate Insurer, any accrued and unpaid premium payable to the Class AF-3W Certificate Insurer for that Distribution Date,

(b) to the Class A Certificates, pro rata, their respective Accrued Certificate Interest,

(c) to the Class A Certificates, pro rata, their respective unpaid Accrued Certificate Interest, if any, from prior Distribution Dates,

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(d) to the Class AF-3W Certificate Insurer, reimbursements for any prior unreimbursed claims under the Class AF-3W Certificate Insurance Policy for either interest or principal payments on the Class AF-3W Certificates, as well as all other amounts owed to the Class AF-3W Certificate Insurer,

(e)      to the Class M-1 Certificates, their Accrued Certificate Interest,

(f)      to the Class M-2 Certificates, their Accrued Certificate Interest,

(g)      to the Class M-3 Certificates, their Accrued Certificate Interest,

(h)      to the Class M-4 Certificates, their Accrued Certificate Interest,

(i)      to the Class M-5 Certificates, their Accrued Certificate Interest,

(j)      to the Class M-6 Certificates, their Accrued Certificate Interest,

(k)      to the Class B-1 Certificates, their Accrued Certificate Interest,

(l)      to the Class B-2 Certificates, their Accrued Certificate Interest,

(m)      to the Class B-3 Certificates, their Accrued Certificate Interest, and

(n)      to the Class B-4 Certificates, their Accrued Certificate Interest.

PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES. On each Distribution Date (a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(a) First concurrently to the Class R-1 and Class R-2 Certificates, until their respective certificate principal balances have been reduced to zero;

(b)      sequentially:

         (i) to the Class AF-6 Certificates, an amount equal to the Class AF-6 Lockout Distribution Amount, until their certificate principal balances have been reduced to zero;

         (ii) to the Class AV-1 Certificates, until their certificate principal balances have been reduced to zero;

         (iii) to the Class AF-2 Certificates, until their certificate principal balances have been reduced to zero;

         (iv) to the Class AF-3 and AF-3W Certificates, pro rata based on their respective certificate principal balance, until their respective certificate principal balances have been reduced to zero; and

         (v) sequentially to the Class AF-4, AF-5, and AF-6 Certificates, in that order, until their respective certificate principal balances have been reduced to zero;

(c) to the Class AF-3W Certificate Insurer, reimbursements for unreimbursed claims under the Class AF-3W Certificate Insurance Policy for principal payments to the Class AF-3W Certificates; and

(d) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraphs (a) and
         (b) will be distributed sequentially in the following order of priority:

         (i) to the Class M-1 Certificates, until their certificate principal balances have been reduced to zero,

         (ii) to the Class M-2 Certificates, until their certificate principal balances have been reduced to zero,

         (iii) to the Class M-3 Certificates, until their certificate principal balances have been reduced to zero,

         (iv) to the Class M-4 Certificates, until their certificate principal balances have been reduced to zero,

         (v) to the Class M-5 Certificates, until their certificate principal balances have been reduced to zero,

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

         (vi) to the Class M-6 Certificates, until their certificate principal balances have been reduced to zero,

         (vii) to the Class B-1 Certificates, until their certificate principal balances have been reduced to zero,

         (viii) to the Class B-2 Certificates, until their certificate principal balances have been reduced to zero,

         (ix) to the Class B-3 Certificates, until their certificate principal balances have been reduced to zero, and

         (x) to the Class B-4 Certificates, until their certificate principal balances have been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(a) To the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, sequentially as follows:

         (i) to the Class AF-6 Certificates, an amount equal to the Class AF-6 Lockout Distribution Amount, until their certificate principal balances have been reduced to zero;

         (ii) to the Class AV-1 Certificates, until their certificate principal balances have been reduced to zero;

         (iii) to the Class AF-2 Certificates, until their certificate principal balances have been reduced to zero;

         (iv) to the Class AF-3 and AF-3W Certificates, pro rata based on their respective certificate principal balance, until their respective certificate principal balances have been reduced to zero; and

         (v) sequentially, to the Class AF-4, AF-5, and AF-6 Certificates, in that order, until their respective certificate principal balances have been reduced to zero;

(b) to the Class AF-3W Certificate Insurer, reimbursements for unreimbursed claims under the Class AF-3W Certificate Insurance Policy for principal payments to the Class AF-3W Certificates; and

(c) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraph (a) will be distributed sequentially in the following order of priority:

         (i) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their certificate principal balance has been reduced to zero,

         (ii) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their certificate principal balance has been reduced to zero,

         (iii) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their certificate principal balance has been reduced to zero,

         (iv) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the certificate principal balance has been reduced to zero,

         (v) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their certificate principal balance has been reduced to zero,

         (vi) to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until their certificate principal balance has been reduced to zero,

         (vii) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their certificate principal balance has been reduced to zero,

         (viii) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their certificate principal balance has been reduced to zero,

         (ix) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until their certificate principal balance has been reduced to zero, and

         (x) to the Class B-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until their certificate principal balance has been reduced to zero.

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

ALLOCATION OF NET MONTHLY EXCESS CASHFLOW. For any Distribution Date, any Net Monthly Excess Cashflow shall be distributed sequentially as follows: (a) to the Class AF-3W Certificate Insurer, reimbursements for any prior unreimbursed claims under the Class AF-3W Certificate Insurance Policy for either interest or principal payments on the Class AF-3W Certificates, as well as all other amounts owed to the Class AF-3W Certificate Insurer,

(b)      to the Class M-1 Certificates, their unpaid interest shortfall amount,

(c)      to the Class M-2 Certificates, their unpaid interest shortfall amount,

(d)      to the Class M-3 Certificates, their unpaid interest shortfall amount,

(e)      to the Class M-4 Certificates, their unpaid interest shortfall amount,

(f)      to the Class M-5 Certificates, their unpaid interest shortfall amount,

(g)      to the Class M-6 Certificates, their unpaid interest shortfall amount,

(h)      to the Class B-1 Certificates, their unpaid interest shortfall amount,

(i)      to the Class B-2 Certificates, their unpaid interest shortfall amount,

(j)      to the Class B-3 Certificates, their unpaid interest shortfall amount,

(k)      to the Class B-4 Certificates, their unpaid interest shortfall amount,

(l) concurrently, any Class A Basis Risk Carry Forward Amount to the Class A Certificates pro rata, based on their respective certificate principal balances immediately prior to such distribution date, and

(m) sequentially, to Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates, in that order, in each case up to their respective unpaid remaining Subordinate Certificates Basis Risk Carry Forward Amounts.

CLASS A PRINCIPAL ALLOCATION. All principal distributions to the Class A Certificates on any Distribution Date will be allocated between the Class A Certificates as described above. From and after the Distribution Date on which the aggregate certificate principal balances of the Subordinate Certificates and the overcollateralization have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective certificate principal balances.

ALLOCATION OF REALIZED LOSSES. All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority, (i) to the Net Monthly Excess Cashflow, (ii) in reduction of the overcollateralization amount, and (iii) sequentially, to the Class B-4, B-3, B-2, B-1, M-6, M-5, M-4, M-3, M-2 and M-1 Certificates, in that order. An allocation of any Realized Losses to a Subordinate Certificate on any Distribution Date will be made by reducing its certificate principal balance, after taking into account all distributions made on such Distribution Date. Realized Losses will not be allocated to reduce the certificate principal balance of any class of Class A Certificates.

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

BREAKEVEN CDR TABLE FOR THE SUBORDINATE CERTIFICATES

The assumptions for the breakeven CDR table below are as follows:

o  The Pricing Prepayment Assumptions (as defined on page 3 above) are applied

o  33% loss severity, 100% advancing of principal and interest

o  There is a six month lag in recoveries

o Priced to call with collateral losses calculated through the life of the applicable bond

o The Offered Certificates are priced at par, except the Class B-3 Certificates, which are priced at 98.5040%

o  Based upon initial marketing structure and spreads

o  1 month LIBOR forward curve as of 09/15/2005 close

---------------------------------------------------------------------------------------------------------------
                                                           FIRST DOLLAR OF LOSS              0% RETURN
---------------------------------------------------------------------------------------------------------------
         CLASS M-1          CDR (%)                                            10.93                     11.51
                            Yield (%)                                         5.3932                    0.0958
                            WAL (years)                                         5.74                      5.54
                            Modified Duration                                   4.81                      4.80
                            Principal Window                           07/11 - 07/11             06/11 - 06/11
                            Principal Writedown                    26,655.06 (0.37%)     2,138,675.21 (29.43%)
                            Total Collateral Loss              48,912,759.58 (8.41%)     50,858,716.89 (8.75%)
---------------------------------------------------------------------------------------------------------------
         CLASS M-2          CDR (%)                                             9.05                      9.61
                            Yield (%)                                         5.4482                    0.0953
                            WAL (years)                                         5.99                      5.74
                            Modified Duration                                   4.98                      4.96
                            Principal Window                           10/11 - 10/11             09/11 - 09/11
                            Principal Writedown                    26,854.77 (0.37%)     2,239,530.41 (30.81%)
                            Total Collateral Loss              42,175,098.75 (7.25%)     44,223,857.13 (7.61%)
---------------------------------------------------------------------------------------------------------------
         CLASS M-3          CDR (%)                                             8.05                      8.37
                            Yield (%)                                         5.4495                    0.1031
                            WAL (years)                                         6.16                      5.95
                            Modified Duration                                   5.09                      5.07
                            Principal Window                           12/11 - 12/11             11/11 - 11/11
                            Principal Writedown                    30,164.67 (0.74%)     1,310,644.31 (32.20%)
                            Total Collateral Loss              38,408,270.31 (6.61%)     39,576,025.69 (6.81%)
---------------------------------------------------------------------------------------------------------------
         CLASS M-4          CDR (%)                                             7.15                      7.45
                            Yield (%)                                         5.6467                    0.1641
                            WAL (years)                                         6.33                      6.10
                            Modified Duration                                   5.18                      5.16
                            Principal Window                           02/12 - 02/12             01/12 - 01/12
                            Principal Writedown                     2,384.84 (0.06%)     1,257,609.90 (33.28%)
                            Total Collateral Loss              34,877,120.11 (6.00%)     36,025,273.29 (6.20%)
---------------------------------------------------------------------------------------------------------------
         CLASS M-5          CDR (%)                                             6.30                      6.59
                            Yield (%)                                         5.5733                    0.1023
                            WAL (years)                                         6.49                      6.22
                            Modified Duration                                   5.29                      5.26
                            Principal Window                           04/12 - 04/12             03/12 - 03/12
                            Principal Writedown                    38,490.75 (1.02%)     1,307,444.99 (34.60%)
                            Total Collateral Loss              31,396,377.85 (5.40%)     32,562,227.44 (5.60%)
---------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

---------------------------------------------------------------------------------------------------------------
                                                           FIRST DOLLAR OF LOSS              0% RETURN
---------------------------------------------------------------------------------------------------------------
         CLASS M-6          CDR (%)                                             5.67                      5.89
                            Yield (%)                                         5.5909                    0.1913
                            WAL (years)                                         6.58                      6.32
                            Modified Duration                                   5.34                      5.30
                            Principal Window                           05/12 - 05/12             04/12 - 04/12
                            Principal Writedown                    37,517.50 (1.29%)     1,016,846.84 (34.98%)
                            Total Collateral Loss              28,659,437.53 (4.93%)     29,550,895.97 (5.08%)
---------------------------------------------------------------------------------------------------------------
         CLASS B-1          CDR (%)                                             5.11                      5.31
                            Yield (%)                                         5.8818                    0.0334
                            WAL (years)                                         6.66                      6.44
                            Modified Duration                                   5.36                      5.37
                            Principal Window                           06/12 - 06/12             06/12 - 06/12
                            Principal Writedown                     4,961.94 (0.19%)       980,465.23 (37.48%)
                            Total Collateral Loss              26,169,350.80 (4.50%)     27,102,357.47 (4.66%)
---------------------------------------------------------------------------------------------------------------
         CLASS B-2          CDR (%)                                             4.69                      4.84
                            Yield (%)                                         5.9342                    0.2776
                            WAL (years)                                         6.74                      6.55
                            Modified Duration                                   5.40                      5.40
                            Principal Window                           07/12 - 07/12             07/12 - 07/12
                            Principal Writedown                    11,249.14 (0.55%)       760,558.76 (37.37%)
                            Total Collateral Loss              24,279,381.72 (4.18%)     24,992,032.95 (4.30%)
---------------------------------------------------------------------------------------------------------------
         CLASS B-3          CDR (%)                                             4.12                      4.33
                            Yield (%)                                         6.2564                    0.3167
                            WAL (years)                                         6.83                      6.48
                            Modified Duration                                   5.42                      5.42
                            Principal Window                           08/12 - 08/12             08/12 - 08/12
                            Principal Writedown                    29,433.88 (1.01%)     1,130,762.81 (38.90%)
                            Total Collateral Loss              21,616,928.52 (3.72%)     22,636,646.75 (3.89%)
---------------------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SELECTED MORTGAGE LOAN DATA

                     THE MORTGAGE LOANS - ALL COLLATERAL (1)

Scheduled Principal Balance:                                $568,445,584
Number of Mortgage Loans:                                          2,919
Average Scheduled Principal Balance:                            $194,740
Weighted Average Gross Coupon:                                    6.709%
Weighted Average Net Coupon(2):                                   6.284%
Non-Zero Weighted Average FICO Score:                                690
Weighted Average Original LTV Ratio:                              79.08%
Weighted Average Stated Remaining Term (Months):                     348
Weighted Average Seasoning (Months):                                   5

(1) All percentages calculated herein are percentages of scheduled principal balances as of the Cut-off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.


In the following tables, "Weighted Avg. Current FICO" means non-zero weighted average FICO scores.


                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                               PCT. OF
                                                 POOL     WEIGHTED  WEIGHTED             WEIGHTED   WEIGHTED
                           NUMBER                 BY        AVG.     AVG.       AVG.       AVG.       AVG.      PCT.       PCT.
   CURRENT PRINCIPAL        OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT   PRINCIPAL  ORIGINAL   COMBINED    FULL      OWNER
        BALANCE            LOANS    BALANCE     BALANCE    COUPON    FICO      BALANCE     LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 $50,000 & Below           222     $8,535,376     1.50%    7.152%     691       $38,448    77.09%     77.78%     2.55%       21.17%
 $50,001 - $75,000         278     17,505,816     3.08     7.125      686        62,971    78.29      79.01      5.25        49.51
 $75,001 - $100,000        267     23,278,797     4.10     6.913      690        87,187    77.79      79.88      4.23        60.29
 $100,001 - $125,000       290     32,763,387     5.76     6.869      694       112,977    79.93      82.00      1.80        70.32
 $125,001 - $150,000       315     43,351,775     7.63     6.752      692       137,625    80.89      83.18      2.85        74.42
 $150,001 - $200,000       484     83,843,889    14.75     6.755      689       173,231    79.40      81.89      4.39        79.15
 $200,001 - $250,000       320     71,762,992    12.62     6.657      684       224,259    79.56      81.75      2.45        82.05
 $250,001 - $300,000       230     63,123,782    11.10     6.680      687       274,451    79.60      82.09      3.02        85.98
 $300,001 - $350,000       141     45,952,992     8.08     6.589      689       325,908    80.34      83.96      3.63        86.75
 $350,001 - $400,000       112     42,254,521     7.43     6.682      689       377,273    79.47      81.90      2.75        80.51
 $400,001 - $450,000        85     36,143,749     6.36     6.609      695       425,221    78.15      80.11      3.60        83.73
 $450,001 - $500,000        66     31,808,885     5.60     6.833      694       481,953    83.42      85.36      3.09        81.68
 $500,001 - $550,000        27     13,989,508     2.46     6.600      697       518,130    77.10      79.32      7.39        88.98
 $550,001 - $600,000        25     14,257,645     2.51     6.550      699       570,306    81.44      84.71      3.91        96.09
 $600,001 - $650,000        34     21,552,544     3.79     6.385      698       633,898    75.33      79.32      5.78        85.06
 $650,001 - $700,000         8      5,481,725     0.96     6.273      699       685,216    70.29      71.71      0.00       100.00
 $700,001 - $750,000         4      2,969,477     0.52     6.094      695       742,369    69.20      76.43     25.26       100.00
 $750,001 - $800,000         2      1,575,750     0.28     6.560      641       787,875    77.51      77.51     50.26       100.00
 $800,001 - $850,000         2      1,683,384     0.30     5.812      742       841,692    39.21      39.21      0.00       100.00
 $850,001 - $900,000         2      1,739,034     0.31     6.500      674       869,517    66.17      66.17      0.00       100.00
 $900,001 - $950,000         1        907,470     0.16     7.875      659       907,470    70.00      70.00      0.00         0.00
 $950,001 - $1,000,000       4      3,963,084     0.70     7.039      641       990,771    62.93      62.93      0.00       100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                  2,919   $568,445,584   100.00%   6.709%      690      $194,740    79.08%     81.46%     3.66%       79.40%
====================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                                PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
                             OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
     CURRENT RATE          LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV       DOC      OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 5.01% - 5.50%               11   $  2,716,893    0.48%    5.432%      736       $246,990    74.15%     88.05%    8.54%    100.00%
 5.51% - 6.00%              366     92,694,665   16.31     5.859       707        253,264    70.64      75.72     5.61      95.31
 6.01% - 6.50%              754    166,557,508   29.30     6.331       694        220,899    74.93      77.70     4.49      84.59
 6.51% - 7.00%              836    156,671,380   27.56     6.798       684        187,406    82.79      84.26     2.83      80.14
 7.01% - 7.50%              574     90,728,041   15.96     7.294       682        158,063    84.79      85.94     2.31      65.00
 7.51% - 8.00%              294     41,424,588    7.29     7.774       684        140,900    85.61      86.38     1.92      51.50
 8.01% - 8.50%               51      9,635,386    1.70     8.302       667        188,929    83.72      84.02     0.00      72.53
 8.51% - 9.00%               20      4,783,480    0.84     8.770       658        239,174    85.33      87.66    11.66      69.15
 9.01% & Above               13      3,233,643    0.57     9.465       662        248,742    92.98      92.98     0.00     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   2,919   $568,445,584  100.00%    6.709%      690       $194,740    79.08%     81.46%    3.66%     79.40%
====================================================================================================================================


                              DISTRIBUTION BY FICO

                                                PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
                             OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
         FICO              LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV       DOC      OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 780 & Above               113     $22,396,634    3.94%     6.454%     793      $198,200     74.22%     77.26%     5.20%      77.27%
 760 - 779                 155      33,182,821    5.84      6.486      769       214,083     78.87      82.77      9.55       67.62
 740 - 759                 214      39,844,432    7.01      6.522      749       186,189     80.14      85.25      4.55       83.21
 720 - 739                 279      53,212,904    9.36      6.532      729       190,727     79.09      83.80      5.49       75.07
 700 - 719                 373      76,363,266   13.43      6.617      709       204,727     80.26      83.11      3.24       79.19
 680 - 699                 409      75,035,921   13.20      6.759      689       183,462     79.73      83.13      3.15       73.00
 660 - 679                 485      93,931,658   16.52      6.795      669       193,674     79.86      81.27      2.16       82.30
 640 - 659                 435      85,183,844   14.99      6.843      650       195,825     78.79      79.38      2.96       78.69
 620 - 639                 422      82,251,941   14.47      6.797      630       194,910     78.51      79.06      2.29       87.77
 600 - 619                  20       3,534,534    0.62      7.558      608       176,727     74.26      74.26      6.86       91.00
 580 - 599                   7       2,466,961    0.43      7.868      590       352,423     61.32      61.32      8.29      100.00
 N/A                         7       1,040,667    0.18      7.465      N/A       148,667     73.43      73.43      0.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                  2,919    $568,445,584  100.00%     6.709%     690      $194,740     79.08%     81.46%     3.66%      79.40%
====================================================================================================================================

                          DISTRIBUTION BY ORIGINAL LTV

                                                PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
                             OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL  ORIGINAL   COMBINED    FULL      OWNER
    Original LTV           LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 40.00% & Below              65   $  8,718,420      1.53%    6.252%     700       $134,130     34.28%     34.54%   0.00%    81.96%
 40.01% - 50.00%             90     14,827,867      2.61     6.263      695        164,754     45.87      46.86    7.27     77.17
 50.01% - 60.00%            141     29,955,345      5.27     6.434      688        212,449     55.86      57.74    1.50     81.54
 60.01% - 70.00%            342     69,271,115     12.19     6.444      682        202,547     66.76      68.78    1.47     76.06
 70.01% - 80.00%          1,057    225,791,112     39.72     6.510      696        213,615     78.35      83.38    6.90     79.08
 80.01% - 85.00%             96     18,531,733      3.26     6.874      670        193,039     83.75      83.84    2.73     79.76
 85.01% - 90.00%            674    121,308,738     21.34     7.025      687        179,983     89.46      89.46    1.69     67.92
 90.01% - 95.00%            454     80,041,254     14.08     7.218      687        176,302     94.73      94.73    0.15     99.84
------------------------------------------------------------------------------------------------------------------------------------
 Total:                   2,919   $568,445,584               6.709%     690       $194,740     79.08%     81.46%   3.66%    79.40%
====================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY DOCUMENT TYPE

                                                PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
                             OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL  ORIGINAL   COMBINED    FULL      OWNER
    DOCUMENT TYPE          LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Full Doc                  101    $ 20,784,195    3.66%      6.537%     706      $205,784   77.85%    87.19%    100.00%     82.09%
 NO DOC/NINA/NO RATIO    1,114     199,875,789    35.16      7.018      690       179,422   78.87     79.49       0.00      79.89
 Stated                  1,213     243,629,121    42.86      6.660      684       200,848   79.80     81.78       0.00      77.42
 Stated With Voa           491     104,156,479    18.32      6.266      698       212,131   78.05     83.35       0.00      82.56
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                  2,919    $568,445,584   100.00%     6.709%     690      $194,740   79.08%    81.46%      3.66%     79.40%
====================================================================================================================================


                          DISTRIBUTION BY LOAN PURPOSE

                                                PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
      LOAN                  OF      PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
    PURPOSE                LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Cashout Refi             1,185   $245,551,533    43.20%    6.629%     678       $207,216     74.93%    75.48%     2.24%     87.15%
 Purchase                 1,495    272,216,679    47.89     6.834      702        182,085     84.07     88.02      4.63      71.83
 Rate/term Refi             239    50,677,372      8.92     6.425      684        212,039     72.42     75.19      5.25      82.50
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   2,919   $568,445,584   100.00%    6.709%     690       $194,740     79.08%    81.46%     3.66%     79.40%
====================================================================================================================================


                        DISTRIBUTION BY OCCUPANCY STATUS

                                                PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
       OCCUPANCY             OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
        STATUS              LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Non Owner               756    $ 96,746,729    17.02%     7.153%      699       $127,972    78.57%     79.76%     3.56%      0.00%
 Owner Occupied        2,056     451,351,271    79.40      6.625       688        219,529    79.27      81.99      3.78     100.00
 Second Home             107      20,347,584     3.58      6.459       692        190,164    77.39      77.83      1.38       0.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                2,919    $568,445,584   100.00%     6.709%      690       $194,740    79.08%     81.46%     3.66%     79.40%
====================================================================================================================================


                          DISTRIBUTION BY PROPERTY TYPE

                                                PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
                             OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
    PROPERTY TYPE          LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 2-4 Family                375      $78,689,225    13.84%   7.003%     696       $209,838    78.63%     79.64%     4.13%    53.39%
 Condo                     262       48,993,471     8.62    6.727      704        186,998    81.43      84.19      2.69     64.92
 Pud                       114       27,656,916     4.87    6.846      699        242,605    77.91      83.87     21.21     83.70
 Single Family             346       65,548,019    11.53    7.181      679        189,445    76.82      80.58      8.47     81.23
 Single Family Attached      1          171,553     0.03    6.750      691        171,553    80.00     100.00      0.00    100.00
 Single Family Detached  1,821      347,386,399    61.11    6.540      688        190,767    79.38      81.45      1.38     86.64
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   2,919    $568,445,584   100.00%   6.709%     690       $194,740    79.08%     81.46%     3.66%    79.40%
====================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY STATE

                                                PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
                             OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
        STATE              LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 FL                         336     $66,208,948   11.65%    6.831%     686       $197,050    80.48%     81.89%     2.05%    72.47%
 CA - Southern              222      64,739,338   11.39     6.244      694        291,619    74.19      77.15      1.41     88.79
 NY                         184      45,226,664    7.96     6.994      681        245,797    77.65      80.00      2.07     78.57
 CA - Northern              143      42,396,026    7.46     6.338      700        296,476    72.79      74.99      1.71     82.22
 AZ                         128      27,534,617    4.84     6.595      696        215,114    78.24      83.03     12.98     78.87
 NJ                         105      26,546,534    4.67     6.846      672        252,824    79.51      79.77      5.75     85.44
 NV                         100      24,926,676    4.39     6.561      694        249,267    78.84      80.98      4.30     87.97
 TX                         161      20,663,975    3.64     6.512      704        128,348    82.13      91.25      6.25     78.25
 VA                          93      19,081,559    3.36     6.793      688        205,178    80.30      83.04      9.23     68.94
 MD                          82      18,941,128    3.33     6.495      693        230,989    78.78      81.00      1.86     82.84
 Other                    1,365     212,180,118   37.33     6.873      689        155,443    81.41      83.26      3.43     77.37
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   2,919    $568,445,584  100.00%    6.709%     690       $194,740    79.08%     81.46%     3.66%    79.40%
====================================================================================================================================


                            DISTRIBUTION BY ZIP CODE

                                                PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
                             OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
   ZIP CODE                LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 89509                         5  $  2,071,239     0.36%    6.389%     739       $414,248    73.10%     75.18%    24.40%     100.00%
 07047                         5     1,734,618     0.31     6.728      686        346,924    85.15      85.15      0.00      100.00
 85259                         3     1,614,120     0.28     6.032      731        538,040    59.61      84.48     74.26      100.00
 89123                         8     1,561,272     0.27     6.675      692        195,159    82.11      85.04      0.00       57.50
 11368                         3     1,506,952     0.27     6.252      680        502,317    80.01      80.01      0.00      100.00
 95482                         4     1,437,038     0.25     6.186      730        359,260    72.96      72.96      0.00      100.00
 85262                         3     1,431,473     0.25     6.441      675        477,158    78.79      78.79      0.00       65.07
 92807                         3     1,417,519     0.25     6.631      681        472,506    81.77      87.13      0.00      100.00
 11421                         3     1,396,343     0.25     6.787      678        465,448    89.47      89.47      0.00      100.00
 89129                         5     1,381,024     0.24     6.802      702        276,205    71.33      72.76      0.00       86.24
 Other                     2,877   552,893,986    97.26     6.715      690        192,177    79.13      81.47      3.45       79.07
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                    2,919  $568,445,584   100.00%    6.709%     690       $194,740    79.08%     81.46%     3.66%      79.40%
====================================================================================================================================


                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                 PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
   REMAINING               NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
   MONTHS TO                 OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
   MATURITY                LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 1 - 120                       1  $     94,677    0.02%      6.500%     646       $ 94,677    69.29%     69.29%     0.00%   100.00%
 121 - 180                   188    21,070,941    3.71       6.343      688        112,079    68.54      69.40      1.92     70.17
 181 - 240                     3       506,328    0.09       6.514      739        168,776    73.96      73.96      0.00     22.66
 301 - 360                 2,727   546,773,637   96.19       6.724      690        200,504    79.50      81.93      3.73     79.81
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                    2,919  $568,445,584  100.00%      6.709%     690       $194,740    79.08%     81.46%     3.66%    79.40%
====================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                 PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
 AMORTIZATION                OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
    TYPE                    LOANS    BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 15 Year Fixed               188   $ 21,091,986    3.71%     6.335%     688        $112,191    68.47%   69.33%     1.92%      70.20%
 30 Year Fixed             2,731    547,353,598   96.29      6.724      690         200,422    79.49    81.93      3.72       79.76
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                    2,919   $568,445,584  100.00%     6.709%     690        $194,740    79.08%   81.46%     3.66%      79.40%
====================================================================================================================================

                DISTRIBUTION BY PREPAYMENT PENALTY TERM (MONTHS)

                                                 PCT. OF
 PREPAYMENT                                       POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
  PENALTY                   NUMBER                 BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
    TERM                     OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
  (MONTHS)                  LOANS    BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 0                          1,228  $237,103,548   41.71%    6.940%     691       $193,081    79.46%     81.79%     6.01%      76.61%
 6                              2       459,674    0.08     6.500      695        229,837    56.24      63.72      0.00       37.42
 12                            98    22,512,362    3.96     7.167      673        229,718    77.53      80.53      4.36       78.76
 24                         1,288   253,423,499   44.58     6.416      691        196,757    78.92      80.86      0.26       81.92
 36                           243    43,289,497    7.62     6.894      685        178,146    79.30      83.40      7.12       80.06
 60                            60    11,657,004    2.05     6.820      691        194,283    78.07      83.05     15.47       81.95
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                     2,919  $568,445,584  100.00%    6.709%     690       $194,740    79.08%     81.46%     3.66%      79.40%
====================================================================================================================================

                       DISTRIBUTION BY INTEREST ONLY LOANS

                                                 PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
   INTEREST                  OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
  ONLY LOANS               LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 N                         2,669   $498,190,674    87.64%     6.657%     690       $186,658   79.30%   81.24%     2.10%      79.73%
 Y                           250     70,254,910    12.36      7.082      689        281,020   77.55    83.01     14.69       77.05
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                    2,919   $568,445,584   100.00%     6.709%     690       $194,740   79.08%   81.46%     3.66%      79.40%
====================================================================================================================================

                       DISTRIBUTION BY INTEREST ONLY TERM

                                                 PCT. OF
                                                  POOL     WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                           NUMBER                  BY        AVG.      AVG.        AVG.      AVG.       AVG.      PCT.       PCT.
   INTEREST                  OF     PRINCIPAL   PRINCIPAL   GROSS    CURRENT     PRINCIPAL ORIGINAL   COMBINED    FULL      OWNER
   ONLY TERM               LOANS     BALANCE     BALANCE    COUPON     FICO       BALANCE    LTV        LTV        DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 0                         2,669   $498,190,674   87.64%     6.657%     690       $186,658    79.30%    81.24%    2.10%     79.73%
 60                            1         96,000    0.02      7.380      667         96,000    80.00    100.00     0.00     100.00
 120                         249     70,158,910   12.34      7.082      689        281,763    77.54     82.99    14.71      77.02
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                    2,919   $568,445,584  100.00%     6.709%     690       $194,740    79.08%    81.46%    3.66%     79.40%
====================================================================================================================================

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

WAC CAP. The information in the following table has been prepared assuming prepayments on the Mortgage Loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

 DISTRIBUTION                           DISTRIBUTION
     DATE       WAC CAP (%)                 DATE       WAC CAP (%)
     ----       -----------                 ----       -----------
  25-Nov-05       6.28396                 25-Dec-09      6.28832
  25-Dec-05       6.28411                 25-Jan-10      6.28841
  25-Jan-06       6.28426                 25-Feb-10      6.28850
  25-Feb-06       6.28441                 25-Mar-10      6.28860
  25-Mar-06       6.28456                 25-Apr-10      6.28869
  25-Apr-06       6.28472                 25-May-10      6.28879
  25-May-06       6.28487                 25-Jun-10      6.28888
  25-Jun-06       6.28498                 25-Jul-10      6.28898
  25-Jul-06       6.28505                 25-Aug-10      6.28907
  25-Aug-06       6.28512                 25-Sep-10      6.28917
  25-Sep-06       6.28519                 25-Oct-10      6.28927
  25-Oct-06       6.28526                 25-Nov-10      6.28937
  25-Nov-06       6.28533                 25-Dec-10      6.28947
  25-Dec-06       6.28540                 25-Jan-11      6.28957
  25-Jan-07       6.28547                 25-Feb-11      6.28967
  25-Feb-07       6.28554                 25-Mar-11      6.28977
  25-Mar-07       6.28562                 25-Apr-11      6.28987
  25-Apr-07       6.28569                 25-May-11      6.28998
  25-May-07       6.28576                 25-Jun-11      6.29008
  25-Jun-07       6.28584                 25-Jul-11      6.29019
  25-Jul-07       6.28591                 25-Aug-11      6.29029
  25-Aug-07       6.28599                 25-Sep-11      6.29040
  25-Sep-07       6.28606                 25-Oct-11      6.29051
  25-Oct-07       6.28614                 25-Nov-11      6.29061
  25-Nov-07       6.28622                 25-Dec-11      6.29072
  25-Dec-07       6.28629                 25-Jan-12      6.29083
  25-Jan-08       6.28637                 25-Feb-12      6.29094
  25-Feb-08       6.28645                 25-Mar-12      6.29106
  25-Mar-08       6.28653                 25-Apr-12      6.29117
  25-Apr-08       6.28661                 25-May-12      6.29128
  25-May-08       6.28669                 25-Jun-12      6.29140
  25-Jun-08       6.28677                 25-Jul-12      6.29151
  25-Jul-08       6.28685                 25-Aug-12      6.29163
  25-Aug-08       6.28693                 25-Sep-12      6.29174
  25-Sep-08       6.28701                 25-Oct-12      6.29186
  25-Oct-08       6.28710                 25-Nov-12      6.29198
  25-Nov-08       6.28718                 25-Dec-12      6.29210
  25-Dec-08       6.28726                 25-Jan-13      6.29222
  25-Jan-09       6.28735                 25-Feb-13      6.29234
  25-Feb-09       6.28743                 25-Mar-13      6.29246
  25-Mar-09       6.28752                 25-Apr-13      6.29259
  25-Apr-09       6.28761                 25-May-13      6.29271
  25-May-09       6.28769                 25-Jun-13      6.29284
  25-Jun-09       6.28778                 25-Jul-13      6.29296
  25-Jul-09       6.28787                 25-Aug-13      6.29309
  25-Aug-09       6.28796                 25-Sep-13      6.29322
  25-Sep-09       6.28805                 25-Oct-13      6.29335
  25-Oct-09       6.28814                 25-Nov-13      6.29348
  25-Nov-09       6.28823                 25-Dec-13      6.29361

--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

 DISTRIBUTION
     DATE        WAC CAP (%)
     ----        -----------
   25-Jan-14       6.29374
   25-Feb-14       6.29388
   25-Mar-14       6.29401
   25-Apr-14       6.29415
   25-May-14       6.29429
   25-Jun-14       6.29442
   25-Jul-14       6.29456
   25-Aug-14       6.29470
   25-Sep-14       6.29485
   25-Oct-14       6.29499
   25-Nov-14       6.29513
   25-Dec-14       6.29528
   25-Jan-15       6.29543
   25-Feb-15       6.29557
   25-Mar-15       6.29572
   25-Apr-15       6.29587
   25-May-15       6.29603
   25-Jun-15       6.29618
   25-Jul-15       6.29633
   25-Aug-15       6.29644
   25-Sep-15       6.29654
   25-Oct-15       6.29665


--------------------------------------------------------------------------------
This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal, state or local income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   PROSPECTUS

                          MORTGAGE-BACKED CERTIFICATES

                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

     GS Mortgage Securities Corp. may, through one or more trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

     o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

     o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

     o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

     o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing,

     o closed-end and revolving credit line mortgage loans or participations in revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances); and

     o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

     The certificates or notes of any series may be called "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes".

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

     Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                 The date of this Prospectus is August 29, 2005.

                     [This page intentionally left blank.]

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.............................................................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................1
RISK FACTORS......................................................................................................2
     You May Have Difficulty Selling The Securities...............................................................2
     Book-Entry Securities May Delay Receipt of Payment and Reports...............................................2
     Your Return on an Investment in The Securities Is Uncertain..................................................2
     Prepayments on the Mortgage Assets Could Lead to Shortfalls in the Distribution of Interest on Your
         Securities...............................................................................................3
     Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan
         Balance..................................................................................................3
     High Loan-to-Value Ratios Increase Risk of Loss..............................................................4
     Some of the Mortgage Loans May Have an Initial Interest-Only Period, Which May Result in Increased
         Delinquencies and Losses.................................................................................4
     Interest Only and Principal Only Securities Involve Additional Risk..........................................4
     Subordinated Securities Involve More Risks and May Incur Losses..............................................5
     Trust or Trust Fund Assets Are the Only Source of Payments on the Securities.................................5
     The Securities Are Obligations of the Trust Only.............................................................5
     Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result
         in Losses................................................................................................5
     The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss..............6
     Financial Instruments May Not Avoid Losses...................................................................6
     Environmental Conditions Affecting Mortgaged Properties May Result in Losses.................................7
     Security Interests in Manufactured Homes May Be Lost.........................................................7
     Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities..........7
     The Trust May Contain Mortgage Assets Secured by Subordinated Liens; These Mortgage Assets Are More
         Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses.................................8
     Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans................8
     If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans, Losses on
         Your Investment Could Result.............................................................................9
     Assets of the Trust or Trust Fund May Include Mortgage Loans Originated Under Less Stringent
         Underwriting Standards..................................................................................10
     Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing Residential Mortgage
         Loans...................................................................................................10
     Bankruptcy of the Seller or a Sponsor May Delay or Reduce Collections on Loans..............................10
     The Securities Are Not Suitable Investments for All Investors...............................................11
     Your Investment May Not Be Liquid...........................................................................11
     The Ratings on Your Certificates Could Be Reduced or Withdrawn..............................................11
     Conflicts of Interest between the Master Servicer and the Trust.............................................11
     You May Have Income for Tax Purposes Prior to Your Receipt of Cash..........................................12
THE TRUSTS OR TRUST FUNDS........................................................................................13
     The Mortgage Loans - General................................................................................14
     Single Family and Cooperative Loans.........................................................................16
     Multifamily Loans...........................................................................................17
     Manufactured Housing Contracts..............................................................................17
     Revolving Credit Line Mortgage Loans........................................................................18
     Agency Securities...........................................................................................18
     Private Mortgage-Backed Securities..........................................................................23
     U.S. Government Securities..................................................................................25
     Substitution of Mortgage Assets.............................................................................25

     Pre-Funding and Capitalized Interest Accounts...............................................................25
USE OF PROCEEDS..................................................................................................26
THE SELLER.......................................................................................................26
THE MORTGAGE LOANS...............................................................................................26
     General.....................................................................................................26
     Representations and Warranties; Repurchases.................................................................27
     Optional Purchase of Defaulted Loans........................................................................28
DESCRIPTION OF THE SECURITIES....................................................................................28
     General.....................................................................................................28
     Distributions on Securities.................................................................................30
     Advances....................................................................................................32
     Reports to Securityholders..................................................................................33
     Book-Entry Registration.....................................................................................33
CREDIT ENHANCEMENT...............................................................................................38
     General.....................................................................................................38
     Subordination...............................................................................................38
     Pool Insurance Policies.....................................................................................39
     Special Hazard Insurance Policies...........................................................................39
     Bankruptcy Bonds............................................................................................40
     FHA Insurance; VA Guarantees; RHS Guarantees................................................................41
         FHA Loans...............................................................................................41
         VA Loans................................................................................................42
         RHS Loans...............................................................................................44
     FHA Insurance on Multifamily Loans..........................................................................45
     Reserve and Other Accounts..................................................................................46
     Other Insurance, Guarantees and Similar Instruments or Agreements...........................................46
     Cross Support...............................................................................................46
YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................46
ADMINISTRATION...................................................................................................48
     Assignment of Mortgage Assets...............................................................................48
     Payments on Mortgage Loans; Deposits to Accounts............................................................50
     Sub-Servicing...............................................................................................52
     Collection Procedures.......................................................................................53
     Hazard Insurance............................................................................................54
     Realization Upon Defaulted Mortgage Loans...................................................................55
     Servicing and Other Compensation and Payment of Expenses....................................................57
     Evidence as to Compliance...................................................................................58
     Certain Matters Regarding the Master Servicer and Us........................................................58
     Events of Default; Rights Upon Event of Default.............................................................59
     The Trustee.................................................................................................61
     Duties of the Trustee.......................................................................................62
     Resignation and Removal of Trustee..........................................................................62
     Amendment...................................................................................................63
     Termination; Optional Termination...........................................................................63
LEGAL ASPECTS OF THE MORTGAGE LOANS..............................................................................64
     General.....................................................................................................64
     Foreclosure/Repossession....................................................................................67
         General.................................................................................................67
     Rights Of Redemption........................................................................................70
         General.................................................................................................70
     Anti-Deficiency Legislation And Other Limitations On Lenders................................................71
     Due-On-Sale Clauses.........................................................................................72
     Prepayment Charges..........................................................................................73
     Subordinate Financing.......................................................................................73
     Applicability of Usury Laws.................................................................................73
     Servicemembers Civil Relief Act and the California Military and Veterans Code...............................74

     Product Liability and Related Litigation....................................................................75
     Environmental Considerations................................................................................75
     Forfeiture for Drug, RICO and Money Laundering Violations...................................................77
     Other Legal Considerations..................................................................................77
FEDERAL INCOME TAX CONSEQUENCES..................................................................................77
     General.....................................................................................................77
     Miscellaneous Itemized Deductions...........................................................................78
     Tax Treatment of REMIC Regular Interests and Other Debt Instruments.........................................79
     OID 80
     Market Discount.............................................................................................83
     Amortizable Premium.........................................................................................84
     Consequences of Realized Losses.............................................................................85
     Gain or Loss on Disposition.................................................................................85
     Taxation of Certain Foreign Holders of Debt Instruments.....................................................86
     Backup Withholding..........................................................................................86
     Reporting and Tax Administration............................................................................87
     Tax Treatment of REMIC Residual Interests...................................................................88
     Special Considerations for Certain Types of Investors.......................................................91
     Treatment by the REMIC of OID, Market Discount, and Amortizable Premium.....................................93
     REMIC-Level Taxes...........................................................................................93
     REMIC Qualification.........................................................................................94
     Grantor Trusts..............................................................................................94
     Tax Treatment of the Grantor Trust Security.................................................................94
     Treatment of Pass-Through Securities........................................................................95
     Treatment of Strip Securities...............................................................................95
     Determination of Income with Respect to Strip Securities....................................................96
     Purchase of Complementary Classes of Strip Securities.......................................................97
     Possible Alternative Characterizations of Strip Securities..................................................97
     Limitations on Deductions With Respect to Strip Securities..................................................98
     Sale of a Grantor Trust Security............................................................................98
     Taxation of Certain Foreign Holders of Grantor Trust Securities.............................................98
     Backup Withholding of Grantor Trust Securities..............................................................99
     Reporting and Tax Administration of Grantor Trust Securities................................................99
     Taxation of Owners of Owner Trust Securities................................................................99
     Partnership Taxation........................................................................................99
     Discount and Premium of Mortgage Loans.....................................................................100
     Section 708 Termination....................................................................................101
     Gain or Loss on Disposition of Partnership Securities......................................................101
     Allocations Between Transferors and Transferees............................................................101
     Section 731 Distributions..................................................................................102
     Section 754 Election.......................................................................................102
     Administrative Matters.....................................................................................102
     Tax Consequences to Foreign Securityholders of a Partnership Trust.........................................103
     Backup Withholding on Partnership Securities...............................................................103
     Reportable Transactions....................................................................................104
STATE, FOREIGN AND LOCAL TAX CONSEQUENCES.......................................................................104
ERISA CONSIDERATIONS............................................................................................104
     General....................................................................................................104
     ERISA Considerations Relating to Certificates..............................................................104
     Underwriter Exemption......................................................................................106
     ERISA Considerations Relating to Notes.....................................................................112
LEGAL INVESTMENT................................................................................................113
METHOD OF DISTRIBUTION..........................................................................................115
LEGAL MATTERS...................................................................................................116
FINANCIAL INFORMATION...........................................................................................116
     Ratings....................................................................................................116

WHERE YOU CAN FIND MORE INFORMATION.............................................................................117
INDEX...........................................................................................................118

ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS..............................................A-1

                              PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

     You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

     All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

     There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement. We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

     If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

     Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

     o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. In general, borrowers may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the securities. If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate. In addition, a series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

     o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

     o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

PREPAYMENTS ON THE MORTGAGE ASSETS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION
  OF INTEREST ON YOUR SECURITIES

     When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable series of securities may contain provisions requiring the applicable servicer to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days' interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

     If the servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
  THE MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     A trust or trust fund may include mortgage loans with combined original loan-to-value ratios of 80% or higher. Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

     Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

SOME OF THE MORTGAGE LOANS MAY HAVE AN INITIAL INTEREST-ONLY PERIOD, WHICH MAY
  RESULT IN INCREASED DELINQUENCIES AND LOSSES

     A trust or trust fund may include mortgage loans that have an initial interest-only period. During this period, the payment made by the related borrower will be less than it would be if principal of the mortgage loan was required to amortize and if the interest rate adjusts to a rate higher than the initial fixed rate. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

     After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

     The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination and from mortgage loans whose interest rate adjusted from inception. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

     Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

     A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

     Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE SECURITIES ARE OBLIGATIONS OF THE TRUST ONLY

     The securities will not represent an interest in or obligation of the seller, any underwriter, the sponsor, any servicer, any seller, any responsible party, the trustee or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the seller, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the securities, and there will be no recourse to the seller, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS
  TO YOU OR RESULT IN LOSSES

     Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

     There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

     Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE
  THE RISK OF LOSS

     The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

     In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

     The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

     A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

     Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

     The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer, or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

     Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR INVESTMENT IN THE SECURITIES

     We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE TRUST MAY CONTAIN MORTGAGE ASSETS SECURED BY SUBORDINATED LIENS; THESE
  MORTGAGE ASSETS ARE MORE LIKELY THAN MORTGAGE ASSETS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES

     The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

     An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, ownership, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the related trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE
  LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT

     In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

     The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

     o require specified disclosures to the borrowers regarding the terms of the mortgage loans;

     o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

     o regulate the use and reporting of information related to the borrower's credit experience;

     o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

     o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

     If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE MORTGAGE LOANS ORIGINATED UNDER
  LESS STRINGENT UNDERWRITING STANDARDS

     The assets of the trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING
  RESIDENTIAL MORTGAGE LOANS

     The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential mortgage loans to increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

BANKRUPTCY OF THE SELLER OR A SPONSOR MAY DELAY OR REDUCE COLLECTIONS ON LOANS

     The seller and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the seller or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the seller or of the sponsor if the transfer of the mortgage assets from the sponsor to the seller and from the seller to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

     The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the seller, the mortgage asset transfers described above should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the seller or sponsor. In addition, the seller is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

     However, there can be no assurance that a bankruptcy court would not recharacterize the mortgage asset transfers described above as borrowings of the seller or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the related series of securities. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described in this prospectus and the related prospectus supplement is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

YOUR INVESTMENT MAY NOT BE LIQUID

     The underwriter intends to make a secondary market in the securities, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The related prospectus supplement may specify that the securities are not "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. In that case, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

THE RATINGS ON YOUR CERTIFICATES COULD BE REDUCED OR WITHDRAWN

     Each rating agency rating the securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

CONFLICTS OF INTEREST BETWEEN THE MASTER SERVICER AND THE TRUST

     The master servicer or an affiliate of the master servicer may initially own all or a portion of certain classes of the securities. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the related servicing agreement will obligate the master servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the master servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

     In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o generally, will not be subject to offset by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

     A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

     1. a mortgage pool* comprised of:

     o Single family loans. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

     o Multifamily loans. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

     o Cooperative loans. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

     o Manufactured housing contracts. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing, and or

     o Revolving Credit Line Mortgage Loans. "REVOLVING CREDIT LINE MORTGAGE LOANS" consist of mortgage loans or participations in mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time;

     2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

     3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES," in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

     The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.


---------
* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

     We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

     As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

     The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

     The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" -or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing Service of the United State Department of Agriculture - also referred to as "RHS" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

     Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

     o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

     o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

     o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

     o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

     Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

     o the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

     o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties which may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

     o  the original terms to maturity of the mortgage loans,

     o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

     o the geographical distribution of the mortgage loans on a state-by-state basis.

     The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "MASTER SERVICER"), they will be named in the related prospectus supplement and will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

     With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

     Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

     The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

     Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

     The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

     The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

REVOLVING CREDIT LINE MORTGAGE LOANS

     Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or participations or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

     Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

AGENCY SECURITIES

     Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA LOANS"). The loans partially guaranteed by the VA are referred to as VA Loans ("VA LOANS"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

     GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans, VA Loans or RHS Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

     The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

     Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

     Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

     Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

     Such securities (1) either (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by a single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

     o  the payment features of such mortgage loans,

     o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans,

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

     o  delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

     If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

     If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

     If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

     We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

     We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS


GENERAL

     We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

     The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender may require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender may require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The lender may obtain employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.

     In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund. The related prospectus supplement will identify the party or parties responsible for making representations and warranties and will provide a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement. If provided in the related prospectus supplement, the responsible party may make the representations and warranties in respect of a mortgage loan as of the date on which the responsible party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. In these circumstances, since the representations and warranties of a responsible party will not address events that may occur through the date of issuance of the related securities, the responsible party's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the responsible party made the representation and warranty but prior to the date of issuance of the related securities.

     In general, the Master Servicer or the trustee, if the Master Servicer is the responsible party, will be required to promptly notify the relevant responsible party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If the responsible party cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then the responsible party generally will be obligated to repurchase such mortgage loan from the trust at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation and warranty. Certain rights of substitution for defective mortgagee loans may be provided with respect to a series in the related prospectus supplement.

     We and the Master Servicer (unless the Master Servicer is the responsible party) will not be obligated to purchase a mortgage loan if a responsible party defaults on its obligation to do so. We cannot assure you that the responsible parties will carry out their respective repurchase obligations with respect to mortgage loans.

     If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller. In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

     Any responsible party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the applicable responsible party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to each rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by 90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES


GENERAL

     A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

     The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes."

     A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

     The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the related prospectus supplement:

     o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

     o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o  U.S. Government Securities; and

     o any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

     If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o  reinvestment income on payments received on the trust assets,

     o  a reserve fund,

     o  a mortgage pool insurance policy,

     o  a special hazard insurance policy,

     o  a bankruptcy bond,

     o  one or more letters of credit,

     o  a financial guaranty insurance policy,

     o  third party guarantees or similar instruments,

     o  U.S. Government Securities designed to assure payment of the securities,

     o financial instruments such as swap agreements, caps, collars and floors, or

     o  other agreements.

     The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "LOCK-OUT PERIOD" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

     The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

     Except with respect to residual securities of Real Estate Mortgage Investment Conduits, commonly known as "REMICS," and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series.

Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

     Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

     Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

     Distributions of Principal. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

     If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

     Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

     The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will generally be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

     In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master

Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the Agreement permits, as specified in the related prospectus supplement. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

     1. the amount of such distribution allocable to principal;\

     2. the amount of such distribution allocable to interest;

     3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

     4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

     5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

BOOK-ENTRY REGISTRATION

     If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear Bank ("EUROCLEAR"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC also facilitates the post-trade settlement among DTC participants ("DIRECT PARTICIPANTS") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANT"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

      The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the securities. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "SECURITYHOLDER" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

     An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

     Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security ("BENEFICIAL OWNER") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

     Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the trustee or any paying agent as holders of the securities, and Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Direct Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

     Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as "DEFINITIVE SECURITIES" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

     Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

     Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

     Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

     o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

     o we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any of the events specified in the related Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                               CREDIT ENHANCEMENT


GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

     o the subordination of one or more classes of the securities of such series,

     o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

     o  any combination of the foregoing.

     Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. If so specified in the related prospectus supplement, the Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

     If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

     As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o  in the order of their scheduled final distribution dates,

     o  in accordance with a schedule or formula,

     o  in relation to the occurrence of specified events, or

     o  as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy. The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

SPECIAL HAZARD INSURANCE POLICIES

     If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

     (1) loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

     (2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

     Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or
(2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

     If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

     To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

BANKRUPTCY BONDS

     If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

     The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES; RHS GUARANTEES

     FHA Loans

     Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING ACT"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

     Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the mortgage note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

     Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

     The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

     In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

     For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates since 1980 are set forth on HUD's website (www.hud.gov/offices/hsg/comp/debnrate.cfm).

     VA Loans

     The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing

VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

     The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500, (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

     The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties \securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

     RHS Loans

     The Rural Housing Service ("RHS") is an agency of the United States Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

     In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income which does not exceed the applicable county's established moderate income limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

     The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities that have a population under 20,000 and that are rural in character. The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

     The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates. The interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

     RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "LOSS AMOUNT" is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of (a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

     Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

     With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

     If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

     When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

     Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

     If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

     If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

     Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

     Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

     If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

     The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

     A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

     Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

     Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

     We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, among other things,

     o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated on the Mortgage (except for any not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o such other security documents as the related prospectus supplement may specify.

     We or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Notwithstanding the preceding two paragraphs, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o  the original security agreement,

     o  the proprietary lease or occupancy agreement,

     o  the recognition agreement,

     o  an executed financing agreement and

     o  the relevant stock certificate and related blank stock powers.

     We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement.

Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

     The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within 60 days (or other period specified) after receipt of such notice, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a responsible party will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable Agreement.

     Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

     o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

     o  an account or accounts otherwise acceptable to each rating agency, or

     o an account that satisfies the requirements specified in the related Agreement.

     If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

     Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

     o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master


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Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

     The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING

     Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

     With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

     o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;


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     o  attempting to cure delinquencies;

     o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o  maintaining accounting records relating to the mortgage loans; and

     o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.

A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

     As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments. The Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

     Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

     The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on.


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

     In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master


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Servicer's normal servicing procedures) will be deposited in the related
Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts that would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.


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

     The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

     o  claim payments the primary insurer previously made and

     o  unpaid premiums.

     Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o  physical damage to the mortgaged property; and

     o the primary insurer not approving the related Master Servicer as a servicer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

     o  advance or discharge:

        a.  all hazard insurance policy premiums and

        b.  as necessary and approved in advance by the primary insurer:

            1.  real estate property taxes,

            2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

            3.  mortgaged property sales expenses,

            4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

            5. foreclosure costs, including court costs and reasonable attorneys' fees;

            6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and


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

            7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections under the policy in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

     Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.


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     To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

     The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide none of we, the trustee, the Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the seller) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain


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instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the seller) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

     o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

     o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is


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specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

     Indenture. An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

     o a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

     o failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

     o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

     If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral


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securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

     o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

     The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

     In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

     The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of


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such appointment, all rights, powers, duties and obligations the applicable
Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

     The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

     If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION AND REMOVAL OF TRUSTEE

     If so specified in the related prospectus supplement, the trustee may, upon written notice to us, resign at any time. If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may also be removed at any time, if so specified in the related prospectus supplement:

     o if the trustee ceases to be eligible to continue as such under the Agreement,

     o  if the trustee becomes insolvent,

     o  if the trustee becomes incapable of acting, or

     o if specified in the Agreement by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

     For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.


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AMENDMENT

     The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

     o  to cure any ambiguity or mistake;

     o to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

     o to comply with any changes in the Internal Revenue Code of 1986, as amended, or

     o to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

     In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

     With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement. However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

     1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

     2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.


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     Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

     Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership


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is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.


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     Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed before the end of each five year period. The certificate-of-title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

     As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

     We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.


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     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.


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

     Single-Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.


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

     Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws. In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the


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

debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

     General

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale. Such


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equity of redemption should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Manufactured Housing Contracts. While state laws do not usually require notice to be given to debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere


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with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses that the debtor in the transaction could assert against the original creditor. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.

     Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied.


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

However, with respect to certain loans, the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration Board, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security interest may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply


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to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

     We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the


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California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been, and in some cases are, incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of


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foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability, and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

     Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption substantially the same as to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

     Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust.


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Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

     The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following summary was prepared by Cadwalader, Wickersham & Taft LLP and has been reviewed by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.


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     This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICS")), real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

     No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Internal Revenue Code of 1986, as amended (the "CODE") (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

     You should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

     The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

     Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

     For each series, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST SECURITIES"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

MISCELLANEOUS ITEMIZED DEDUCTIONS

     The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC RESIDUAL CERTIFICATES") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") - will be reduced by the lesser of:

     o  the excess of adjusted gross income over the Applicable Amount, or


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     o  80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

     Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS

     Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master Servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "OUTSIDE RESERVE FUND"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Under temporary Treasury regulations, holders of REMIC regular interests issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

     Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized Deductions" above. Any such additional income will be treated as interest income.


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     In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

     The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

     Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

     The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

     Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

     OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

     o  at least annually; and

     o at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

     o  may be deferred, or

     o does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.


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     The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity - adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

     The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Debt Instruments providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Debt Instruments with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Debt Instrument issued after the date the final regulations are published in the Federal Register.

     In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

     If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.


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     All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in "--Market Discount" below. See also "--Amortizable Premium" below.

     It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.

     In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

     Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

     All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "--OID" above to such hypothetical fixed rate certificate.

     Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

     The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt


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instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

     Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

     A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate - multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual


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basis (the "CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an
All OID Election with respect to a Debt Instrument purchased with market discount. See "--OID--All OID Election" above.

     Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

     A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

     A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative


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adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

     If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

     A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the


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taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

     REMIC Regular Interests and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

     The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

     In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable prospectus supplement.

     Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

     Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of


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proceeds from the sale of REMIC regular interests or REMIC Residual
Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

     REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC of a series typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.


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TAX TREATMENT OF REMIC RESIDUAL INTERESTS

     Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

     A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "--REMIC-Level Taxes" below.

     The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

     The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

     Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of


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any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

     The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of Certain Foreign Holders of Debt Instruments" above.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.
(7) A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

        (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

        (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;


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        (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

        (iv) One of the following two following tests is satisfied: Either:

             (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                 (1) any consideration given to the transferee to acquire the interest,

                 (2) the expected future distributions on the interest, and

                 (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

        For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

        (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section 521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

     First , REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

     Second , the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

     Third, the Code imposes an annual tax on any pass-through entity - i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or


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more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

     Dealers in Securities. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

     That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

     Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA Considerations."

     REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT


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contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual Certificateholders" below and "Tax Treatment of REMIC Residual
Interests--Taxation of Residual Certificateholders" above.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

     Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

     Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt Instruments" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

     A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as


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though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

     Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual Certificates" below.

     Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

     OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-LEVEL TAXES

     Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

     To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

     The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.


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REMIC QUALIFICATION

     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

     If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "--Special Considerations for Certain Types of Investors--Disposition of Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

GRANTOR TRUSTS

     Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

     The types of Grantor Trust Securities offered in a series may include:

     o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

     o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal


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income tax treatment of either the subordinated or senior Grantor Trust
Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

     The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

     The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market Discount" and "--Amortizable Premium" above.

TREATMENT OF STRIP SECURITIES

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such coupon - over its issue price. Treasury regulations under Section 1286 of the Code (the "STRIPPING REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,


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

     o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o an approach which aggregates the payments to be made on the strip security may be applied, and

     o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "--Determination of Income With Respect to Strip Securities" below.

     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

     o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

     o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

     o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

     In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID," "--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment


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

of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest Weighted Certificates and Non-VRDI Certificates" above.

     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

     In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

     Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each


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individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

     o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

     o the Contingent Payment Regulations should not apply to the IO Securities, or

     o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

     The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "--Tax Treatment of the Grantor Trust Security" above.

SALE OF A GRANTOR TRUST SECURITY

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on Disposition" above.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

     Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

     o such interest is not effectively connected with a trade or business in the United States of the securityholder,

     o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

     o  the foreign person is not a 10% shareholder within the meaning of Code
        Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

     o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding


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tax at a 30% rate - or lower treaty rate, if applicable. IO Securities and PO
Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "--Grantor Trusts" above.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup Withholding" above.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

     For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

     In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

PARTNERSHIP TAXATION

     A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID," "--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.


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     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("COLLECTION PERIOD") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust ("PARTNERSHIP SECURITIES") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID," "--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.


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SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The holder of the residual Partnership Security will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.


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SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

ADMINISTRATIVE MATTERS

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.


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     The holder of the residual Partnership Security will be designated as the
TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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REPORTABLE TRANSACTIONS

     Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS


GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

     o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity


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interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

     Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that:

     o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o  the trustee may not be our affiliate; and

     o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

     In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

     o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and


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     o  at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

     Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "MORTGAGE POOL," that the certificates constitute "MORTGAGE POOL PASS-THROUGH CERTIFICATES", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

     The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION") which is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

     General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

     First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to as "LOANS.").

     Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

     Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

     Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "RESTRICTED GROUP," which consists of:

     o  any underwriter as defined in the Exemption;

     o  the trustee;

     o  us;

     o  the Master Servicer;


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     o  each servicer;

     o  each insurer;

     o the counterparty of any "interest-rate swap" (as described below) held as an asset of the trust fund; and

     o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

     Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

Seventh, the following seasoning requirements must be met:

     o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

     o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

     o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

     Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

     Recent Amendments to Exemption. PTE 2000-58 (the "AMENDMENT") amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of


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Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

     o not subordinated to the rights and interests evidenced by securities of the same trust fund;

     o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

        (a) the outstanding principal balance due under the loan which is held by the trust fund and

        (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

     Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or (if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

     o  is an "eligible Swap";

     o  is with an "eligible counterparty;"

     o  is purchased by a "qualified plan investor;"

     o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

     o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

     The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication. Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

     An "ELIGIBLE SWAP" is one that:

     o  is denominated in U.S. dollars;

     o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on


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        at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

     o  has a notional amount that does not exceed either:

        (a) the principal balance of the class of certificates to which the Swap relates, or

        (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL Amount");

     o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

     o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

     o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

     An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

     o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

     o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

     o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

     In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

     o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).


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

     In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

     "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     o  terminate the Swap Agreement in accordance with its terms.

     An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

     o  it is denominated in U.S. dollars;

     o  it pays an Allowable Interest Rate;

     o  it is not leveraged;

     o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     o  it is entered into between the trust fund and an eligible counterparty;
        and

     o  it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

     First , the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

     Second , all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

     Third , the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.


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     Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

     Fifth, either:

     o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

     o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

     Sixth , the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

     Seventh , amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

     o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

     o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

     Eighth , certain disclosure requirements must be met.

     Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "EXCLUDED PLAN" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

     o  the Plan is not an Excluded Plan,

     o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,


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     o  after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

     o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "--Limitations on Scope of the Exemption" above.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.


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     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE
SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT
TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to


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compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning
"safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

     Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

     The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

     We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

     In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

     Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft LLP, New York, New York, or such other counsel to the seller and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

     Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet website is (http://www.sec.gov).

     This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                      INDEX

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


1996 Lender Liability Act...................................................76
1998 Policy Statement......................................................114
30% Test....................................................................92
Acceptable Investments.....................................................111
Accounts....................................................................29
accrual securities..........................................................31
additional loans...........................................................110
agency securities...........................................................13
Agreement...................................................................14
Allowable Interest Rate....................................................109
Allowable Notional Amount..................................................109
Amendment..................................................................107
Applicable Amount...........................................................78
Assignment Program..........................................................41
Available Funds.............................................................31
average interest rate......................................................111
Beneficial Owner............................................................34
Call Class..................................................................30
Callable Class..............................................................30
capitalized interest accounts...............................................26
CERCLA......................................................................75
Clearstream.................................................................33
Code........................................................................78
Collection Period..........................................................100
Complementary Securities....................................................97
Contingent Payment Obligations..............................................83
Contingent Payment Regulations..............................................83
Cooperative loans...........................................................13
current principal amount....................................................31
Current Recognition Election................................................84
Debt Instruments............................................................80
Debt Securities.............................................................78
Definitive Securities.......................................................35
Designated Transactions....................................................107
Direct Participants.........................................................33
Disqualified Organization...................................................90
disqualified persons.......................................................104
DOL Pre-Funding Period.....................................................110
DTC.........................................................................33
DTCC........................................................................33
eligible counterparty......................................................109
eligible Swap..............................................................108
eligible yield supplement agreement........................................110
ERISA..................................................................95, 104
Euroclear...................................................................33
Euroclear Operator..........................................................36
excess inclusion income.....................................................88
Excluded Plan..............................................................111
Exemption..................................................................106
EYS Agreement..............................................................110
Fannie Mae..................................................................20
FHA.....................................................................14, 41
FHA Debenture Rate..........................................................42
FHA Loans...................................................................18
Financial Intermediary......................................................34
foreign person..............................................................86
foreign person certification................................................86
Freddie Mac.................................................................21
FTC.........................................................................72
Garn-St. Germain Act........................................................73
GNMA........................................................................18
GNMA I Certificate..........................................................19
GNMA II Certificate.........................................................19
Grantor Trust...............................................................94
Grantor Trust Securities....................................................78
Housing Act.................................................................18
HUD.........................................................................41
Indirect Participant........................................................34
Insurance Proceeds..........................................................51
Interest Weighted Certificate...............................................82
Investor-Based Exemptions..................................................112
IO Securities...............................................................94
IRS.........................................................................78
lenders.....................................................................14
Liquidation Expenses........................................................51
Liquidation Proceeds........................................................51
loans......................................................................106
Loan-to-Value Ratio.........................................................16
lock-out period.............................................................30
Loss Amount.................................................................44
manufactured home...........................................................17
Manufactured housing contracts..............................................13
Mark-to-Market Regulations..................................................91
Master Servicer.............................................................16
MERS........................................................................49
Mortgage....................................................................49
mortgage loans..............................................................13
mortgage pool.........................................................105, 106
mortgage pool pass-through certificate.....................................105 multifamily loans...........................................................13
Multiple Rate VRDI..........................................................82
National Housing Act........................................................41
NCUA.......................................................................114
Net Series Rate.............................................................97
new partnership............................................................101
Non-ratings dependent Swaps................................................110
OCC........................................................................113
Offering Documents.........................................................111
OID.........................................................................78
OID Regulations.............................................................80
old partnership............................................................101
Ordinary Ratio Security.....................................................97
OTS........................................................................114
outside reserve fund........................................................79
Owner Trust.................................................................99
Owner Trust Securities......................................................78
parties in interest........................................................104
Partnership Securities.....................................................100
Pass-Through Securities.....................................................94
Permitted Investments.......................................................46
Plan.......................................................................104
Plan Asset Regulations.....................................................104
PMBS........................................................................23
PMBS pooling and servicing agreement........................................23
PMBS servicer...............................................................23
PMBS trustee................................................................23
PO Securities...............................................................94
pre-funding accounts........................................................25
Pre-Funding Limit..........................................................110
Prepayable Obligations......................................................80
Prepayment Assumption.......................................................80
primary insurance policy....................................................14 primary insurer.............................................................56
Principal Prepayments.......................................................32
privately issued mortgage-backed securities.................................13
Protected Account...........................................................50
PTCE 83-1..................................................................105
PTCE 84-14.................................................................109
PTCE 95-60.................................................................108
PTCE 96-23.................................................................109
PTE 2000-58................................................................106
PTE 2002-41................................................................106
QPAM.......................................................................109
QSI.........................................................................80
qualified plan investor....................................................109
Qualifying REIT Interest....................................................92
rating agency..............................................................106
ratings dependent Swaps....................................................109
Ratio Securities............................................................94
RCRA........................................................................76
Refinance Loan..............................................................16
REITs.......................................................................78
Relief Act..................................................................74
REMIC Residual Certificates.................................................78
REMICs......................................................................30
Restricted Group...........................................................106
Retained Interest...........................................................29
revolving credit line mortgage loans........................................13
RHS.....................................................................14, 44
RHS Loans...................................................................18
RICs........................................................................78
Rules.......................................................................35
Securities Account..........................................................52
Securityholder..............................................................34
single family loans.........................................................13
Single Rate VRDI............................................................82
single-class REMICs.........................................................79
SMMEA......................................................................113
Strip Securities............................................................94
Stripping Regulations.......................................................95
Swap.......................................................................108
Swap Agreement.............................................................108
Tax Administrator...........................................................79
Tax Counsel.................................................................78
TIN.........................................................................86
TMP.........................................................................87
U.S. Government Securities..................................................25
UBTI........................................................................88
UCC.........................................................................66
United States Housing Act...................................................41
USDA........................................................................44
VA......................................................................14, 42
VA Entitlement Percentage...................................................43
VA Loans....................................................................18
VRDI........................................................................82
WAM.........................................................................80
Weighted Average Certificates...............................................83

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "NON-U.S. HOLDER") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Security):

        (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

             (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

             (ii) certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

             (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

             (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury
     Regulations; or

        (b) if the intermediary is not a qualified intermediary (a "NONQUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

             (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

             (ii) certifying that the nonqualified intermediary is not acting for its own account,

             (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

             (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
     Regulations: or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Security either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder --

             (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

             (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

             (iii) can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. treasury Regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

===============================================================================

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT PERMITTED.





                                ----------------





                          GS MORTGAGE SECURITIES CORP.
                                   Depositor



                             WELLS FARGO BANK, N.A.
                                Master Servicer



                             WELLS FARGO BANK, N.A.
                            M&T MORTGAGE CORPORATION
                      COUNTRYWIDE HOME LOANS SERVICING LP
                                   Servicers




                                ----------------





DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL JANUARY 25, 2006 (90 DAYS AFTER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================

===============================================================================


                                  $562,472,200
                                (Approximate)(1)


                         GSAA HOME EQUITY TRUST 2005-12

                            $253,054,000 Class AV-1
                           Variable Rate Certificates

                             $21,174,000 Class AF-2
                            Fixed Rate Certificates

                             $18,492,000 Class AF-3
                            Fixed Rate Certificates

                            $75,000,000 Class AF-3W
                            Fixed Rate Certificates

                             $64,211,000 Class AF-4
                            Fixed Rate Certificates

                             $42,067,000 Class AF-5
                            Fixed Rate Certificates

                             $52,666,000 Class AF-6
                            Fixed Rate Certificates

                              $7,105,000 Class M-1
                            Fixed Rate Certificates

                              $7,105,000 Class M-2
                            Fixed Rate Certificates

                              $3,979,000 Class M-3
                            Fixed Rate Certificates

                              $3,694,000 Class M-4
                            Fixed Rate Certificates

                              $3,694,000 Class M-5
                            Fixed Rate Certificates

                              $2,842,000 Class M-6
                            Fixed Rate Certificates

                              $2,558,000 Class B-1
                            Fixed Rate Certificates

                              $1,989,000 Class B-2
                            Fixed Rate Certificates

                              $2,842,000 Class B-3
                            Fixed Rate Certificates

                                 $100 Class R-1
                             Residual Certificates

                                 $100 Class R-2
                             Residual Certificates


                                ----------------

                             PROSPECTUS SUPPLEMENT

                                ----------------



                              GOLDMAN, SACHS & CO.

____________

(1) Subject to a variance of +/- 5%

===============================================================================